Filed Pursuant to Rule 424(b)(2)
Registration No. 333-280021

PROSPECTUS SUPPLEMENT (To Prospectus Dated June 17, 2024)

The Korea Development Bank

US$1,000,000,000 4.125% Notes due 2027

Our US$1,000,000,000 aggregate principal amount of notes due 2027 (the “Notes”) will bear interest at a rate of 4.125% per annum. Interest on the Notes is payable semi-annually in arrear on April 16 and October 16 of each year, beginning on April 16, 2025. The Notes will mature on October 16, 2027.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government (as defined herein).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Notes
	Per Note	Total
Public offering price	99.657%	US$	996,570,000
Underwriting discounts	0.200%	US$	2,000,000
Proceeds to us, before expenses	99.457%	US$	994,570,000

In addition to the initial public offering price, you will have to pay for accrued interest, if any, from and including October 16, 2024.

Application will be made to the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing and quotation of the Notes on the SGX-ST. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of the Notes on, the SGX-ST are not to be taken as an indication of the merits of us or the Notes. Currently, there is no public market for the Notes. In addition, application will be made to list the Notes on the Luxembourg Stock Exchange and to have the Notes admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. Application will also be made for listing of the Notes to the International Securities Market of the London Stock Exchange. No assurance can be given that such applications will be approved or that such listings will be maintained.

We expect to make delivery of the Notes to investors through the book-entry facilities of DTC on or about October 16, 2024.

Joint Bookrunners and Lead Managers

BNP PARIBAS

J.P. Morgan

KDB Asia

NOMURA

UBS

Prospectus Supplement Dated October 8, 2024

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

Prospectus Supplement

Prospectus

Certain Defined Terms

All references to “we” or “us” mean The Korea Development Bank. All references to “Korea” or the “Republic” contained in this prospectus supplement mean The Republic of Korea. All references to the “Government” mean the government of Korea. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

Our separate financial information as of December 31, 2023 and June 30, 2024 and for the six months ended June 30, 2023 and 2024 included in this prospectus supplement has been prepared in accordance with International Financial Reporting Standards as adopted in Korea (“Korean IFRS” or “K-IFRS”). References in this prospectus supplement to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus supplement is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

In this prospectus supplement and the accompanying prospectus, where information has been provided in units of thousands, millions or billions, such amounts have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. Any discrepancy between the stated total amount and the actual sum of the itemized amounts listed in a table is due to rounding.

Additional Information

The information in this prospectus supplement is in addition to the information contained in our prospectus dated June 17, 2024. The accompanying prospectus contains information regarding us and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea and the Notes in registration statement no. 333-280021, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

We are Responsible for the Accuracy of the Information in this Document

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included not to mislead potential investors. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of the Notes on, the SGX-ST are not to be taken as an indication of the merits of us or the Notes.

Not an Offer if Prohibited by Law

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and should not be used to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions.”

Information Presented Accurate as of Date of Document

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

IMPORTANT NOTICE TO PROSPECTIVE INVESTORS

Prospective investors should be aware that certain intermediaries in the context of this offering of the Notes, including certain underwriters, are “capital market intermediaries” (“CMIs”) subject to Paragraph 21 of the SFC Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission of Hong Kong (the “SFC Code”). This notice to prospective investors is a summary of certain obligations the SFC Code imposes on such CMIs, which require the attention and cooperation of prospective investors. Certain CMIs may also be acting as “overall coordinators” (“OCs”) for this offering and are subject to additional requirements under the SFC Code.

Prospective investors who are the directors, employees or major shareholders of The Korea Development Bank (the “Issuer”), a CMI or its group companies would be considered under the SFC Code as having an association (“Association”) with the Issuer, the CMI or the relevant group company. Prospective investors associated with the Issuer or any CMI (including its group companies) should specifically disclose this when placing an order for the Notes and should disclose, at the same time, if such orders may negatively impact the price discovery process in relation to this offering.

Prospective investors who do not disclose their Associations are hereby deemed not to be so associated. Where prospective investors disclose their Associations but do not disclose that such order may negatively impact the price discovery process in relation to this offering, such order is hereby deemed not to negatively impact the price discovery process in relation to this offering. Prospective investors should ensure, and by placing an order prospective investors are deemed to confirm, that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e., two or more corresponding or identical orders placed via two or more CMIs). If a prospective investor is an asset management arm affiliated with any underwriter, such prospective investor should indicate when placing an order if it is for a fund or portfolio where the underwriter or its group company has more than a 50% interest, in which case it will be classified as a “proprietary order” and subject to appropriate handling by CMIs in accordance with the SFC Code and should disclose, at the same time, if such “proprietary order” may negatively impact the price discovery process in relation to this offering.

Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a “proprietary order”. If a prospective investor is otherwise affiliated with any underwriter, such that its order may be considered to be a “proprietary order” (pursuant to the SFC Code), such prospective investor should indicate to the relevant underwriter when placing such order. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a “proprietary order”. Where prospective investors disclose such information but do not disclose that such “proprietary order” may negatively impact the price discovery process in relation to this offering, such “proprietary order” is hereby deemed not to negatively impact the price discovery process in relation to this offering.

Prospective investors should be aware that certain information may be disclosed by CMIs (including private banks) which is personal and/or confidential in nature to the prospective investor. By placing an order, prospective investors are deemed to have understood and consented to the collection, disclosure, use and transfer of such information by the underwriters and/or any other third parties as may be required by the SFC Code, including to the Issuer, any OCs, relevant regulators and/or any other third parties as may be required by the SFC Code, it being understood and agreed that such information shall only be used for the purpose of complying with the SFC Code, during the bookbuilding process for this offering. Failure to provide such information may result in that order being rejected.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Notes

We are offering US$1,000,000,000 aggregate principal amount of 4.125% notes due October 16, 2027 (the “Notes”).

The Notes will bear interest at a rate of 4.125% per annum, payable semi-annually in arrear on April 16 and October 16 of each year, beginning on April 16, 2025. Interest on the Notes will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest.”

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government.

We do not have any right to redeem the Notes prior to maturity.

Listing

Application will be made to the SGX-ST for the listing and quotation of the Notes on the SGX-ST. Settlement of the Notes is not conditioned on obtaining the listing. For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of S$200,000 (or its equivalent in foreign currencies). Accordingly, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of US$200,000.

In addition, application will be made to list the Notes on the Luxembourg Stock Exchange and to have the Notes admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. Application will also be made for listing of the Notes to the International Securities Market of the London Stock Exchange. No assurance can be given that such applications will be approved or that such listings will be maintained.

Form and Settlement

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC, as depositary. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank SA/NV (“Euroclear”) or Clearstream Banking, S.A. (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream”.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have less than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about October 16, 2024, which we expect will be the fifth business day following the date of this prospectus supplement, referred to as “T+5,” for the Notes. You should note that initial trading of the Notes may be affected by the T+5 settlement. See “Underwriting—Delivery of the Notes”.

Underwriting

KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons. See “Underwriting—Relationship with the Underwriters”.

USE OF PROCEEDS

The net proceeds from the issue of the Notes, after deducting the underwriting discount but not estimated expenses, will be US$994,570,000. We will use the net proceeds from the sale of the Notes for our general operations, including extension of foreign currency loans and repayment of our maturing debt and other obligations.

RECENT DEVELOPMENTS

This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated June 17, 2024. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE KOREA DEVELOPMENT BANK

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with Korean IFRS (“K-IFRS”).

Overview

As of June 30, 2024, we had ~~W~~206,784.1 billion of loans outstanding (including loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines without adjusting for allowance for loan losses, present value discounts and deferred loan fees), total assets of ~~W~~333,207.5 billion and total equity of ~~W~~42,519.4 billion, as compared to ~~W~~203,067.3 billion of loans outstanding, ~~W~~316,361.8 billion of total assets and ~~W~~38,912.4 billion of total equity as of December 31, 2023. For the six months ended June 30, 2024, we recorded interest income of ~~W~~6,125.2 billion, interest expense of ~~W~~5,562.5 billion and net income of ~~W~~1,673.8 billion, as compared to ~~W~~5,573.4 billion of interest income, ~~W~~4,699.2 billion of interest expense and ~~W~~2,814.6 billion of net income for the six months ended June 30, 2023. See “—Selected Financial Statement Data.”

Capitalization

As of June 30, 2024, our authorized capital was ~~W~~30,000 billion and our capitalization was as follows:

June 30, 2024(1)
(billions of won)
(unaudited)
Long-term debt(2)(3):
Won currency borrowings	4,259.4
Industrial finance bonds	156,469.3
Foreign currency borrowings	5,655.8

Total long-term debt	166,384.5

Capital:
Paid-in capital	26,131.6
Capital surplus	2,457.9
Retained earnings(4)	11,961.0
Accumulated other comprehensive income	1,968.9

Total capital	42,519.4

Total capitalization	208,903.9

(1)	Except as disclosed in this prospectus supplement, there has been no material change in our capitalization since June 30, 2024.
(2)

We have translated borrowings in foreign currencies into Won at the rate of ~~W~~1,389.20 to US$1.00, which was the market average exchange rate, as announced by the Seoul Money Brokerage Services Ltd., on June 28, 2024.

(3)

As of June 30, 2024, we had confirmed acceptances and guarantees totaling ~~W~~11,651.3 billion under outstanding guarantees issued on behalf of our clients. See Note 39 of the notes to our unaudited separate financial statements as of June 30, 2024 and for the six months ended June 30, 2024 and 2023 included in this prospectus supplement.

(4)

Includes planned regulatory reserve for credit losses of ~~W~~77.6 billion as of June 30, 2024. If our allowance for credit losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for credit losses, which is shown as a separate item included in retained earnings.

Business

Government Support and Supervision

As of June 30, 2024, our paid-in capital was ~~W~~26,131.6 billion compared to ~~W~~23,926.6 billion as of December 31, 2023. In July 2024, the Government contributed ~~W~~185 billion in cash to our capital.

Selected Financial Statement Data

Separate Financial Statement Data

The following tables present our selected separate financial information as of December 31, 2023 and June 30, 2024 and for the six months ended June 30, 2024 and 2023, which has been derived from our unaudited separate financial statements as of June 30, 2024 and for the six months ended June 30, 2024 and 2023 prepared in accordance with K-IFRS and included in this prospectus supplement.

Separate K-IFRS Financial Statement Data

	Six Months Ended June 30,
	2023	2024
	(billions of won) (unaudited)
Income Statement Data
Total Interest Income	5,573.4	6,125.2
Total Interest Expenses	4,699.2	5,562.5
Net Interest Income	874.2	562.8
Operating Income	2,387.0	1,660.6
Income before Income Tax	3,425.4	2,032.3
Income Tax Expense	610.8	358.5
Net Income	2,814.6	1,673.8

	As of December 31, 2023	As of June 30, 2024
	(billions of won) (unaudited)
Statements of Financial Position Data
Total Loans(1)	203,067.3	206,784.1
Total Borrowings(2)	252,497.3	262,261.3
Total Assets	317,065.8	333,207.5
Total Liabilities	277,635.2	290,688.1
Equity	39,430.5	42,519.4

(1)

Gross amount, which includes loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan origination costs and fees. See Note 9 of the notes to our unaudited separate financial statements as of June 30, 2024 and for the six months ended June 30, 2024 and 2023 included in this prospectus supplement.

(2)	Total borrowings include financial liabilities designated at fair value through profit or loss, deposits, borrowings and debt issued.

Six Months Ended June 30, 2024

In the first half of 2024, we had net income of ~~W~~1,673.8 billion compared to net income of ~~W~~2,814.6 billion in the corresponding period of 2023, on a separate basis. The principal factors for the decrease in net income included:

•	a significant decrease in reversal of impairment loss on investments in subsidiaries and associates to ~~W~~374.3 billion in the first half of 2024 from ~~W~~1,044.9 billion in the corresponding period of 2023, primarily due to a comparatively smaller increase in the recoverable amount of our investment in Hanwha Ocean Co., Ltd. (formerly, DSME), resulting from a smaller increase in the fair value of such investment in the first half of 2024 compared to the corresponding period of 2023;

•	a significant decrease in reversal of provisions for loan loss allowance to ~~W~~69.1 billion in the first half of 2024 from ~~W~~636.7 billion in the corresponding period of 2023, primarily due to a decrease in the reversal of provisions for loan loss allowance for Hanwha Ocean Co., Ltd.;

•	a decrease in net interest income to ~~W~~562.8 billion in the first half of 2024 from ~~W~~874.2 billion in the corresponding period of 2023, due to an increase in interest expense to ~~W~~5,562.5 billion in the first half of 2024 from ~~W~~4,699.2 billion in the corresponding period of 2023, which outpaced the increase in interest income to ~~W~~6,125.2 billion in the first half of 2024 from ~~W~~5,573.4 billion in the corresponding period of 2023, primarily due to an increase in recent periods of the portion of low-interest loans provided pursuant to Government support programs as a percentage of our overall loans; and

•	an increase in net loss on derivatives to ~~W~~414.4 billion in the first half of 2024 from ~~W~~129.9 billion in the corresponding period of 2023, primarily due to a change in net gain (loss) on hedging purpose currency derivatives to a net loss in the first half of 2024 from a net gain in the corresponding period of 2023, resulting from fluctuations in interest rates, foreign exchange rates and the prices of derivatives.

The above factors were partially offset by the following factors:

•	a decrease in income tax expense to ~~W~~358.5 billion in the first half of 2024 from ~~W~~610.8 billion in the corresponding period of 2023, primarily due to a decrease in our profit before income taxes to ~~W~~2,032.3 billion in the first half of 2024 from ~~W~~3,425.4 billion in the corresponding period of 2023; and

•	an increase in net gain on foreign currency transactions to ~~W~~571.4 billion in the first half of 2024 from ~~W~~356.9 billion in the corresponding period of 2023, primarily due to increased fluctuations in foreign currency exchange rates in the first half of 2024 compared to the corresponding period of 2023.

Allowances for Loan Losses and Loans in Arrears

As of June 30, 2024, we had established allowances of ~~W~~2,807.7 billion for loan losses under K-IFRS.

Certain of our customers have restructured loans with their creditor banks. As of June 30, 2024, we have provided loans of ~~W~~731.8 billion for companies under workout, court receivership, court mediation and other restructuring procedures. As of June 30, 2024, we had established allowances of ~~W~~307.0 billion for loan losses with respect to such companies. We cannot assure you that actual credit losses from the loans to these customers will not exceed the allowances established.

The following table provides information on our loan loss allowances.

		As of June 30, 2024(1)
		Loan Amount		Loan Loss Allowances
		(in billions of won, except percentages)
Loan Classification	Normal(2)	~~W~~	205,111.7	~~W~~	2,115.0
	Precautionary		484.0		89.4
	Substandard		496.4		173.8
	Doubtful		290.2		136.9
	Expected Loss		401.7		292.6

	Total	~~W~~	206,784.1	~~W~~	2,807.7

(1)

These figures include loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

(2)	Includes loans guaranteed by the Government. Under K-IFRS, we establish loan loss allowances for all loans including loans guaranteed by the Government.

As of June 30, 2024, our non-performing loans totaled ~~W~~1,188.4 billion, representing 0.6% of our outstanding loans as of such date. Non-performing loans are defined as loans that are classified as substandard or below. On June 30, 2024, our legal reserve was ~~W~~3,725.5 billion, representing 1.8% of our outstanding loans as of such date.

Loans to Financially Troubled Companies

We have credit exposure to a number of financially troubled Korean companies including HMM Company Limited (formerly, Hyundai Merchant Marine Co., Ltd.), HJ Shipbuilding & Construction Co., Ltd. (formerly, Hanjin Heavy Industries and Construction Co., Ltd.), Daehan Shipbuilding Co., Ltd., K Shipbuilding Co., Ltd., GM Korea Company and Taeyoung E&C. As of June 30, 2024, our credit extended to these companies totaled ~~W~~10,833.0 billion, accounting for 3.3% of our total assets as of such date.

The following table provides the loan amounts (including loans classified as substandard or below and equity investment classified as estimated loss or below) extended to these companies as of the dates indicated:

Company	As of December 31, 2023	As of June 30, 2024	Primary Reason for Change
	(billions of won)
HMM Company Limited	~~W~~6,549.4	~~W~~ 7,362.1	Increase due to a reversal of impairment loss resulting from an increase in the value of shares of HMM Company Limited
HJ Shipbuilding & Construction	1,195.7	1,078.7	Decrease due to decreases in refund guarantees and working capital loans
Daehan Shipbuilding	977.2	1,074.8	Increase due to an increase in refund guarantees
K Shipbuilding	645.2	681.0	Increase due to an increase in refund guarantees
GM Korea Company	455.9	442.6	Decrease due to a decrease in the value of stocks
Taeyoung E&C	138.0	193.7	Increase due to increases in working capital loan and equity investment

Total	~~W~~ 9,961.4	~~W~~10,833.0

As of June 30, 2024, we established allowances of ~~W~~0.8 billion for HMM Company Limited, ~~W~~127.4 billion for HJ Shipbuilding & Construction, ~~W~~70.9 billion for Daehan Shipbuilding, ~~W~~40.5 billion for K Shipbuilding, none for GM Korea Company and ~~W~~10.5 billion for Taeyoung E&C.

In July 2016, HMM Company Limited executed a debt-to-equity swap with us and other creditors, as part of its continued restructuring led by us as its largest creditor, and affiliates of the Hyundai group reduced their shareholdings in HMM Company Limited, which resulted in us becoming the largest shareholder of HMM Company Limited. In October 2018, we injected ~~W~~1 trillion in emergency aid into HMM Company Limited in order to normalize its operations by purchasing bonds with warrants and convertible bonds issued by HMM Company Limited. We also concurrently entered into an agreement to jointly manage HMM Company Limited together with Korea Ocean Business Corporation until December 2020, which was subsequently extended to January 2022. In June 2021, we exercised our right to convert ~~W~~300 billion of our convertible bonds into 60 million common shares of HMM Company Limited. Following an improvement in the financial performance of HMM Company Limited, we ended our joint management of HMM Company Limited in January 2022, upon which Korea Ocean Business Corporation became its sole manager. We and Korea Ocean Business Corporation are each pursuing the sale of our respective equity shares in HMM Company Limited. In July 2023, we and Korea Ocean Business Corporation jointly announced a combined sale of an aggregate of approximately 38.9% of the equity interest in HMM Company Limited through a competitive bidding process. Although a consortium led by Harim Group was initially selected as the preferred bidder in December 2023, we concluded our negotiations with them in February 2024 upon failure to reach an agreement on certain commercial issues. In May and June 2024, we exercised our right to convert ~~W~~100 billion and ~~W~~50 billion of our convertible bonds into 20 million and 10 million common shares of HMM Company Limited, respectively. As of June 30, 2024, our equity stake in HMM Company Limited amounted to 30.9%.

In the first half of 2024, we sold non-performing loans worth ~~W~~387.4 billion to Hana F&I Co., Ltd.

Operations

Loan Operations

The following table sets out, by currency and category of loan, our total outstanding loans as of June 30, 2024:

Loans(1)

	June 30, 2024
	(billions of won)
Equipment Capital Loans:
Domestic currency	~~W~~	60,965.7
Foreign currency		12,065.3

		73,031.0

Working Capital Loans:
Domestic currency(2)		68,224.3
Foreign currency		20,141.4

		88,365.7

Other Loans(3)		45,387.4

Total loans	~~W~~	206,784.1

(1)	Includes loans extended to affiliates.
(2)	Includes loans on households.
(3)

Includes inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

As of June 30, 2024, we had ~~W~~206,784.1 billion in outstanding loans, which represents a 1.8% increase from ~~W~~203,067.3 billion of outstanding loans as of December 31, 2023.

Maturities of Outstanding Loans

The following table categorizes our outstanding equipment capital and working capital loans by their remaining maturities:

Outstanding Equipment Capital and Working Capital Loans by Remaining Maturities(1)

	June 30, 2024		As % of June 30, 2024 Total
	(billions of won, except percentages)
Loans with remaining maturities of one year or less	~~W~~	74,414.8	46.1%
Loans with remaining maturities of more than one year		86,981.8	53.9

Total	~~W~~	161,396.7	100.0%

(1)	Includes loans extended to affiliates.

Loans by Industrial Sector

The following table sets out the total amount of our outstanding equipment capital and working capital loans, categorized by industry sector as of June 30, 2024:

Outstanding Equipment Capital and Working Capital Loans by Industry Sector(1)

	June 30, 2024		As % of June 30, 2024 Total
	(billions of won, except percentages)
Manufacturing	~~W~~	73,167.6	45.3%
Finance and Insurance		39,336.7	24.4
Transportation		10,698.6	6.6
Electric, Gas and Water Supply Industry		5,685.9	3.5
Public Administration		680.4	0.4
Others(2)		31,827.5	19.7

Total	~~W~~	161,396.7	100.0%

Percentage increase (decrease) from December 31, 2023		0.9%

(1)	Includes loans extended to affiliates.
(2)	Includes wholesale and retail trade, real estate and leasing, and construction.

Industrial Bank of Korea was our single largest borrower as of June 30, 2024, accounting for 4.2% of our outstanding equipment capital and working capital loans. As of June 30, 2024, our five largest borrowers and 20 largest borrowers accounted for 9.6% and 19.4%, respectively, of our outstanding equipment capital and working capital loans.

The following table breaks down the equipment capital and working capital loans to our 20 largest borrowers outstanding as of June 30, 2024 by industry sector:

20 Largest Borrowers by Industry Sector

As % of June 30, 2024 Total Outstanding Equipment Capital and Working Capital Loans to Our 20 Largest Borrowers
Finance and Insurance	48.4%
Manufacturing	34.8
Transportation	8.3
Others(1)	8.5

Total	100.0

(1)	Includes wholesale and retail trade, real estate and leasing, and construction.

Loans by Categories

The following table sets out equipment capital and working capital loans by categories as of June 30, 2024:

	Equipment Capital Loans			Working Capital Loans
	June 30, 2024%			June 30, 2024%
	(billions of won, except percentages)
Industrial fund loans	~~W~~	55,008.9	75.3%	~~W~~	54,160.2	61.3%
On-lending loans		2,282.0	3.1		13,304.8	15.1
Foreign currency loans		7,634.7	10.5		1,683.2	1.9
Local currency loans denominated in foreign currencies		0.7	0.0		15.5	0.0
Offshore loans in foreign currencies		4,275.1	5.9		16,302.1	18.4
Government fund loans		72.7	0.1		0.0	0.0
Overdraft		0.0	0.0		85.2	0.1
Others(1)		3,756.8	5.1		2,814.6	3.2

Total	~~W~~	73,031.0	100.0%	~~W~~	88,365.7	100.0%

(1)	Includes loans on households and loans extended to affiliates.

Guarantee Operations

The following table shows our outstanding guarantees as of June 30, 2024:

	June 30, 2024
	(billions of won)
Acceptances	~~W~~	203.5
Guarantees on local borrowings		750.8
Guarantees on foreign borrowings		10,611.0
Letters of guarantee for importers		85.9

Total	~~W~~	11,651.3

Investments

Our equity investments increased to ~~W~~49,334.5 billion as of June 30, 2024 from ~~W~~45,040.4 billion as of December 31, 2023. As of June 30, 2024, the cost basis of our equity investments subject to restriction under the KDB Act and our Articles of Incorporation totaled ~~W~~23,826.5 billion, equal to 40.8% of our equity investment ceiling.

The following table sets out our equity investments by industry sector on a book value basis as of June 30, 2024:

Equity Investments

	Book Value as of June 30, 2024
	(billions of won)
Electric, Gas and Water Supply Industry	~~W~~	16,994.6
Finance and Insurance		12,884.6
Transportation and Communication		5,227.9
Real Estate Business		9.5
Construction		1,014.1
Manufacturing		3,091.3
Others		10,112.4

Total	~~W~~	49,334.5

As of June 30, 2024, we held total equity investments, on a book value basis, of ~~W~~1,968.8 billion in two of our five largest borrowers and ~~W~~2,299.3 billion in three of our 20 largest borrowers.

When possible, we use the prevailing market price of a security to determine the value of our interest. However, if no readily ascertainable market value exists for our holdings, we record these investments at the cost of acquisition. With respect to our equity interests in enterprises in which we hold more than 15% of interest, we value these investments annually, with certain exceptions, on a net asset value basis when the investee company releases its financial statements. As of June 30, 2024, the aggregate value of our equity investments accounted for approximately 78.5% of their aggregate cost basis.

Other Activities

As of June 30, 2024, we held in trust cash and other assets totaling ~~W~~30,770.0 billion, and we generated in the first half of 2024 trust fee income equaling ~~W~~229.1 billion.

Source of Funds

Borrowings from the Government

The following table sets out our Government borrowings as of June 30, 2024:

Type of Funds Borrowed	As of June 30, 2024
	(billions of won)
General purpose	~~W~~	72.7
Special purpose		4,812.7

Total	~~W~~	4,885.6

Domestic and International Capital Markets

The following table sets out the outstanding balance of our industrial finance bonds as of June 30, 2024:

Outstanding Balance	As of June 30, 2024
	(billions of won)
Denominated in Won	~~W~~	113,820.5
Denominated in other currencies		47,852.1

Total	~~W~~	161,672.6

As of June 30, 2024, the aggregate amount of our industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of June 30, 2024) was ~~W~~181,102.0 billion, equal to 20.2% of our authorized amount under the KDB Act, which was ~~W~~898,037.9 billion.

Foreign Currency Borrowings

As of June 30, 2024, the outstanding amount of our foreign currency borrowings was US$19.9 billion. Our long-term and short-term foreign currency borrowings increased to ~~W~~27,628.4 billion as of June 30, 2024 from ~~W~~22,934.4 billion as of December 31, 2023.

Deposits

As of June 30, 2024, demand deposits held by us totaled ~~W~~1,806.3 billion and time and savings deposits held by us totaled ~~W~~57,581.6 billion.

Debt

Debt Repayment Schedule

The following table sets out our principal repayment schedule as of June 30, 2024:

Debt Principal Repayment Schedule(1)

	Maturing on or before December 31,
Currency(2)(3)	2024		2025		2026		2027		Thereafter
	(billions of won)
Won	~~W~~	31,265.9	~~W~~	44,481.2	~~W~~	19,864.0	~~W~~	9,692.8	~~W~~	13,402.2
Foreign		23,411.0		18,275.2		12,284.7		7,973.8		13,535.7

Total Won Equivalent	~~W~~	54,676.9	~~W~~	62,756.4	~~W~~	32,148.7	~~W~~	17,666.7	~~W~~	26,937.9

(1)	Excludes bonds sold under repurchase agreements and call money.
(2)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on June 28, 2024, as announced by the Seoul Money Brokerage Services Ltd.
(3)	We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.

Directors and Management; Employees

Currently, the members of our Board of Directors are:

Position	Name	Expiration of Term
Chief Executive Officer and Chairman of the Board of Directors	Seog Hoon Kang	June 6, 2025
Chief Operating Officer and Vice Chairman of the Board of Directors	Bock Kyu Kim	March 22, 2026
Auditor	Jae Shin Kim	August 25, 2027
Independent Non-executive Directors	Yong Hi Lee	April 2, 2025
	Hee Rak Kim	January 28, 2026
	Sun Key You	January 28, 2026

Financial Statements and the Auditors

Our interim separate financial statements as of June 30, 2024 and for the six months ended June 30, 2024 and 2023 appearing in this prospectus supplement were prepared in conformity with K-IFRS, as summarized in Note 2 of the notes to our unaudited separate financial statements as of June 30, 2024 and for the six months ended June 30, 2024 and 2023 included in this prospectus supplement.

Korea Development Bank

Interim Separate Statements of Financial Position

June 30, 2024 (Unaudited) and December 31, 2023

(In millions of won)	Notes	June 30, 2024		December 31, 2023
Assets
Cash and due from banks	4,42,44,45,48	~~W~~	12,680,695	8,659,808
Securities measured at FVTPL	5,44,45,48		18,998,873	16,058,556
Securities measured at FVOCI	6,38,44,45,48		35,989,416	33,888,064
Securities measured at amortized cost	7,38,44,45,48		8,827,532	8,583,188
Loans measured at FVTPL	8,44,45,48		439,026	488,432
Loans measured at amortized cost	9,44,45,48		203,993,390	199,981,780
Derivative financial assets	10,44,45,46,48		9,677,843	7,383,325
Investments in subsidiaries and associates	11,47		32,106,444	30,803,008
Property and equipment, net	12,47		801,248	802,084
Investment property, net	13,47		62,164	73,822
Intangible assets, net	14,47		61,791	85,461
Defined benefit assets	20		65,773	68,920
Current tax assets			10,788	13,547
Other assets	15,44,45,48		9,492,494	10,175,783

Total assets		~~W~~	333,207,477	317,065,778

Liabilities
Financial liabilities measured at FVTPL	16,44,45,48	~~W~~	2,191,508	1,920,061
Deposits	17,44,45,48		68,796,550	65,897,732
Borrowings	18,44,45,48		32,515,024	27,745,629
Debentures	19,44,45,48		158,758,239	156,933,867
Derivative financial liabilities	10,44,45,46,48		10,673,654	7,654,901
Provisions	21		796,854	1,058,783
Deferred tax liabilities	36		4,333,028	3,978,164
Current tax liabilities			136,759	345,683
Other liabilities	22,44,45,48		12,486,491	12,100,425

Total liabilities			290,688,107	277,635,245
Equity
Issued capital	1,23		26,131,559	23,926,559
Capital surplus	23		2,457,898	2,468,715
Accumulated other comprehensive income	23		1,968,934	2,158,351
Retained earnings	23		11,960,979	10,876,908
(Regulatory reserve for credit losses of ~~W~~77,581 million as of June 30, 2024 and ~~W~~211,996 million as of December 31, 2023, respectively)
(Required provision for (reversal of) regulatory reserve for credit losses of ~~W~~93,978 million as of June 30, 2024 and ~~W~~(134,415) million as of December 31, 2023, respectively)
(Planned provision for (reversal of) regulatory reserve for credit losses of ~~W~~93,978 million as of June 30, 2024 and ~~W~~(134,415) million as of December 31, 2023, respectively)

Total equity			42,519,370	39,430,533

Total liabilities and equity		~~W~~	333,207,477	317,065,778

See accompanying notes to the interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Comprehensive Income

Six-month periods ended June 30, 2024 and 2023 (Unaudited)

		June 30, 2024			June 30, 2023
(In millions of won, except earnings per share information)	Notes	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income	24	~~W~~	3,086,536	6,125,243	2,811,567	5,573,406
Interest expense	24		(2,807,449)	(5,562,489)	(2,388,272)	(4,699,190)

Net interest income	47		279,087	562,754	423,295	874,216
Net fees and commission income	25		124,101	233,558	105,700	187,233
Dividend income	26		182,665	654,453	105,742	461,842
Net gain (loss) on securities measured at FVTPL	27		121,888	246,919	(2,942)	162,462
Net gain (loss) on financial liabilities measured at FVTPL	28		(34,016)	37,535	86,520	(5,851)
Net gain (loss) on securities measured at FVOCI	29		5,023	6,053	(3,915)	(1,954)
Net gain (loss) on derivatives	30		(241,783)	(414,435)	119,947	(129,930)
Net gain on foreign currency transaction	31		300,638	571,354	4,464	356,892
Other operating expense, net	32		(115,619)	(228,534)	(103,840)	(186,115)

Non-interest income, net			342,897	1,106,903	311,676	844,579
Reversal of credit losses	33		(134,559)	(378,809)	(890,339)	(1,046,860)
General and administrative expenses	34,47		180,270	387,853	179,024	378,619

Operating income	47		576,273	1,660,613	1,446,286	2,387,036
Reversal of impairment loss on investments in subsidiaries and associates			853,847	374,345	633,270	1,044,917
Other non-operating income	35		276	1,872	396	2,408
Other non-operating expense	35		(1,155)	(4,533)	(5,020)	(8,949)

Non-operating income, net			852,968	371,684	628,646	1,038,376

Profit before income taxes			1,429,241	2,032,297	2,074,932	3,425,412
Income tax expense	36		348,559	358,481	351,858	610,819

Profit for the period	23		1,080,682	1,673,816	1,723,074	2,814,593

(Profit for the period adjusted for regulatory reserve for credit losses: ~~W~~1,282,581 million and ~~W~~1,579,838 million for the three-month and six-month periods ended June 30, 2024, respectively; ~~W~~1,836,500 million and ~~W~~2,759,045 million for the three-month and six-month periods ended June 30, 2023, respectively)

Other comprehensive income (loss) for the period, net of tax	23
Items that are or may be reclassified subsequently to profit or loss:
Net gain on securities measured at FVOCI			24,021	54,700	10,517	160,573
Exchange differences on translation of foreign operations			58,612	134,948	9,248	52,561
Valuation gain (loss) on cash flow hedge			(332)	(1,109)	179	(527)
Net loss on hedges of net investments in foreign operations			(28,808)	(67,808)	(6,116)	(31,012)

			53,493	120,731	13,828	181,595
Items that will not be reclassified to profit or loss:
Net gain (loss) on securities measured at FVOCI			377,163	(15,730)	(284,361)	(94,192)
Fair value changes on financial liabilities designated at fair value due to credit risk			(11,814)	(6,038)	(5,924)	(10,840)
Remeasurements of defined benefit liabilities			—	—	—	143

			365,349	(21,768)	(290,285)	(104,889)

			418,842	98,963	(276,457)	76,706

Total comprehensive income for the period		~~W~~	1,499,524	1,772,779	1,446,617	2,891,299

Earnings per share
Basic and diluted earnings per share (in won)	37	~~W~~	208	335	365	601

See accompanying notes to the interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Changes in Equity

Six-month periods ended June 30, 2024 and 2023 (Unaudited)

(In millions of won)	Issued capital		Capital surplus	Accumulated other comprehensive income	Retained earnings	Total equity
Balance at January 1, 2023	~~W~~	23,151,559	2,475,310	2,819,333	7,222,171	35,668,373
Profit for the period		—	—	—	2,814,593	2,814,593
Net gain on securities measured at FVOCI		—	—	47,868	18,513	66,381
Exchange differences on translation of foreign operations		—	—	52,561	—	52,561
Valuation loss on cash flow hedge		—	—	(527)	—	(527)
Net loss on hedges of net investments in foreign operations		—	—	(31,012)	—	(31,012)
Fair value changes on financial liabilities designated at fair value due to credit risk		—	—	(10,840)	—	(10,840)
Remeasurements of defined benefit liabilities		—	—	143	—	143

Total comprehensive income for the period		—	—	58,193	2,833,106	2,891,299

Dividends		—	—	—	(164,743)	(164,743)
Paid in capital increase		555,000	(5,535)	—	—	549,465

Transaction with owners		555,000	(5,535)	—	(164,743)	384,722

Balance at June 30, 2023	~~W~~	23,706,559	2,469,775	2,877,526	9,890,534	38,944,394

Balance at January 1, 2024	~~W~~	23,926,559	2,468,715	2,158,351	10,876,908	39,430,533
Profit for the period		—	—	—	1,673,816	1,673,816
Net gain on securities measured at FVOCI		—	—	(249,410)	288,380	38,970
Exchange differences on translation of foreign operations		—	—	134,948	—	134,948
Valuation loss on cash flow hedge		—	—	(1,109)	—	(1,109)
Net loss on hedges of net investments in foreign operations		—	—	(67,808)	—	(67,808)
Fair value changes on financial liabilities designated at fair value due to credit risk		—	—	(6,038)	—	(6,038)

Total comprehensive income (loss) for the period		—	—	(189,417)	1,962,196	1,772,779

Dividends		—	—	—	(878,125)	(878,125)
Paid in capital increase		2,205,000	(10,817)	—	—	2,194,183

Transaction with owners		2,205,000	(10,817)	—	(878,125)	1,316,058

Balance at June 30, 2024	~~W~~	26,131,559	2,457,898	1,968,934	11,960,979	42,519,370

See accompanying notes to the interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Cash Flows

Six-month periods ended June 30, 2024 and 2023 (Unaudited)

(In millions of won)	Notes	2024		2023
Cash flows from operating activities
Profit for the period		~~W~~	1,673,816	2,814,593
Adjustments for:
Income tax expense	36		358,481	610,819
Interest income	24		(6,125,243)	(5,573,406)
Interest expense	24		5,562,489	4,699,190
Dividend income	26		(654,453)	(461,842)
Gain on valuation of securities measured at FVTPL	27		(212,537)	(153,455)
Loss (gain) on disposal of securities measured at FVTPL			(226)	24,616
Loss (gain) on financial liabilities measured at FVTPL	28		(37,535)	5,851
Loss (gain) on securities measured at FVOCI	29		(6,053)	1,954
Impairment loss (reversal of impairment loss) on securities measured at amortized cost			(239)	4,491
Loss on loans measured at FVTPL	32		15,671	11,625
Loss (gain) on valuation of derivatives			388,658	(284,756)
Net loss on fair value hedged items	30		145,484	495,012
Gain on foreign exchange translations	31		(551,517)	(362,873)
Loss on disposal of investments in subsidiaries and associates	32		7,203	—
Reversal of impairment loss on investments in subsidiaries and associates			(374,345)	(1,044,917)
Reversal of loan loss allowance	33		(69,085)	(636,714)
Increase (reversal) of provision for other assets	33		(2,598)	2,391
Reversal of provision for payment guarantees	21		(202,306)	(389,156)
Reversal of provision for unused commitments	21		(62,509)	(39,110)
Increase (reversal) financial guarantee provision	21		(42,311)	15,729
Reversal of provision for possible losses from lawsuits	21		—	(4)
Reversal of provision for restoration	21		(95)	(544)
Defined benefit costs	20		13,251	11,716
Depreciation of property and equipment	34		34,967	35,861
Loss on disposal of property and equipment	35		754	1,304
Gain on disposal of intangible assets	35		—	(2)
Depreciation of investment property	35		877	1,381
Amortization of intangible assets	34		27,025	27,230
Gain on redemption of debentures			—	(2)

			(1,786,192)	(2,997,611)
Changes in operating assets and liabilities:
Due from banks			(662,009)	(368,305)
Securities measured at FVTPL			(2,334,974)	(1,456,994)
Loans measured at FVTPL			33,735	21,299
Loans measured at amortized cost			(5,104,144)	8,341,120
Derivative financial instruments			241,939	65,522
Other assets			931,842	(9,573,434)
Financial liabilities measured at FVTPL			100,771	30,587
Deposits			2,858,975	(952,496)
Defined benefit liabilities			(10,104)	(282)
Other liabilities			262,106	12,291,933

			(3,681,863)	8,398,950

(Continued)

Korea Development Bank

Interim Separate Statements of Cash Flows

Six-month periods ended June 30, 2024 and 2023 (Unaudited)

(In millions of won)	Notes	2024		2023
Income taxes refund (paid)			(196,875)	60,663
Interest received			5,971,524	5,584,000
Interest paid			(5,327,344)	(4,225,426)
Dividends received			653,016	464,797

Net cash provided by (used in) operating activities		~~W~~	(2,693,918)	10,099,966
Cash flows from investing activities
Net increase of securities measured at FVTPL		~~W~~	(546,505)	(878,641)
Disposal of securities measured at FVOCI			4,889,098	4,520,563
Acquisition of securities measured at FVOCI	6		(4,637,810)	(2,678,618)
Redemption of securities measured at amortized cost	7		2,128,648	1,395,000
Acquisition of securities measured at amortized cost	7		(2,346,980)	(1,732,183)
Disposal of property and equipment			1,239	7,354
Acquisition of property and equipment	12		(5,795)	(10,988)
Disposal of intangible assets			—	269
Acquisition of intangible assets	14		(2,951)	(8,046)
Disposal of investments in subsidiaries and associates			172,242	130,614
Acquisition of investments in subsidiaries and associates			(504,268)	(211,526)

Net cash provided by (used in) investing activities			(853,082)	533,798
Cash flows from financing activities
Increase of financial liabilities measured at FVTPL			300,000	100,000
Decrease of financial liabilities measured at FVTPL			(99,994)	(13,348)
Proceeds from borrowings			28,884,680	22,909,905
Repayment of borrowings			(24,184,849)	(22,230,187)
Proceeds from issuance of debentures			47,118,006	54,358,264
Repayment of debentures			(45,626,531)	(63,569,189)
Decrease in lease liabilities			(14,894)	(9,629)
Dividends			(878,125)	(164,743)
Paid in capital increase			194,403	117,328

Net cash provided by (used in) financing activities			5,692,696	(8,501,599)
Effects from changes in foreign currency exchange rate for cash and cash equivalents held			198,088	136,353
Net increase in cash and cash equivalents			2,343,784	2,268,518
Cash and cash equivalents at beginning of the period			11,860,577	11,872,469

Cash and cash equivalents at end of the period	42	~~W~~	14,204,361	14,140,987

See accompanying notes to the interim separate financial statements.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

1. Reporting Entity

Korea Development Bank (the “Bank”) was established on April 1, 1954, in accordance with The Korea Development Bank Act to finance and manage major industrial projects.

The Bank is engaged in the banking industry under The Korea Development Bank Act and other applicable statutes, and in the fiduciary in accordance with the Financial Investment Services and Capital Markets Act.

Korea Finance Corporation (“KoFC”), the former ultimate parent company, and KDB Financial Group Inc. (“KDBFG”), the former immediate parent company, were established by spin-offs of divisions of the Bank as of October 28, 2009. KoFC and KDBFG were merged into the Bank, effective as of December 31, 2014. Issued capital is ~~W~~26,131,559 million with 5,226,311,768 shares of issued and outstanding as of June 30, 2024 and 100% of the Bank’s shares are owned by the government of the Republic of Korea.

The Bank’s head office is located in 14, Eunhaeng-ro (Yeouido-dong), Yeongdeungpo-gu, Seoul and its service network as of June 30, 2024 is as follows:

	Domestic		Overseas
	Head Office	Branches	Branches	Subsidiaries	Representative offices	Total
KDB	1	60	11	7	7	86

2. Basis of Preparation

(1) Application of accounting standards

These interim financial statements have been prepared in accordance with the Korean International Financial Reporting Standards (“K-IFRS”) 1034 Interim Financial Reporting and provide less information as compared with its annual financial statements. The interim financial statements have been prepared in accordance with K-IFRS effective as of June 30, 2024 and the significant accounting policies applied in the preparation of these interim financial statements have been consistently applied to all periods presented unless otherwise specified.

(2) Changes and disclosures of accounting policies

(i) New and amended standards adopted

The Bank newly applied the following amended and enacted standards for the annual period beginning on January 1, 2024. The nature and the impact of each new standard or amendment are described below:

Amendment of Korean IFRS No.1001 Presentation of Financial Statements—Classification of Liabilities into Current and Non-Current and Non-current Liabilities with Covenants

Liabilities are classified as current or non-current based on their substantive rights existing at the end of the reporting period, without considering the possibility of exercising the right to delay the payment or management’s expectations. Also, if the transfer of equity instruments is included in the payment of liabilities, it is excluded if the option to pay with equity instruments is recognized separately from the liability in a compound financial instrument and meets the definition of equity instruments. These amendments do not have a significant impact on the financial statements.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

2. Basis of Preparation, Continued

Amendment of Korean IFRS No.1007 Statement of Cash Flows and No.1107 Financial Instruments: Disclosures—Disclosure of Supplier Finance Arrangements

The amendments require disclosure of the effects of supplier finance arrangements on the Bank’s liabilities, cash flows and exposure to liquidity risk. These amendments do not have a significant impact on the financial statements.

Amendment of Korean IFRS No.1116 Leases—Lease Liability in a Sale and Leaseback

The amendments require a seller-lessee to subsequently measure lease liabilities arising from a leaseback in a way that it does not recognize any amount of the gain or loss that relates to the right of use it retains. These amendments do not have a significant impact on the financial statements.

Amendment of Korean IFRS No.1001 Presentation of Financial Statements—Disclosure of Virtual Asset

The amendments require additional disclosure for virtual assets held by the Bank, virtual assets entrusted by customers to the Bank, and the issuance and transfer of virtual assets. These amendments do not have a significant impact on the financial statements.

Amendments to Korean IFRS No.1012 Income Taxes—International Tax Reform—Pillar Two Model Rules

The Bank applies K-IFRS 1012 Income Taxes, which addresses income taxes arising from tax law enacted or substantively enacted to implement the Pillar Two model rules published by the Organization for Economic Co-operation and Development (“Pillar Two income taxes”). The amendments introduce a temporary exception to the requirements to recognize and disclose information about deferred tax assets and liabilities related to Pillar Two income taxes.

The Bank is still in the process of assessing the potential exposure to Pillar Two income taxes as of June 30, 2024, and expects no significant impact on the financial statements. Meanwhile, the recognition and disclosure of deferred taxes have been applied using the temporary exception.

(ii) New standards and interpretations issued but not effective

The following new standards, interpretations and amendments to existing standards have been issued but not effective for annual periods beginning after January 1, 2024, and the Bank has not early adopted them. The nature and the impact of each new standard, amendment and enactments are described below:

Amendment of Korean IFRS No.1021 The Effects of Changes in Foreign Exchange Rates and Korean IFRS No.1101 First-time Adoption of International Financial Reporting Standards—Lack of exchangeability

The amendments require the Bank to determine a spot exchange rate when exchangeability is lacking, and to disclose information on the nature and financial effects of the currency not being exchangeable into the other currency, the spot exchange rate(s) used, the estimation process, and the risks to which the Bank is exposed. This amendment will be applied to the financial statements for the accounting year beginning on or after January 1, 2025. These amendments do not have a significant impact on the financial statements.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

2. Basis of Preparation, Continued

(3) Basis of measurement

The financial statements have been prepared on the historical cost basis except for the following material items in the statement of financial position:

•	Derivative financial instruments measured at fair value

•	Financial instruments measured at fair value through profit or loss

•	Financial instruments measured at fair value through other comprehensive income

•	Fair value hedged financial instruments with changes in fair value, due to hedged risks, recognized in profit or loss

•	Liabilities for defined benefit plans, which are recognized as net of the total present value of defined benefit obligations less the fair value of plan assets.

(4) Functional and presentation currency

These financial statements are presented in Korean won (“W”), which is the Bank’s functional currency and the currency of the primary economic environment in which the Bank operates.

(5) Use of estimates and judgments

The preparation of the financial statements in conformity with K-IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Management’s estimates of outcomes may differ from actual outcomes if management’s estimates and assumptions based on management’s best judgment at the reporting date are different from the actual environment.

Estimates and assumptions are continually evaluated and any change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only.

The following are the key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year:

(i) Fair value of financial instruments

Financial instruments measured at fair value through profit or loss and other comprehensive income, and derivative instruments are recognized and measured at fair value. If the market for a financial instrument is not active, fair value is determined either by using a valuation technique or independent third-party valuation service. Valuation techniques include using recent arm’s length market transactions between knowledgeable, willing parties, if available, referencing to the current fair value of another instrument that is substantially the same, discounted cash flow analysis and option pricing models.

Financial instruments, which are not actively traded in the market and those with less transparent market prices, will have less objective fair values and require broad judgment on liquidity, concentration, uncertainty in market factors and assumptions in price determination and other risks.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

2. Basis of Preparation, Continued

Diverse valuation techniques are used to determine the fair value of financial instruments, from generally accepted market valuation models to internally developed valuation models that incorporate various types of assumptions and variables.

(ii) Credit losses allowance

The Bank tests impairment and recognizes loss allowances on financial assets classified at amortized cost, debt instruments measured at fair value through other comprehensive income and recognizes provisions for payment guarantee, financial guarantee and unused commitments. Accuracy of allowances and provisions for credit losses is dependent upon estimation of expected cash flows of the borrower for individually assessed allowances of loans, and upon assumptions and methodology used for collectively assessed allowances for groups of loans, guarantees and unused loan commitments.

(iii) Deferred taxes

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date. Deferred income tax assets are recognised to the extent that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Actual income taxes in the future may not be identical to the recognised deferred tax assets and liabilities.

(iv) Defined benefit liabilities

The Bank operates a defined benefit plan. Defined benefit liability is calculated by annual actuarial valuations as of the reporting date. To perform the actuarial valuations, assumptions for discount rates, future salary increases and others are required to be estimated. Defined benefit plans contain significant uncertainties in estimations due to its long-term nature.

3. Significant Accounting Policies

The significant accounting policies applied by the Bank in preparation of its separate financial statements are included below. The accounting policies set out below have been applied consistently to all periods presented in these separate financial statements.

(1) Investments in subsidiaries and associates

The accompanying financial statements are separate financial statements in accordance with K-IFRS 1027 ‘Separate Financial Statements’ and investments in subsidiaries and associates are accounted for at cost, not by performance and net asset reported by the investee.

Dividends received from subsidiaries and associates are recognised as income as of the time the right to receive the dividends is established.

(2) Business combination of entities under common control

The assets and liabilities acquired under business combinations under common control are recognised at the carrying amounts recognised previously in the consolidated financial statements of the ultimate parent. The

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

3. Significant Accounting Policies, Continued

difference between consideration transferred and carrying amounts of net assets acquired is recognised as part of share premium.

(3) Operating segments

The Bank makes decisions regarding allocation of resources to segments and categorizes segments, based on internal reports reviewed periodically by the chief operating decision maker, to assess performance. Information on segments reported to the chief operating decision maker includes items directly attributable to segments as well as those that can be allocated on a reasonable basis. Unallocated items mainly comprise corporate assets (such as the Bank Headquarters), head office expenses, and income tax assets and liabilities. The Bank recognises the CEO as the chief operating decision maker.

(4) Foreign exchange

(i) Foreign currency transactions

Transactions in foreign currencies are translated to the functional currency of the Bank, at exchange rates of the dates of transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated to the functional currency at the exchange rate at that date. The foreign currency gain or loss on monetary items is the difference between amortized cost in the functional currency at the beginning of the period, adjusted for effective interest and payments during the period, and the amortized cost in foreign currency translated at the exchange rate at the end of the reporting period. Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are translated to the functional currency at the exchange rate at the date that the fair value was determined.

Foreign currency differences arising on transactions and translations of monetary items are recognised in profit or loss, except for differences arising on the translation of a financial instruments designated as hedges of the net investment in foreign operations, or cash flow hedge, which are recognised in other comprehensive income.

When a gain or loss on a non-monetary item is recognised in other comprehensive income, any exchange component of that gain or loss is recognised in other comprehensive income. Conversely, when a gain or loss on a non-monetary item is recognised in profit or loss, any exchange component of that gain or loss shall be recognised in profit or loss.

(ii) Foreign operations

If the presentation currency of the Bank is different from a foreign operation’s functional currency, the financial statements of the foreign operation are translated into the presentation currency using the following methods:

Unless the functional currency of foreign operations is in a state of hyperinflation, assets and liabilities of foreign operations are translated at the closing exchange rate at the end of the reporting period. Revenues and expenses on the statement of comprehensive income are translated at the exchange rates of the date of transaction. Foreign currency differences that arise from translation are recognized as other comprehensive income, and the disposal of a foreign operation is re-categorized as profit or loss as of the moment of the disposal profit or loss is recognized.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

3. Significant Accounting Policies, Continued

Any goodwill arising on the acquisition of a foreign operation, and any adjustments in fair value to the carrying amounts of assets and liabilities due to such acquisition, are treated as assets and liabilities of the foreign operation. Therefore, such are expressed in the functional currency of the foreign operations and, alongside other assets and liabilities of the foreign operation, translated at the closing exchange rate.

In the case of the disposal of a foreign operation, cumulative amounts of exchange difference regarding the foreign operation, recognized separately from other comprehensive income, are re-categorized from assets to profit or loss as of the disposal profit or loss is recognized.

(iii) Foreign exchange of net investment in foreign operations

Monetary items receivable from or payable to a foreign operation, with none or little possibility of being settled in the foreseeable future, are considered a part of the net investment in the foreign operation. Therefore, the exchange difference is recognised as comprehensive income or loss in the financial statement and re-categorized to profit or loss as of the disposal of the related net investment.

(5) Recognition and measurement of financial instruments

(i) Initial recognition

The Bank recognizes a financial asset or a financial liability in its separate statement of financial position when the Bank becomes a party to the contractual provisions of the instrument. A regular way purchase or sale of financial assets is recognized and derecognized using trade date accounting. The Bank classifies financial assets as financial assets at fair value through profit or loss, financial assets at fair value through other comprehensive income, or financial assets at amortized cost on the basis of the Bank’s business model for managing the financial assets and the contractual cash flow characteristics of the financial assets. The Bank classifies financial liabilities as financial liabilities at fair value through profit or loss, or financial liabilities at amortized cost.

At initial recognition, a financial asset or financial liability is measured at its fair value plus or minus, in the case of a financial asset or financial liability not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition or issue of the financial asset or financial liability.

(ii) Subsequent measurement

After initial recognition, financial instruments are measured at amortized cost or fair value based on classification at initial recognition.

Amortized cost

The amortized cost is the amount at which the financial asset or financial liability is measured at initial recognition minus the principal repayments, plus or minus the cumulative amortization using the effective interest method of any difference between that initial amount and the maturity amount and, for financial assets, adjusted for any loss allowance.

Fair value

Fair values, which the Bank primarily uses for the measurement of financial instruments, are the published price quotations based on market prices or dealer price quotations of financial instruments traded in an active

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

3. Significant Accounting Policies, Continued

market where available. These are the best evidence of fair value. A financial instrument is regarded as quoted in an active market if quoted prices are readily and regularly available from an exchange, dealer, broker, an entity in the same industry, pricing service or regulatory agency, and those prices represent actual and regularly occurring market transactions on an arm’s length basis.

If the market for a financial instrument is not active, fair value is determined either by using a valuation technique or independent third-party valuation service. Valuation techniques include using recent arm’s length market transactions between knowledgeable, willing parties, if available, referencing to the current fair value of another instrument that is substantially the same, discounted cash flow analysis and option pricing models.

The Bank uses valuation models that are commonly used by market participants and customized for the Bank to determine fair values of common over-the-counter (OTC) derivatives such as options, interest rate swaps and currency swaps which are based on the inputs observable in markets. For more complex instruments, the Bank uses internally developed models, which are usually based on valuation methods and techniques generally used within the industry, or a value measured by an independent external valuation institution as the fair values if all or some of the inputs to the valuation models are not market observable and therefore it is necessary to estimate fair value based on certain assumptions.

If the valuation technique does not reflect all factors which market participants would consider in setting a price, the fair value is adjusted to reflect those factors. Those factors include counterparty credit risk, bid-ask spread, liquidity risk and others.

The chosen valuation technique makes maximum use of market inputs and relies as little as possible on entity-specific inputs. It incorporates all factors that market participants would consider in setting a price and is consistent with economic methodologies applied for pricing financial instruments. Periodically, the Bank calibrates the valuation technique and tests its validity using prices of observable current market transactions of the same instrument or based on other relevant observable market data.

(iii) Derecognition

Derecognition is the removal of a previously recognized financial asset or financial liability from the statement of financial position. The Bank derecognizes a financial asset or a financial liability when, and only when:

Derecognition of financial assets

Financial assets are derecognized when the contractual rights to the cash flows from the financial assets expire or the financial assets have been transferred and substantially all the risks and rewards of ownership of the financial assets are also transferred, or all the risks and rewards of ownership of the financial assets are neither substantially transferred nor retained and the Bank has not retained control. If the Bank neither transfers nor disposes of substantially all the risks and rewards of ownership of the financial assets, the Bank continues to recognize the financial asset to the extent of its continuing involvement in the financial asset.

If the Bank transfers the contractual rights to receive the cash flows of the financial asset, but retains substantially all the risks and rewards of ownership of the financial asset, the Bank continues to recognize the transferred asset in its entirety and recognize a financial liability for the consideration received.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

3. Significant Accounting Policies, Continued

Derecognition of financial liabilities

Financial liabilities are derecognized from the statement of financial position when the obligation specified in the contract is discharged, cancelled or expires.

(iv) Offsetting

Financial assets and liabilities are offset and the net amount reported in the separate statements of financial position where there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis or realize the assets and settle the liability simultaneously.

(6) Cash and cash equivalents

Cash and cash equivalents comprise balances with original maturities of three months or less from the date of acquisition that are subject to an insignificant risk of changes in their fair value, including cash on hand, deposits held at call with banks and other highly liquid short-term investments with original maturities of three months or less.

(7) Non-derivative financial assets

(i) Financial assets at fair value through profit or loss

Any non-derivative financial asset classified as held for trading or not classified as financial assets at fair value through other comprehensive income or financial assets measured at amortized cost is categorized under financial assets at fair value through profit or loss.

The Bank may designate certain financial assets upon initial recognition as at fair value through profit or loss when the designation eliminates or significantly reduces a measurement or recognition inconsistency (sometimes referred to as ‘an accounting mismatch’) that would otherwise arise from measuring assets or liabilities or recognizing the gains and losses on them on different bases.

After initial recognition, a financial asset at fair value through profit or loss is measured at fair value and gains or losses arising from a change in the fair value are recognized in profit or loss. Interest income and dividend income from financial assets at fair value through profit or loss are also recognized in profit or loss.

(ii) Financial assets at fair value through other comprehensive income

The Bank classifies financial assets as financial assets at fair value through other comprehensive income if they meet the following conditions: 1) debt instruments that are a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets, and consistent with representing solely payments of principal and interest on the principal amount outstanding or 2) equity instruments, not held for trading with the objective of generating a profit from short-term fluctuations in price or dealer’s margin, designated as financial assets at fair value through other comprehensive income. After initial recognition, a financial asset at fair value through other comprehensive income is measured at fair value. Gain and loss from changes in fair value, other than dividend income and interest income amortized using effective interest method and exchange differences arising on monetary items which are recognized directly in profit or loss, are recognized as other comprehensive income in equity.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

3. Significant Accounting Policies, Continued

At disposal of financial assets at fair value through other comprehensive income, cumulative gain or loss is recognized as profit or loss for the reporting period. However, cumulative gain or loss of equity instrument designated as fair value through other comprehensive income are not recycled to profit or loss at disposal.

Financial assets at fair value through other comprehensive income denominated in foreign currencies are translated at the closing rate. Exchange differences resulting from changes in amortized cost are recognized in profit or loss, and other changes are recognized as equity.

(iii) Financial assets measured at amortized cost

A financial asset, which are held within the business model whose objective is to hold assets in order to collect contractual cash flows and consistent with representing solely payments of principal and interest on the principal amount outstanding, are classified as a financial asset at amortized cost. Financial assets at amortized cost are subsequently measured at amortized cost using the effective interest method after initial recognition and interest income is recognized using the effective interest method.

(8) Expected credit loss of financial assets

The Bank measures expected credit loss and recognizes loss allowance at the end of the reporting period for financial assets measured at amortized cost and fair value through other comprehensive income with the exception of financial asset measured at fair value through profit or loss.

The expected credit loss (“ECL”) is the weighted average amount of possible outcomes within a certain range, reflecting the time value of money, estimates on the past, current and future situations, and information accessible without excessive cost of effort.

The Bank uses the following three measurement techniques in accordance with K-IFRS:

•	General approach: for financial assets and off-balance-sheet unused credit line that are not applied below two approaches

•	Simplified approach: for receivables, contract assets and lease receivables

•	Credit-impaired approach: for purchased or originated credit-impaired financial assets

The general approach is applied differently depending on the significance of the increase of the credit risk. If, at the reporting date, the credit risk on a financial instrument has not increased significantly since initial recognition, an entity shall measure the loss allowance for that financial instrument at an amount equal to 12-month expected credit losses. If the credit risk on that financial instrument has increased significantly since initial recognition, an entity shall measure the loss allowance for a financial instrument at an amount equal to the lifetime expected credit losses at each reporting date.

The Bank applies the simplified approach to 1) trade receivables and contract assets that do not have a significant financing component or 2) trade receivables, contract assets and lease receivables upon determining the Bank’s accounting policies as the application of the simplified approach. The approach requires expected lifetime losses to be recognized from initial recognition of the financial assets. Under credit-impaired approach, the Bank shall only recognize the cumulative changes in lifetime expected credit losses since initial recognition as a loss allowance for purchased or originated credit-impaired financial assets.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

3. Significant Accounting Policies, Continued

The following non-exhaustive list of information may be relevant in assessing changes in credit risk:

•	Significant changes in internal price indicators of credit risk as a result of a change in credit risk since inception

•	Other changes in the rates or terms of an existing financial instrument that would be significantly different if the instrument was newly originated or issued at the reporting date

•	An actual or expected significant change in the financial instrument’s external credit rating

•	An actual or expected internal credit rating downgrade for the borrower or decrease in behavioural scoring used to assess credit risk internally

•	An actual or expected significant change in the operating results of the borrower

•	Past due information

(i) Forward-looking information

The Bank uses forward-looking information, when it determines whether the credit risk has increased significantly since initial recognition and measures expected credit losses.

The Bank assumes the risk component has a certain correlation with the business cycle, and calculates the expected credit loss by reflecting the forward-looking information with macroeconomic variables on the measurement inputs.

Forward looking information used in calculation of expected credit loss is derived after comprehensive consideration of a variety of factors including scenario in management planning, worst-case scenario used for stress testing, third party forecast, and others.

(ii) Measuring expected credit losses on financial assets at amortized cost

The amount of the loss on financial assets at amortized cost is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate. The Bank estimates expected future cash flows for financial assets that are individually significant (individual assessment of impairment).

For financial assets that are not individually significant, the Bank collectively estimates expected credit loss by grouping loans with homogeneous credit risk profile (collective assessment of impairment).

Individual assessment of impairment

Individual assessment of impairment losses is calculated using management’s best estimate on present value of expected future cashflows. The Bank uses all the available information including operating cash flow of the borrower and net realizable value of any collateral held.

Collective assessment of impairment

Collective assessment of loss allowance involves historical loss experience along with incorporation of forward-looking information. Such process incorporates factors such as type of collateral, product and borrowers, credit rating, size of portfolio and recovery period and applies probability of default on a group of assets and loss

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

3. Significant Accounting Policies, Continued

given default by type of recovery method. Also, the expected credit loss model involves certain assumption to determine input based on loss experience and forward-looking information. These models and assumptions are periodically reviewed to reduce gap between loss estimate and actual loss experience.

The expected credit loss for financial assets measured at amortized cost is recognized as the loss allowance, and when the financial asset is determined to be irrecoverable, the carrying amount and loss allowance are decreased. If financial assets previously written off are recovered, the loss allowance is increased and the difference is recognized in the current profit or loss.

(iii) Measuring expected credit losses on financial assets at fair value through other comprehensive income

Measuring method of expected credit losses on financial assets at fair value through other comprehensive income is equal to the method of financial assets at amortized cost, except for changes in loss allowances that are recognized as other comprehensive income. Amounts recognized in other comprehensive income for sale or repayment of financial assets at fair value through other comprehensive income are reclassified to profit or loss.

(9) Derivative financial instruments including hedge accounting

Derivative financial instruments are initially recognised at fair value at the inception of the contract and re-estimated at fair value subsequently. The recognition of profit or loss due to changes in fair value of derivative instruments is as described below:

(i) Hedge accounting

Derivative financial instruments are accounted differently depending on whether hedge accounting is applied, and therefore, are classified into trading purpose derivatives and hedging purpose derivatives.

Upon the transaction of hedging purpose derivatives, two different types of hedge accounting are applied; a fair value hedge, and a cash flow hedge. A fair value hedge is a hedge of the exposure to changes in fair value of a recognised asset or liability or an unrecognised firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. A cash flow hedge is a hedge of the exposure to variability in cash flows that (i) is attributable to a particular risk associated with a recognised asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and (ii) could affect profit or loss.

At the inception of the hedge relationship, the Bank formally documents the relationship between the hedged item and the hedging instrument, including the nature of the risk, the objective and strategy for undertaking the hedge, and the method that will be used to assess the effectiveness of the hedging relationship.

Fair value hedge

For designated and qualifying fair value hedges, the change in the fair value of a hedging derivative is recognised in profit or loss in the statement of comprehensive income. Meanwhile, the change in the fair value of the hedged item, attributable to the risk hedged, is recorded as part of the carrying value of the hedged item and is also recognised in profit or loss in the statement of comprehensive income. When the hedge no longer meets the criteria for hedge accounting, the hedge relationship is terminated. For hedged item recorded at amortized

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

3. Significant Accounting Policies, Continued

cost, the difference between the carrying value of the hedged item on termination and the face value is amortized over the remaining term of the original hedge using the EIR.

Cash flow hedge

For designated and qualifying cash flow hedges, the effective portion of gain or loss on the hedging instruments is initially recognised directly in equity. The ineffective portion of the gain or loss on the hedging instrument is recognised immediately in the statement of comprehensive income. When the hedged cash flow affects the profit or loss in statement of comprehensive income, the gain or loss on the hedging instrument is recorded in the corresponding income or expense line in profit or loss in the statement of comprehensive income.

When a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognised when the hedged forecasted transaction is ultimately recognised in the statement of comprehensive income. When a forecasted transaction is no longer expected to occur, the cumulative gain and loss that was reported in equity is immediately transferred to profit or loss in the statement of comprehensive income.

Hedges of net investments in foreign operations

The Bank designates non-derivative financial instruments as hedging instruments for foreign currency risk arising from net investments in foreign operations and recognises the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge in other comprehensive income. The cumulative amounts recognised in other comprehensive income relating to both the foreign exchange differences arising on translation of the results and financial position of the foreign operation and the gain or loss on the hedging instrument that is determined to be an effective hedge of the net investment are reclassed from equity to profit or loss as a reclassification adjustment when the Bank disposes of the foreign operation.

(ii) Trading purpose derivatives

For trading purpose derivatives transaction, changes in the fair value of derivatives are recognised in net income.

(10) Day one profit or loss recognition

For financial instruments classified as level 3 on the fair value level hierarchy measured using assess variables not observable in the market, the difference between the fair value at initial recognition and the transaction price, which is equivalent to Day one profit or loss, is amortized by using the straight-line method over time.

(11) Property and equipment

The Bank’s property and equipment are recognised at the carrying amount at historical costs less accumulated depreciation and accumulated impairment in value. Historical costs include the expenditures directly related to the acquisition of assets.

Subsequent costs are recognised in the carrying amount of assets or, if appropriate, as separate assets if the probabilities future economic benefits associated with the assets will flow into the Bank and the costs can be

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

3. Significant Accounting Policies, Continued

measured reliably; the carrying amount of the replaced part is derecognised. Furthermore, any other repairs or maintenances are charged to profit or loss as incurred.

Land is not depreciated. Depreciation on other assets is calculated using the straight-line method to the amount of residual value less acquisition cost over the following estimated useful lives:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40
Movable property	4

Property and equipment are impaired when the carrying amount exceeds the recoverable amount. The Bank assesses residual value and economic life of its assets at each reporting date and adjusts useful lives when necessary. Any gain or loss arising from the disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is recognised in non-operating income (expense) in the statement of comprehensive income.

(12) Investment property

The Bank classifies property held for rental income or benefits from capital appreciation as investment property. Investment property is measured initially at cost, including transaction costs. Subsequent to initial recognition, the cost model is applied. Subsequent to initial recognition, an item of investment property is carried at its cost less any accumulated depreciation and any accumulated impairment loss.

Investment properties are derecognised either when they have been disposed of or when the investment property is permanently withdrawn from use and no future economic benefit is expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset is recognised in the statement of comprehensive income in the period of de-recognition. Reclassification to other account is made if there is a change in use of corresponding investment property.

Depreciation of investment property is calculated using the straight-line method over its estimated useful lives as follows:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40

(13) Intangible assets

An intangible asset is recognised only when its cost can be measured reliably, and the probabilities future economic benefits from the asset will flow into the Bank are high. Separately acquired intangible assets are recognised at the acquisition cost, and subsequently, the cost less accumulated depreciation and accumulated impairment is recognised as the carrying amount.

Intangible assets with finite lives are amortized over the four-year to 30-year period of useful economic lives using the straight-line method. At the end of each reporting period, the Bank reviews intangible assets for any evidence that indicate impairment, and upon the presence of such evidence, the Bank estimates the amount recoverable and recognises the loss accordingly.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

3. Significant Accounting Policies, Continued

Intangible assets with indefinite useful lives are not amortized but are tested for impairment annually. Furthermore, the Bank reviews such intangible assets to determine whether it is appropriate to consider these assets to have indefinite useful lives. If in the case the Bank concludes an asset is not qualified to be classified as non-finite, prospective measures are taken to consider such an asset as finite.

(14) Leases

The Bank recognizes a right-of-use asset representing its right to use the underlying leased asset and a lease liability representing its obligation to make lease payments at the commencement date of the lease. The Bank elected not to apply the requirements to the short-term leases and leases of low value assets.

Right-of-use asset

The right-of-use asset is measured at its cost less subsequent accumulated depreciation and accumulated impairment loss with adjustments reflected arising from remeasurements of the lease liability. The cost of the right-of-use asset comprise the amount of the initial measurement of the lease liability, any initial direct costs incurred by the lessee and any lease payments made at or before the commencement date, less any lease incentive received. The right-of-use asset is depreciated over the shorter of the asset’s useful life and the lease term on a straight-line basis from the commencement date of the lease.

Lease liabilities

At the commencement date, the lease liability is measured at present value of the lease payments that are not paid at that date. Lease payments include fixed payments (including in-substance fixed payments), less any lease incentives receivable, variable lease payments that depend on an index or a rate, amounts expected to be payable by the lessee under residual value guarantees, the exercise price of a purchase option if the lessee is reasonably certain to exercise that option, and payments of penalties for terminating the lease, if the lease term reflects the lessee exercising an option to terminate the lease. The variable lease payments that do not depend on an index or a rate are recognized as an expense in the period in which the event or condition that triggers those payments occurs.

When measuring the present value, the lease payments are discounted using the interest rate implicit in the lease. If such implicit rate cannot be readily determined, the Bank uses the Bank’s incremental borrowing rate. The lease liability is subsequently increased by the amount of interest expenses recognized on the lease liability and reduced by the lease payments made.

Short-term lease and lease of low-value assets

The Bank does not apply the requirements of lessee accounting to short-term leases and leases of low-value assets. The Bank recognizes the lease payments associated with these leases as expenses on a straight-line basis over the lease term.

(15) Impairment of non-financial assets

The Bank tests for any evidence of impairment in assets and reviews whether the impairment has taken place by estimating the recoverable amount, at the end of each reporting period. The recoverable amount is the higher of the fair value less cost and value in use of an asset.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

3. Significant Accounting Policies, Continued

Except for impairment losses in respect of goodwill which are never reversed, an impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceeds the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognised for the asset in prior years.

(16) Assets held for sale

Non-current assets, or disposal groups comprising assets and liabilities, that are expected to be recovered primarily through sale rather than through continuing use, are classified as held for sale. To be classified as held for sale, the asset (or disposal group) must be available for immediate sale in its present condition and its sale must be highly probable. The assets or disposal group that are classified as assets held for sale are measured at the lower of their carrying amount and fair value less cost to sell. The Bank recognizes an impairment loss for any initial or subsequent write-down of an asset (or disposal group) to fair value less costs to sell, and a gain for any subsequent increase in fair value less costs to sell, up to the cumulative impairment loss previously recognized.

Non-current assets that are classified as held for sale or part of a disposal group classified as held for sale are not depreciated (or amortized).

(17) Non-derivative financial liabilities

The Bank classifies non-derivative financial liabilities into financial liabilities at fair value through profit or loss or other financial liabilities, in accordance with the substance of the contractual arrangement and the definitions of financial liability. The Bank recognizes these financial liabilities in the statement of financial position when the Bank becomes a party to the contractual provisions of the financial liability.

(i) Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss include financial liabilities held for trading and financial liabilities designated at FVTPL upon initial recognition. Financial liabilities and derivatives are classified as financial instruments held for trading if they are acquired for repurchasing soon. Financial liabilities are classified as financial liabilities at FVTPL upon initial recognition, if the profit or loss from the liabilities indicates to be more purpose-appropriate to be recognised as profit or loss. Financial liabilities at FVTPL are designated at fair value in subsequent measurements, and any related un-realized profit or loss is recognised as profit or loss. In addition, for the amount of change in the fair value of the financial liability that is attributable to changes in the credit risk of that liability, the Bank present this change in other comprehensive income, and does not recycle this other comprehensive income to profit or loss, subsequently.

(ii) Financial liabilities measured at amortized cost

Financial liabilities measured at amortized cost are recognised at fair value less cost less transaction cost upon initial recognition, and subsequently at amortized costs. The difference between the proceeds (net of transaction cost) and the redemption value is recognised in the statement of comprehensive income over the periods of the liabilities using the effective interest method.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

3. Significant Accounting Policies, Continued

Fees paid on the establishment of a loan facility are recognised as transaction costs of the loan, if the probability that some or all the facility will be drawn down is high. If, however, there is not enough evidence to conclude a draw-down of some or all the facility will occur, the fee is capitalized as a prepayment for liquidity services and amortized over the period of the facility to which it relates.

(18) Employee benefits

(i) Short-term employee benefits

Short-term employee benefits are employee benefits that are due to be settled wholly before 12 months after the end of the period in which the employees render the related service. When an employee has rendered service to the Bank during an accounting period, the Bank recognises the undiscounted amount of short-term employee benefits expected to be paid in exchange for that service.

(ii) Retirement benefits: defined contribution plans

A defined contribution plan is a pension plan under which the Bank pays fixed contributions into a separate fund. The Bank is no longer responsible for any foreseeable future liability after a certain amount or percentage of money is set aside for defined contribution plans. If the pension plan allows for early retirement, payments are recognised as employee benefits. If the contribution already paid exceeds the contribution due for service before the end of the reporting period, the Bank recognises that excess as an asset to the extent that the prepayment will lead to a reduction in future payments or a cash refund.

(iii) Retirement benefits: defined benefit plans

The Bank classifies all the pensions as defined benefit plans except defined contribution plans. The Bank’s net obligation in respect of defined benefit plans is calculated by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting the fair value of any plan assets. The calculation of defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid and have terms to maturity like the terms of the related pension liability.

Remeasurements of the net defined benefit liabilities (assets), which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognised immediately in other comprehensive income.

(19) Provisions

Provisions are recognized when the Bank has a present legal or constructive obligation because of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

(20) Financial guarantees

Financial guarantee contracts are contracts that require the issuer (the Bank) to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due, in

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

3. Significant Accounting Policies, Continued

accordance with the original or changed terms of a debt instrument. Financial guarantees are initially recognized in the financial statements at fair value on the date the guarantee was given. Subsequent to initial recognition, the Bank’s liabilities under such guarantees are measured at the higher of:

•	The amount determined in accordance with K-IFRS 1109 ‘Financial Instruments’ and

•	The initial amount recognized, less, when appropriate, cumulative amortization recognized in accordance with K-IFRS 1115 ‘Revenue from Contracts with Customers’.

(21) Securities under resale or repurchase agreements

Securities purchased under agreements to resell are recorded as other loans and receivables and the related interest from these securities is recorded as interest income; securities sold under agreements to repurchase are recorded as other borrowings, and the related interest from these securities is recorded as interest expense.

(22) Interest income and expense

Interest income and expense are recognized in profit or loss using the effective interest method. The effective interest method measures the amortized costs of financial instruments and allocates the interest income or expense during the related period.

Upon the calculation of the effective interest rate, the Bank estimates future cash flows by taking into consideration all contractual terms of the financial instrument, but not future credit loss. The calculation also reflects any fees or points paid or received, transaction costs and any related premiums or discounts. In the case that the cash flow and expected duration of a financial instrument cannot be estimated reliably, the effective interest rate is calculated by the contractual cash flow during the contract period.

Once an impairment loss has been recognized on a financial asset or a group of similar assets, subsequent interest income is recognized on the interest rate that was used to discount future cash flow for measuring the impairment loss.

(23) Fees and commission income

Fees and commission income and expense are classified as follows according to related regulations:

(i) Fees and commission from financial instruments

Fees and commission income and expense that are integral to the effective interest rate on a financial asset or liability are included in the measurement of the effective interest rate. It includes those related to evaluation of the borrowers’ financial status, guarantee, collateral, other agreements and related evaluation as well as business transaction, rewards for activities, such as document preparation and recording and setup fees incurred during issuance of financial liabilities. However, when financial instruments are classified as financial instruments at fair value through profit or loss, fees and commission are recognized as revenue upon initial recognition.

(ii) Fees and commission from services

Fees and commission income charged in exchange for services to be performed during a certain period of time such as asset management fees, consignment fees and assurance service fees are recognized as the related

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

3. Significant Accounting Policies, Continued

services are performed. When a loan commitment is not expected to result in the draw-down of a loan and K-IFRS 1039 ‘Financial Instrument: Recognition and Measurement’ is not applied for the commitment, the related loan commitment fees are recognized as revenue proportionally to time over the commitment period.

(iii) Fees and commission from significant transaction

Fees and commission from significant transactions, such as trading stocks and other securities, negotiation and mediation activities for third parties, for instance business transfer and takeover, are recognized when transactions are completed.

(24) Dividend income

Dividend income is recognized upon the establishment of the Bank’s right to receive the payment.

(25) Income tax expense

Income tax expense comprises current and deferred income tax. Current income tax and deferred income tax are recognized in profit or loss except to the extent that the tax arises from a transaction or event, which is recognized in other comprehensive income or directly in equity, or a business combination.

The Bank recognizes deferred income tax liabilities for all taxable temporary differences associated with investments in subsidiaries, associates, except to the extent that the Bank can control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. The Bank recognizes deferred income tax assets for all deductible temporary differences arising from investments in associates, to the extent that it is probable that the temporary difference will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilized.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the reporting period when the assets are realized, or the liabilities settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred income tax assets and liabilities reflects the income tax effects that would follow from the manner in which the Bank expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

The carrying amount of a deferred income tax asset is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of that deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are off-set only if the Bank has a legally enforceable right to off-set the related current income tax assets and liabilities, and the assets and liabilities relate to income tax levied by the same tax authority and are intended to be settled on a net basis.

(26) Accounting for trust accounts

The Bank, for financial reporting, differentiates trust assets from identifiable assets according to the Financial Investment Services and Capital Markets Act. Furthermore, the Bank receives trust fees from the application, management and disposal of trust assets, and appropriates such amounts for fees from trust accounts.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

3. Significant Accounting Policies, Continued

Meanwhile, in the case the fee from an unspecified principal or interests guaranteed money in trust does not meet the principal or interest amount, even after appropriating deficit with trust fees and special reserve, the Bank fills in the remaining deficit in the trust account and appropriates such amounts for losses on trust accounts.

(27) Regulatory reserve for credit losses

When the total sum of allowance for possible credit losses is lower than the amount prescribed in Article 29(1) of the Regulations on Supervision of Banking Business, the Bank records the difference as regulatory reserve for credit losses at the end of each reporting period.

In the case that the existing regulatory reserve for credit losses exceeds the amount needed to be set aside at the reporting date, the surplus may be reversed. Furthermore, in the case that undisposed deficit exists, regulatory reserve for credit losses is saved from the time the undisposed deficit is disposed.

(28) Earnings per share

The Bank represents its diluted and basic earnings per common share in the separate statement of comprehensive income. Basic earnings per share (EPS) is calculated by dividing net profit attributable to shareholders of the Bank by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share is calculated by adjusting net profit attributable to common shareholders of the Bank, considering dilution effects from all potential common shares, and the weighted average number of common shares outstanding.

(29) Corrections of errors

Prior period errors shall be corrected by retrospective restatement in the first set of financial statements authorised for issue after their discovery except to the extent that it is impracticable to determine either the period-specific effects or the cumulative effect of the error.

4. Cash and Due from Banks

(1)	Cash and due from banks as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Cash	~~W~~	71,123	65,738
Due from banks in Korean won:
Due from Bank of Korea		3,607,069	1,972,258
Other due from banks in Korean won		50,937	45,715

		3,658,006	2,017,973
Due from banks in foreign currencies / off-shores		8,951,566	6,576,097

	~~W~~	12,680,695	8,659,808

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

4. Cash and Due from Banks, Continued

(2)	Restricted due from banks as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Reserve deposit	~~W~~	3,993,298	2,302,201
Deposit of monetary stabilization account		20,000	150,000
Others		316,476	308,676

	~~W~~	4,329,774	2,760,877

5. Securities Measured at FVTPL

(1)	Details of securities measured at fair value through profit or loss as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks	~~W~~	—	2,201,733	2,075,004
Equity investments		—	1,003,880	1,156,004
Beneficiary certificates		—	11,755,409	12,422,170
Government and public bonds		2,152,000	2,126,937	2,229,092
Financial bonds		350,000	349,155	349,891
Others		100,470	100,184	100,410

		2,602,470	17,537,298	18,332,571
Securities denominated in foreign currencies/off-shores:
Stocks		—	27,420	29,002
Equity investments		—	83,806	170,409
Beneficiary certificates		—	428,390	466,891

		—	539,616	666,302

	~~W~~	2,602,470	18,076,914	18,998,873

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

5. Securities Measured at FVTPL, Continued

	December 31, 2023
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks	~~W~~	—	2,151,564	2,044,046
Equity investments		—	905,853	1,002,008
Beneficiary certificates		—	9,411,162	9,887,428
Government and public bonds		1,686,000	1,637,507	1,784,605
Financial bonds		600,000	597,206	601,369
Others		50,470	50,234	50,372

		2,336,470	14,753,526	15,369,828
Securities denominated in foreign currencies/off-shores:
Stocks		—	27,398	26,918
Equity investments		—	104,369	157,892
Beneficiary certificates		—	477,542	489,767
Debt securities		14,183	13,876	14,151

		14,183	623,185	688,728

	~~W~~	2,350,653	15,376,711	16,058,556

(2)	Securities measured at fair value through profit or loss with disposal restrictions as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
Company	Number of shares	Carrying amount		Restricted period
TnJ Co., Ltd.	167,989	~~W~~	1,730	Undecided
National Happiness Fund Co., Ltd.	34,066		—	Undecided
SEMITECH Co., Ltd.	33,187		368	Undecided
Hongin Chemical Co., Ltd.	5,060		—	Undecided

	240,302	~~W~~	2,098

	December 31, 2023
Company	Number of shares	Carrying amount		Restricted period
National Happiness Fund	34,066	~~W~~	14,884	Undecided
SEMITECH Co., Ltd.	33,187		368	Undecided
Hongin Chemical Co., Ltd.	5,060		—	Undecided

	72,313		15,252

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

6. Securities Measured at FVOCI

(1)	Details of securities measured at FVOCI as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks and equity investments	~~W~~	—	13,364,051	13,796,437
Government and public bonds		1,125,000	1,119,692	1,122,372
Financial bonds		1,530,000	1,532,260	1,536,975
Corporate bonds		3,674,393	3,673,527	3,597,180
Others		1,350,680	1,350,680	3,369,379

		7,680,073	21,040,210	23,422,343
Securities denominated in foreign currencies/off-shores:
Equity securities		—	138	1,178
Debt securities		13,036,843	13,200,460	12,505,756

		13,036,843	13,200,598	12,506,934
Loaned securities:
Debt securities		60,000	59,444	60,139

	~~W~~	20,776,916	34,300,252	35,989,416

	December 31, 2023
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks and equity investments	~~W~~	—	11,277,639	11,709,407
Government and public bonds		1,575,000	1,561,815	1,558,377
Financial bonds		1,380,000	1,372,473	1,381,371
Corporate bonds		4,670,160	4,667,812	4,558,013
Others		1,500,680	1,500,680	3,933,681

		9,125,840	20,380,419	23,140,849
Securities denominated in foreign currencies/off-shores:
Equity securities		—	498	1,128
Debt securities		11,186,342	11,297,509	10,706,746

		11,186,342	11,298,007	10,707,874
Loaned securities:
Debt securities		40,000	39,483	39,341

	~~W~~	20,352,182	31,717,909	33,888,064

Equity instruments that are acquired due to debt-to-equity swap, investment in kind and investment in ventures and small and medium-sized enterprises are designated as measured at FVOCI. The realized pre-tax

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

6. Securities Measured at FVOCI, Continued

income and loss on disposal of equity securities for the six-month periods ended June 30, 2024 and 2023 and ~~W~~391,821 million of gain and ~~W~~25,153 million of gain, respectively, which are directly recognized in retained earnings.

(2)	Changes in securities measured at FVOCI for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024		2023
Beginning balance	~~W~~	33,888,064	37,684,919
Acquisition		6,637,590	3,110,755
Disposal		(4,483,379)	(4,491,963)
Change due to amortization		12,943	8,627
Change in fair value		(398,894)	36,782
Reclassification		(544,800)	—
Foreign exchange differences		840,590	302,770
Others (*)		37,302	1

Ending balance	~~W~~	35,989,416	36,651,891

(*)

For the six-month period ended June 30, 2024, others represent the increase in securities measured at FVOCI including shares of Inhwa Precision Co., Ltd. and KODACO Co., Ltd. acquired through exercise of conversion rights of the convertible bonds, shares of DPECO Co., Ltd. and Daewon Steel & Pipe Co., Ltd. acquired in accordance with the rehabilitation plan under the Debtor Rehabilitation and Bankruptcy Act, the shares of Aero Space Technology Of Korea Inc. acquired in accordance with the changes in creditor rights as resolved by the Financial Creditors’ Council and others. For the six-month period ended June 30, 2023, others represent the increase in securities measured at FVOCI including shares of Dae Yeong Metal Co., Ltd., Chew Young Roo Co., Ltd.

(3)	Securities measured at FVOCI with disposal restrictions in securities measured at FVOCI as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
Company	Number of shares	Carrying amount		Restricted period
High Gain Antenna Co., Ltd.	18,138	~~W~~	424	Undecided
UAMCO., Ltd.	113,050		194,907	Undecided
Kumho Tire Co., Inc.	21,339,320		139,559	Until July 6, 2024 (*)
ASTK Inc.	25,380,000		16,827	Until April 8, 2025
SYSCON Co., Ltd.	1,139,325		13,610	One month from the listing date
SM LAB Co., Ltd.	296,624		5,038	One month from the listing date

	48,286,457	~~W~~	370,365

(*)	From July 6, 2021, 50% of the shares may be sold every year.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

6. Securities Measured at FVOCI, Continued

	December 31, 2023
Company	Number of shares	Carrying amount		Restricted period
High Gain Antenna Co., Ltd.	18,138	~~W~~	372	Undecided
UAMCO., Ltd.	113,050		196,670	Undecided
Kumho Tire Co., Inc.	21,339,320		115,019	Until July 6, 2024 (*)

	21,470,508	~~W~~	312,061

(*)	From July 6, 2021, 50% of the shares may be sold every year.

(4)	Changes in the loss allowance in relation to securities measured at FVOCI for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024
	Lifetime expected credit loss
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	16,186	1,173	73,063	90,422
Transfer to 12-month expected credit loss		32	(32)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(57)	57	—	—
Transfer to credit-impaired		(66)	66	—	—
Provision for (reversal of) loss allowance		3,277	(193)	119	3,203
Disposal		(347)	—	—	(347)
Foreign currency translation and others		955	(386)	1,188	1,757

Ending balance	~~W~~	19,980	685	74,370	95,035

	2023
	Lifetime expected credit loss
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	11,041	2,398	72,740	86,179
Transfer to 12-month expected credit loss		1,209	(1,209)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		—	—	—	—
Transfer to credit-impaired		—	—	—	—
Provision for (reversal of) loss allowance		4,658	(330)	275	4,603
Disposal		(137)	—	—	(137)
Foreign currency translation and others		132	183	344	659

Ending balance	~~W~~	16,903	1,042	73,359	91,304

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

7. Securities Measured at Amortized Cost

(1)	Securities measured at amortized cost as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Amortized cost		Fair value
Securities denominated in Korean won:
Government and public bonds	~~W~~	4,035,674	4,035,674
Financial bonds		2,191,286	2,190,917
Corporate bonds		2,443,466	2,434,855

		8,670,426	8,661,446
Securities denominated in foreign currencies:
Corporate bonds		166,086	166,086
Less: loss allowance		(8,980)

	~~W~~	8,827,532	8,827,532

	December 31, 2023
	Amortized cost		Fair value
Securities denominated in Korean won:
Government and public bonds	~~W~~	3,841,102	3,841,102
Financial bonds		2,456,764	2,456,431
Corporate bonds		2,141,858	2,132,972

		8,439,724	8,430,505
Securities denominated in foreign currencies:
Corporate bonds		152,683	152,683
Less: loss allowance		(9,219)

	~~W~~	8,583,188	8,583,188

(2)	Changes in securities measured at amortized cost for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024		2023
Beginning balance	~~W~~	8,583,188	6,355,884
Acquisition		2,346,980	1,732,183
Redemption		(2,128,648)	(1,395,000)
Change due to amortization		13,464	19,531
Impairment loss		—	(4,491)
Reversal of impairment losses		239	—
Foreign currency translation		12,309	—

Ending balance	~~W~~	8,827,532	6,708,107

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

8. Loans Measured at FVTPL

(1)	Loans measured at FVTPL as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024			December 31, 2023
	Amortized cost		Fair value (Carrying amounts)	Amortized cost	Fair value (Carrying amounts)
Loans in Korean won:
Privately placed corporate bonds	~~W~~	384,320	439,026	422,724	488,432
Loans in foreign currencies:
Privately placed corporate bonds		3,021	—	2,804	—

	~~W~~	387,341	439,026	425,528	488,432

(2)	Gains (losses) related to loans measured at FVTPL for the six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Transaction gains on loans measured at FVTPL:
Transaction gains	~~W~~	3,282	3,700	4,217	5,707
Transaction losses		(1,417)	(1,417)	(3,828)	(4,082)

		1,865	2,283	389	1,625
Valuation gains (losses) on loans measured at FVTPL:
Valuation gains		388	2,416	(5,908)	3,750
Valuation losses		5,834	(18,087)	(10,544)	(15,375)

		6,222	(15,671)	(16,452)	(11,625)

	~~W~~	8,087	(13,388)	(16,063)	(10,000)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

9. Loans Measured at Amortized Cost

(1)	Loans measured at amortized cost and loss allowance for loan as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024			December 31, 2023
	Amortized cost		Fair value	Amortized cost	Fair value
Loans in Korean won:
Loans for working capital	~~W~~	68,097,925	67,304,933	69,353,773	68,310,908
Loans for facility development		60,965,658	59,859,714	61,149,089	59,856,968
Loans for households		126,325	125,036	143,534	142,911
Inter-bank loans		3,055,354	2,855,578	2,971,744	2,807,208

		132,245,262	130,145,261	133,618,140	131,117,995
Loans in foreign currencies:
Loans		32,774,255	32,720,288	29,820,779	29,740,998
Inter-bank loans		5,089,614	5,070,024	3,879,644	3,865,256
Off-shore loans		22,400,912	22,199,863	20,816,849	20,691,653

		60,264,781	59,990,175	54,517,272	54,297,907
Other loans:
Bills bought in foreign currency		2,460,825	2,420,098	2,033,111	1,995,544
Advances for customers on acceptances and guarantees		8,960	9	24,593	11,463
Privately placed corporate bonds		2,134,357	2,113,947	2,307,802	2,231,504
Others		9,669,879	9,448,987	10,566,404	10,403,677

		14,274,021	13,983,041	14,931,910	14,642,188

		206,784,064	204,118,477	203,067,322	200,058,090

Less:
Loss allowance for loan		(2,807,749)		(3,099,978)
Present value discount		(10,788)		(11,054)
Deferred loan origination costs and fees		27,863		25,490

	~~W~~	203,993,390		199,981,780

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

9. Loans Measured at Amortized Cost, Continued

(2)	Changes in loss allowance for loan for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	587,840	1,423,097	1,089,041	3,099,978
Transfer to 12-month expected credit loss		1,876	(1,876)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(167,524)	168,129	(605)	—
Transfer to credit-impaired		(171,779)	(24,523)	196,302	—
Provision for (reversal of) loss allowance		345,512	(244,424)	(170,173)	(69,085)
Write-offs		—	—	(363)	(363)
Recovery		—	—	39,095	39,095
Disposal		—	—	(270,331)	(270,331)
Debt-to-equity swap		—	—	(44,302)	(44,302)
Foreign currency translation		12,696	14,195	6,030	32,921
Other		2,313	13,740	3,783	19,836

Ending balance	~~W~~	610,934	1,348,338	848,477	2,807,749

	2023
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	289,254	2,340,836	1,367,141	3,997,231
Transfer to 12-month expected credit loss		73,175	(56,173)	(17,002)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(134,586)	168,934	(34,348)	—
Transfer to credit-impaired		(10,627)	(122,398)	133,025	—
Provision for (reversal of) loss allowance		269,291	(789,489)	(116,516)	(636,714)
Write-offs		—	—	(47,615)	(47,615)
Recovery		—	—	33,570	33,570
Disposal		—	—	(188,127)	(188,127)
Debt-to-equity swap		—	—	(99,205)	(99,205)
Foreign currency translation		4,887	15,152	6,576	26,615
Other		720	5,587	(28,745)	(22,438)

Ending balance	~~W~~	492,114	1,562,449	1,008,754	3,063,317

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

9. Loans Measured at Amortized Cost, Continued

(3)	Gains (losses) related to loans measured at amortized cost for the three-month and six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Reversal of loan allowance for loan	~~W~~	75,908	69,085	134,733	636,714
Gains (loss) on disposal of loan		(34,848)	(27,277)	11,341	11,341

	~~W~~	41,060	41,808	146,074	648,055

(4)	Changes in net deferred loan origination costs and fees for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024		2023
Beginning balance	~~W~~	25,490	21,224
New deferrals		10,407	9,314
Amortization		(8,034)	(7,593)

Ending balance	~~W~~	27,863	22,945

10. Derivative Financial Instruments

The Bank’s derivative financial instruments consist of trading derivatives and hedging derivatives, depending on the nature of each transaction. The Bank enters into hedging derivative transactions mainly for the purpose of hedging risk related to changes in fair values of the underlying assets and liabilities and future cash flows.

The Bank enters into trading derivative transactions such as futures, forwards, swaps and options for arbitrage transactions by speculating on the future value of the underlying asset. Derivatives held-for trading transactions include contracts with the Bank’s clients and its liquidation position.

For the purpose of hedging the exposure to the variability of fair values and cash flows of funds in Korean won by changes in interest rate, the Bank mainly uses interest swaps or currency swaps. The main counterparties are foreign financial institutions and local banks. In addition, to hedge the exposure to the variability of fair values of bonds in foreign currencies by changes in interest rate or foreign exchange rate, the Bank mainly uses interest swaps or currency swaps.

The Bank applies net investment hedge accounting by designating non-derivative financial instruments as hedging instruments and any gain or loss on the hedging instruments relating to the effective portion of the hedge is recognised in other comprehensive income and accumulated in the foreign currency translation reserve.

Gains and losses on the hedging instrument accumulated in the foreign currency translation reserve are reclassified to profit or loss on the disposal or partial disposal of the foreign operation.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

10. Derivative Financial Instruments, Continued

(1)	The notional amounts outstanding for derivative contracts and the carrying amounts of the derivative financial instruments as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate:
Futures	~~W~~	60,600	463,459	—	—
Forwards		150,000	980,000	16,103	47,255
Swaps		365,563,691	365,581,589	1,250,738	1,886,174
Options		6,402,241	18,355,790	333,565	610,531

		372,176,532	385,380,838	1,600,406	2,543,960
Currency:
Forwards		62,989,589	43,200,372	2,214,975	807,212
Swaps		72,362,595	88,673,222	5,639,289	6,379,220
Options		479,597	475,450	2,805	857

		135,831,781	132,349,044	7,857,069	7,187,289
Stock:
Options		13,291	581,500	271	18
Allowance and other adjustments		—	—	(10,689)	(1,480)

		508,021,604	518,311,382	9,447,057	9,729,787
Hedging purpose derivative financial instruments:
Interest rate (*):
Swaps		45,268,604	45,268,604	85,240	352,724
Currency:
Swaps		10,736,521	10,954,569	145,595	594,304
Allowance and other adjustments		—	—	(49)	(3,161)

		56,005,125	56,223,173	230,786	943,867

	~~W~~	564,026,729	574,534,555	9,677,843	10,673,654

(*)	The expected maximum period for which derivative contracts, applied the cash flow hedge accounting, are exposed to risk of cash flow fluctuation is until April 29, 2025.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

10. Derivative Financial Instruments, Continued

	December 31, 2023
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate
Futures	~~W~~	10,000	178,898	—	—
Forwards		150,000	960,000	19,805	61,903
Swaps		328,237,476	328,249,544	1,175,713	1,590,340
Options		7,060,912	14,242,205	363,225	477,698

		335,458,388	343,630,647	1,558,743	2,129,941
Currency
Forwards		49,981,210	34,750,324	1,138,767	681,269
Swaps		56,661,776	71,544,517	4,134,336	4,148,686
Options		283,101	284,177	755	2,437

		106,926,087	106,579,018	5,273,858	4,832,392
Stock
Options		3,041	334,536	278	128
Allowance and other adjustments		—	—	(11,855)	(1,075)

		442,387,516	450,544,201	6,821,024	6,961,386
Hedging purpose derivative financial instruments:
Interest rate (*)
Swaps		37,996,299	37,996,299	88,620	337,955
Currency
Swaps		10,411,160	10,225,034	473,876	358,865
Allowance and other adjustments		—	—	(195)	(3,305)

		48,407,459	48,221,333	562,301	693,515

	~~W~~	490,794,975	498,765,534	7,383,325	7,654,901

(*)	The expected maximum period for which derivative contracts, applied the cash flow hedge accounting, are exposed to risk of cash flow fluctuation is until April 29, 2025.

(2)	The notional amounts outstanding for the hedging instruments by period as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Interest rate:
Notional amounts outstanding	~~W~~	642,309	349,131	9,633,809	26,539,667	8,103,688	45,268,604
Currency:
Notional amounts outstanding		390,634	742,840	1,964,059	6,314,215	1,324,773	10,736,521

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

10. Derivative Financial Instruments, Continued

	December 31, 2023
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Interest rate:
Notional amounts outstanding	~~W~~	894,844	1,337,050	4,089,937	24,151,788	7,522,680	37,996,299
Currency:
Notional amounts outstanding	~~W~~	701,180	622,774	1,970,389	5,721,728	1,395,089	10,411,160

(3)	Details of the balances of the hedging instruments by risk type as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Notional amounts			Balances		Changes in fair value for the period
	Buy		Sell	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Swaps	~~W~~	97,244	97,244	—	—	(630)
Fair value hedge accounting:
Interest rate risk:
Swaps		45,171,360	45,171,360	85,240	352,724	(150,529)
Currency risk:
Swaps		10,736,521	10,954,569	145,595	594,304	(428,600)

		55,907,881	56,125,929	230,835	947,028	(579,129)

	~~W~~	56,005,125	56,223,173	230,835	947,028	(579,759)

	December 31, 2023
	Notional amounts			Balances		Changes in fair value for 2023
	Buy		Sell	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Swaps	~~W~~	90,258	90,258	—	—	(3,222)
Fair value hedge accounting:
Interest rate risk:
Swaps		37,906,041	37,906,041	88,620	337,955	684,976
Currency risk
Swaps		10,411,160	10,225,034	473,876	358,865	428,419

		48,317,201	48,131,075	562,496	696,820	1,113,395

	~~W~~	48,407,459	48,221,333	562,496	696,820	1,110,173

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

10. Derivative Financial Instruments, Continued

(4)	Details of the balances of the hedged items by risk type as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Carrying amounts			Change in value of the hedged item		Changes in fair value for the period	Cash flow hedge reserve
	Assets		Liabilities	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Debt debentures	~~W~~	—	55,568	—	—	—	2,527
Fair value hedge accounting:
Interest rate risk:
Securities measured at FVOCI		6,203,726	—	(19,786)	—	(55,409)	—
Debt debentures		—	38,644,482	—	(1,319,476)	198,416	—
Other liabilities (Deposits, etc.)		—	254,407	—	(23,433)	3,482	—

		6,203,726	38,898,889	(19,786)	(1,342,909)	146,489	—

Currency risk:
Debt debentures		—	10,449,119	—	412,532	429,047	—

		6,203,726	49,348,008	(19,786)	(930,377)	575,536	—

	~~W~~	6,203,726	49,403,576	(19,786)	(930,377)	575,536	2,527

	December 31, 2023
	Carrying amounts			Change in value of the hedged item		Changes in fair value for 2023	Cash flow hedge reserve
	Assets		Liabilities	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Debt debentures	~~W~~	—	90,258	—	—	—	4,034
Fair value hedge accounting:
Interest rate risk:
Securities measured at FVOCI		5,423,921	—	129,096	—	89,803	—
Debt debentures		—	33,375,068	—	(1,094,649)	(769,319)	—
Other liabilities (Deposits, etc.)		—	110,422	—	(18,518)	(885)	—

		5,423,921	33,485,490	129,096	(1,113,167)	(680,401)	—

Currency risk:
Debt debentures		—	10,206,197	—	300,053	(425,112)	—

		5,423,921	43,691,687	129,096	(813,114)	(1,105,513)	—

	~~W~~	5,423,921	43,781,945	129,096	(813,114)	(1,105,513)	4,034

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

10. Derivative Financial Instruments, Continued

(5)	Details of hedge ineffectiveness recognized in profit or loss from derivatives for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024		2023
Interest rate risk	~~W~~	(4,040)	893
Currency risk		447	3,195

	~~W~~	(3,593)	4,088

(6)

The summary of the amounts that have affected the statement of comprehensive income as a result of applying cash flow hedge accounting for the six-month periods ended June 30, 2024 and 2023 is as follows:

	2024
	Change in the value of the hedging instrument recognized in other comprehensive income		Hedge ineffectiveness recognized in profit or loss (*)	Amount reclassified from other comprehensive income to profit or loss (*)
Interest rate risk	~~W~~	(670)	40	(837)

(*)	Recognized in gains or losses related to hedging purpose derivatives.

	2023
	Change in the value of the hedging instrument recognized in other comprehensive income		Hedge ineffectiveness recognized in profit or loss (*)	Amount reclassified from other comprehensive income to profit or loss (*)
Interest rate risk	~~W~~	(727)	(27)	-

(*)	Recognized in gains or losses related to hedging purpose derivatives.

(7)	Details of net investments in foreign operations as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Changes in fair value		Other comprehensive income for hedges of net investments in foreign operations
Currency (foreign exchange risk)	~~W~~	92,131	(209,406)

	December 31, 2023
	Changes in fair value		Other comprehensive income for hedges of net investments in foreign operations
Currency (foreign exchange risk)	~~W~~	20,402	(117,276)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

10. Derivative Financial Instruments, Continued

(8)	Details of hedging instruments in hedge of net investments in foreign operations as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Carrying amount		Changes in fair value for the period	Change in the value of the hedging instrument recognized in other comprehensive income for the period	Hedge ineffectiveness recognized in profit or loss for the period
Debentures in foreign currencies	~~W~~	1,225,992	(92,131)	(92,131)	-

	December 31, 2023
	Carrying amount		Changes in fair value for the year	Change in the value of the hedging instrument recognized in other comprehensive income for the year	Hedge ineffectiveness recognized in profit or loss for the year
Debentures in foreign currencies	~~W~~	1,137,428	(20,402)	(20,402)	-

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

11. Investments in Subsidiaries and Associates

(1)	Investments in subsidiaries and associates as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Subsidiaries:
KDB Asia Ltd.	~~W~~	332,907	332,907
KDB Bank Europe Ltd. (*1)		149,527	126,602
KDB Ireland Ltd.		62,389	62,389
KDB Bank Uzbekistan Ltd.		47,937	47,937
Banco KDB Do Brazil S.A. (*2)		54,171	51,275
PT KDB Tifa Finance Tbk		85,288	85,288
KDB Silicon Valley LLC		118,615	118,615
KDB OCCASIO II, L.P.		143,600	138,850
KDB Synergy, L.P.		19,872	19,872
KDB Investment Co., Ltd.		70,000	70,000
KDB Biz Co., Ltd.		1,500	1,500
KDB Capital Corporation		597,290	597,290
Korea BTL Financing 1		107,914	115,086
Korea Railroad Financing 1		70,041	72,907
Korea Education Financing		33,216	35,744
KDB Infrastructure Investment Asset Management Co., Ltd.		16,843	16,843
KDB Consus Value PEF (*3)		449,431	177,353
KDB-IAP OBOR PEF (*4)		—	—
Green Initiative 2nd Private Equity Fund		135,687	135,687
KDBC Co-investment Private Equity Fund		47,957	26,751
KDB Asia PEF		88,066	88,066
KDB Small Medium Mezzanine PEF		33,350	33,350
Corporate Liquidity Assistance Agency Co., Ltd.		1,000,000	1,000,000

		3,665,601	3,354,312
Associates:
Korea Electric Power Co., Ltd.		16,921,067	16,921,067
Korea Tourism Organization		337,286	337,286
Korea Infrastructure Fund II		212,368	212,515
Korea Ocean Business Corporation		631,777	631,777
Korea Real Estate Board		58,492	58,492
Hanwha Ocean Co., Ltd. (*5)		1,821,717	1,496,741
HMM Co., Ltd. (*6)		4,530,350	3,932,440
GM Korea Company (*7)		442,530	455,904
HANJIN KAL (*8)		500,000	500,000
Korean Air Lines Co., Ltd.		330,477	330,477
TAEYOUNG ENGINEERING & CONSTRUCTION		54,719	—
Others (*9)		2,600,060	2,571,997

		28,440,843	27,448,696

	~~W~~	32,106,444	30,803,008

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

(*1)

The Bank recognized reversal of impairment losses amounting to ~~W~~22,925 million for the period ended June 30, 2024 and ~~W~~1,150 million for the year ended December 31, 2023, respectively, due to an increase in value in use resulting from the enhancement of expected cash flows from the shares held by the Bank.

(*2)

The Bank recognized a reversal of impairment losses amounting to ~~W~~2,896 million for the period ended June 30, 2024 and ~~W~~11,513 million for the year ended December 31, 2023 due to a decrease in value in use resulting from the decline in expected cash flows from the shares held by the Bank.

(*3)

The Bank recognized impairment losses amounting to ~~W~~27,064 million for the period ended June 30, 2024 and ~~W~~93,109 for the year ended December 31, 2023, respectively, due to a decrease in value in use resulting from the decline of expected cash flows from the shares held by the Bank.

(*4)

The decrease in the net asset value due to the decrease in the fair value of assets held prior to the previous year was considered as objective evidence of impairment and an impairment loss was recognized, resulting in a carrying value of “0”.

(*5)

Due to the increase in the recoverable amount resulting from the rise in the fair value of the held shares, the Bank recognized a reversal of impairment loss of ~~W~~324,976 million for the period ended June 30, 2024 and ~~W~~366,972 million for the year ended December 31, 2023.

(*6)

The Bank selected the Pan Ocean-JKL consortium as the preferred bidder on December 18, 2023 for the shares of HMM Co., Ltd. for the year ended December 31, 2023. The shares of HMM Co., Ltd. was classified to the assets held for sale from the investments in associates. However, as negotiations regarding the sale of shares with the Pan Ocean-JKL consortium fell through on February 7, 2024, the shares was retrospectively reclassified the investments in associates for the period ended June 30, 2024. As a result of reclassifying the shares from the assets held for sale to the investment in associates, an impairment reversal of ~~W~~703,996 million was recognized for the year ended December 31, 2023. Additionally, due to an increase in the recoverable amount resulting from the rise in the fair value of the retained shares, an impairment reversal of ~~W~~53,110 million was recognized for the period ended June 30, 2024.

(*7)

The Bank recognized a reversal of impairment loss amounting to ~~W~~13,374 million for the period ended June 30, 2024 due to the decrease in value in use based on the operating cash flow. Additionally, The Bank recognized a reversal of impairment loss amounting to ~~W~~79,450 million for the year ended December 31, 2023.

(*8)	The Bank recognized a reversal of impairment loss amounting to ~~W~~147,239 million for the year ended December 31, 2023. due to the increase in value in use based on the operating cash flow.
(*9)

The Bank recognized a reversal of impairment losses amounting to ~~W~~10,875 million for AJU PRIVATE EQUITY FUND NO.2 and 13 other companies for the year ended June 30, 2024. The Bank recognized a reversal of impairment losses amounting to ~~W~~1,763 million for AJU PRIVATE EQUITY FUND NO.2 and 13 other companies for the year ended December 31, 2023.

(2)	The market value of marketable investments in subsidiaries and associates as of June 30, 2024 and December 31, 2023 are as follows:

	Market value			Carrying amounts
	June 30, 2024		December 31, 2023	June 30, 2024	December 31, 2023
Korea Electric Power Co., Ltd.	~~W~~	4,133,874	3,992,346	16,921,067	16,921,067
HMM Co., Ltd.		4,538,442	3,939,482	4,530,350	3,228,444
HANJIN KAL		456,215	514,124	500,000	500,000
Korean Airlines Co., Ltd.		284,578	292,534	330,477	330,477
Hanwha Ocean Co., Ltd.		1,825,002	1,499,429	1,821,717	1,496,741

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

(3)	The key financial information of subsidiaries and associates invested and ownership ratios as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia Ltd.	Hong Kong	December	Finance	~~W~~	4,400,842	3,584,326	816,516	217,364	46,764	104,581	100.00
KDB Bank Europe Ltd.	Hungary	December	Finance		1,338,447	1,189,510	148,937	68,057	9,604	8,234	100.00
KDB Ireland Ltd.	Ireland	December	Finance		1,317,790	1,156,613	161,177	55,557	7,081	21,788	100.00
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		976,195	797,454	178,741	48,529	27,642	41,386	86.32
Banco KDB Do Brazil S.A.	Brazil	December	Finance		630,834	509,423	121,411	50,237	7,845	1,301	100.00
PT KDB Tifa Finance Tbk	Indonesia	December	Finance		146,141	46,069	100,072	7,637	2,736	3,984	84.65
KDB Silicon Valley LLC	USA	December	Finance		143,563	1,760	141,803	3,481	859	11,007	100.00
KDB OCCASIO II, L.P.	Cayman Islands	December	Financial investment		176,222	1,472	174,750	7,680	7,258	19,488	90.00
KDB Synergy, L.P.	Cayman Islands	December	Financial investment		61,060	37,700	23,360	1,826	541	2,195	100.00
KDB Capital Corporation	Korea	December	Specialized Credit Finance		10,345,832	8,690,326	1,655,506	472,229	135,195	136,143	99.92
Korea BTL Financing 1 (*1)	Korea	Semi- annually	Financial investment		262,299	177	262,122	7,539	5,155	5,155	41.67
Korea Railroad Financing 1 (*1)	Korea	Semi- annually	Financial investment		144,291	6	144,285	3,879	2,604	2,604	50.00
Korea Education Financing (*1)	Korea	Semi- annually	Financial investment		67,776	8	67,768	1,724	1,352	1,352	50.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		63,398	7,110	56,288	20,090	9,483	9,483	84.16
KDB Investment Co., Ltd.	Korea	December	Finance		90,911	1,653	89,258	5,233	1,966	1,966	100.00
KDB Biz Co., Ltd.	Korea	December	Services		10,250	4,057	6,193	16,454	2,587	2,587	100.00
KDB Consus Value PEF	Korea	December	Financial investment		17,731,557	17,581,067	150,490	949,315	(1,470)	(508,466)	75.92
KDB-IAP OBOR PEF (*2)	Korea	December	Financial investment		64,497	73,069	(8,572)	—	(545)	(1,137)	33.52
KDB Asia PEF (*2)	Korea	December	Financial investment		235,626	189	235,437	—	3,413	18,433	50.00
KDB Small Medium Mezzanine PEF	Korea	December	Financial investment		67,672	75	67,597	1,297	(18,919)	(18,919)	66.67
Green Initiative 2nd Private Equity Fund (*2)	Korea	December	Financial investment		811,382	374,750	436,632	248,436	(3,493)	(3,498)	38.00
KDBC Co-investment Private Equity Fund	Korea	December	Financial investment		103,760	137	103,623	41,247	33,177	33,177	70.00
Corporate Liquidity Assistance Agency Co., Ltd.	Korea	December	Financial investment		1,590,499	514,999	1,075,500	20,077	7,645	7,645	100.00

Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity generation	~~W~~	241,150,288	202,890,460	38,259,828	43,766,450	626,549	973,727	32.90
Korea Tourism Organization	Korea	December	Culture and tourism administration		1,194,261	371,549	822,712	381,074	8,110	8,162	43.58
Korea Infrastructure Financing 2 Co.	Korea	December	Financial investment		929,509	104,235	825,274	54,718	51,291	51,291	26.67
Korea Ocean Business Corporation	Korea	December	Finance		13,338,069	5,417,164	7,920,905	290,100	(143,413)	32,555	20.80
Korea Real Estate Board	Korea	December	Appraisal		345,710	81,987	263,723	122,360	26,348	26,104	30.60

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	June 30, 2024
	Country	Fiscal year end	Industry	Assets	Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
GM Korea Company (*3)	Korea	December	Manufacturing	8,690,926	4,766,913	3,924,013	7,420,041	732,945	698,241	17.02
HMM Co., Ltd.	Korea	December	Foreign cargo transportation	29,058,922	5,383,191	23,675,731	4,993,297	1,145,956	2,769,261	30.87
HANJIN KAL (*3)	Korea	December	Holding compnay	4,012,793	926,026	3,086,767	139,981	244,996	252,849	10.58
Korean Airlines Co., Ltd. (*3)	Korea	December	Air passenger transportation	31,483,227	21,141,868	10,341,359	8,693,676	727,377	767,765	3.32
Hanwha Ocean Co., Ltd. (*3)	Korea	December	Manufacturing	16,228,382	11,890,725	4,337,657	4,819,718	23,515	32,744	19.50
TAEYOUNG ENGINEERING & CONSTRUCTION (*4)	Korea	December	Construction	5,470,890	5,045,902	424,988	1,436,658	24,069	19,489	11.98

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	December 31, 2023
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia (HK) Ltd.	Hong Kong	December	Finance	~~W~~	4,011,578	3,299,643	711,935	322,406	62,770	80,327	100.00
KDB Bank Europe Ltd.	Hungary	December	Finance		1,379,518	1,238,011	141,507	137,648	8,454	30,487	100.00
KDB Ireland Ltd.	Ireland	December	Finance		1,182,367	1,042,978	139,389	85,944	10,194	15,241	100.00
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		888,598	751,243	137,355	83,945	47,004	33,272	86.32
Banco KDB Do Brazil S.A.	Brazil	December	Finance		637,659	517,549	120,110	131,662	14,396	25,061	100.00
PT KDB Tifa Finance Tbk	Indonesia	December	Finance		150,511	54,424	96,087	14,843	4,480	7,332	84.65
KDB Silicon Valley LLC	USA	December	Finance		132,634	1,839	130,795	8,254	3,574	5,711	100.00
KDB OCCASIO II, L.P.	Cayman Islands	December	Finance		155,351	90	155,261	18,225	15,257	14,228	90.00
KDB Synergy, L.P.	Cayman Islands	December	Finance		21,185	20	21,165	2,809	1,194	1,521	100.00
KDB Capital Corporation	Korea	December	Specialized credit finance		9,776,950	8,227,089	1,549,861	744,953	207,287	205,033	99.92
Korea BTL Financing 1 (*1)	Korea	Semi- annually	Financial investment		279,733	192	279,541	15,888	(4,753)	(4,753)	41.67
Korea Railroad Financing 1 (*1)	Korea	Semi- annually	Financial investment		150,436	11	150,425	9,840	9,446	9,446	50.00
Korea Education Financing (*1)	Korea	Semi- annually	Financial investment		72,755	8	72,747	3,390	(10,097)	(10,097)	50.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		73,868	10,563	63,305	40,431	19,402	19,202	84.16
KDB Investment Co., Ltd.	Korea	December	Finance		131,258	1,366	129,892	10,104	3,118	3,153	100.00
KDB Biz Co., Ltd.	Korea	December	Services		7,200	3,594	3,606	27,528	678	(55)	100.00
KDB Consus Value PEF	Korea	December	Financial investment		17,496,596	17,116,238	380,358	1,491,269	11,790	1,614,265	70.56
KDB-IAP OBOR PEF (*2)	Korea	December	Financial investment		59,864	67,299	(7,435)	—	(6,285)	(6,229)	33.52
KDB Asia PEF (*2)	Korea	December	Financial investment		217,186	182	217,004	1	(241)	14,879	50.00
KDB Small Medium Mezzanine PEF	Korea	December	Financial investment		86,610	94	86,516	4,203	972	972	66.67
Green Initiative 2nd Private Equity Fund (*2)	Korea	December	Financial investment		822,461	378,517	443,944	18,478	(7,613)	(8,251)	38.00
KDBC Co-investment Private Equity Fund	Korea	December	Financial investment		40,232	80	40,152	2,737	2,479	2,479	70.00
Corporate Liquidity Assistance Agency Co., Ltd.	Korea	December	Financial investment		1,672,215	604,360	1,067,855	61,571	2,893	2,893	100.00

Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity generation	~~W~~	239,714,965	202,450,215	37,264,750	88,219,461	(4,822,549)	(5,032,584)	32.90
Korea Tourism Organization	Korea	December	Culture and tourism administration		1,213,223	398,563	814,660	868,365	6,129	(8,016)	43.58
Korea Infrastructure Fund II	Korea	December	Financial investment		892,813	88,389	804,424	105,605	98,850	98,850	26.67
Korea Ocean Business Corporation	Korea	December	Finance		12,445,716	4,765,386	7,680,330	382,768	(579,708)	(371,921)	20.80
Korea Real Estate Board	Korea	December	Appraisal		297,439	52,429	245,010	226,450	17,028	11,072	30.60

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	December 31, 2023
	Country	Fiscal year end	Industry	Assets	Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
GM Korea Company (*3)	Korea	December	Manufacturing	8,040,972	4,673,023	3,367,949	13,829,398	1,642,204	1,642,204	17.02
HMM Co., Ltd.	Korea	December	Foreign cargo transportation	25,713,363	4,272,550	21,440,813	8,400,969	968,560	1,323,878	29.20
HANJIN KAL (*3)	Korea	December	Holding company	3,784,922	931,046	2,853,876	275,727	385,139	301,583	10.58
Korean Air Lines Co., Ltd. (*3)	Korea	December	Air passenger transportation	30,391,776	20,576,568	9,815,208	16,111,796	1,061,165	814,521	3.32
Hanwha Ocean Co., Ltd. (*3)	Korea	December	Manufacturing	13,944,773	9,632,616	4,312,157	7,408,312	159,886	(10,004)	19.50

(*1)

The investees are financed by the Bank and managed by KDB Infrastructure Investments Asset Management Co., Ltd. They were included in the scope of consolidation even though the Bank holds less than half of the voting rights because the Bank is exposed to variable returns and has the ability to affect those returns through its power over the investee.

(*2)

Although the Bank’s shareholding in the investee is less than 50%, it controls the investee since it is exposed, or has right to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.

(*3)	Although the Bank’s shareholding is less than 20%, the Bank has significant influence considering the right to elect the investees’ directors and the Bank classifies the companies as associates.
(*4)

Although the Bank’s shareholding is less than 20%, as the main creditor bank, the Bank have initiated management procedures that designate the Bank as the managing institution. Consequently, the Bank have acquired significant influence, such as the ability to participate in the financial and operating policies of the company, and have classified it as an associate.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

12. Property and Equipment

Changes in property and equipment for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024
	January 1, 2024		Acquisition/ depreciation	Disposal	Reclassifi- cation	Foreign exchange differences	June 30, 2024
Acquisition cost:
Land	~~W~~	307,481	—	—	10,683	—	318,164
Buildings and structures		635,054	2,066	(909)	820	—	637,031
Leasehold improvements		46,003	492	—	—	77	46,572
Vehicles		585	—	—	—	25	610
Equipment		62,730	637	(91)	—	237	63,513
Construction in progress		1,817	—	—	—	—	1,817
Right-of-use assets (Real estate)		122,090	15,118	(13,694)	—	5,364	128,878
Right-of-use assets (Vehicles)		11,245	520	(1,742)	—	117	10,140
Right-of-use assets (Others)		93	—	(5)	—	7	95
Others		170,173	2,600	(46)	—	358	173,085

		1,357,271	21,433	(16,487)	11,503	6,185	1,379,905
Accumulated depreciation:
Buildings and structures (*)		254,358	8,363	—	722	(1)	263,442
Leasehold improvements		37,520	1,425	—	—	(269)	38,676
Vehicles		544	9	—	—	22	575
Equipment (*)		51,321	2,042	(90)	—	151	53,424
Right-of-use assets (Real estate)		51,066	16,544	(12,610)	—	2,096	57,096
Right-of-use assets (Vehicles)		5,277	1,599	(1,742)	—	54	5,188
Right-of-use assets (Others)		37	22	(6)	—	1	54
Others		149,680	4,963	(46)	—	221	154,818

		549,803	34,967	(14,494)	722	2,275	573,273
Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	802,084	(13,534)	(1,993)	10,781	3,910	801,248

(*)	The amounts include government grants.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

12. Property and Equipment, Continued

	2023
	January 1, 2023		Acquisition/ depreciation	Disposal	Reclassifi- cation	Foreign exchange differences	June 30, 2023
Acquisition cost:
Land	~~W~~	301,959	—	—	4,678	—	306,637
Buildings and structures		627,664	1,159	—	4,327	—	633,150
Leasehold improvements		44,856	47	(730)	625	658	45,456
Vehicles		719	—	(140)	—	7	586
Equipment		60,156	1,626	(519)	—	133	61,396
Construction in progress		—	2,791	—	(2,791)	—	—
Right-of-use assets (Real estate)		126,035	27,022	(27,199)	—	1,715	127,573
Right-of-use assets (Vehicles)		7,977	10,436	(1,464)	—	(8,523)	8,426
Right-of-use assets (Others)		93	—	—	—	3	96
Others		157,730	5,365	(453)	—	188	162,830

		1,327,189	48,446	(30,505)	6,839	(5,819)	1,346,150
Accumulated depreciation:
Buildings and structures (*)		233,783	9,595	—	2,495	—	245,873
Leasehold improvements		36,391	1,400	(731)	—	432	37,492
Vehicles		628	36	(141)	—	5	528
Equipment (*)		47,728	2,278	(491)	—	71	49,586
Right-of-use assets (Real estate)		45,968	16,677	(18,633)	—	410	44,422
Right-of-use assets (Vehicles)		4,154	1,243	(1,437)	—	8	3,968
Right-of-use assets (Others)		9	20	—	—	1	30
Others		140,971	4,612	(414)	—	113	145,282

		509,632	35,861	(21,847)	2,495	1,040	527,181
Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	812,173	12,585	(8,658)	4,344	(6,859)	813,585

(*)	The amounts include government grants.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

13. Investment Property

Changes in investment property for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024
	January 1, 2024		Acquisition/ depreciation	Reclassification	June 30, 2024
Acquisition cost:
Land	~~W~~	55,450	—	(10,683)	44,767
Buildings and structures		55,992	—	(820)	55,172

		111,442	—	(11,503)	99,939
Accumulated depreciation:
Buildings and structures		34,645	877	(722)	34,800
Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	73,822	(877)	(10,781)	62,164

	2023
	January 1, 2023		Acquisition/ depreciation	Reclassification	June 30, 2023
Acquisition cost:
Land	~~W~~	61,008	—	(4,678)	56,330
Buildings and structures		59,414	—	(2,161)	57,253

		120,422	—	(6,839)	113,583
Accumulated depreciation:
Buildings and structures		35,734	1,381	(2,495)	34,620

Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	81,713	(1,381)	(4,344)	75,988

The fair value of the Bank’s investment property, as determined based on valuation by an independent appraiser, amounts to ~~W~~82,977 million and ~~W~~92,553 million as of June 30, 2024 and December 31, 2023, respectively. Additionally, fair value of investment in property is classified as level 3 according to the fair value hierarchy in Note 44.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

14. Intangible Assets

Changes in intangible assets for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024
	January 1, 2024		Acquisition	Disposal	Amortization	Foreign exchange differences	June 30, 2024
Development expense	~~W~~	55,907	1,024	—	(23,341)	40	33,630
Equipment usage right		409	—	—	(26)	28	411
Other deposits provided		11,542	—	—	—	66	11,608
Others		17,603	1,927	—	(3,658)	270	16,142

	~~W~~	85,461	2,951	—	(27,025)	404	61,791

	2023
	January 1, 2023		Acquisition	Disposal	Amortization	Foreign exchange differences	June 30, 2023
Development expense	~~W~~	87,593	6,047	—	(22,073)	12	71,579
Equipment usage right		452	—	—	(25)	15	442
Other deposits provided		11,789	—	(267)	—	32	11,554
Others		18,655	1,999	—	(5,132)	52	15,574

	~~W~~	118,489	8,046	(267)	(27,230)	111	99,149

15. Other Assets

Other assets as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Accounts receivable	~~W~~	6,463,620	6,676,728
Unsettled domestic exchange receivables		1,267,195	1,938,307
Accrued income		1,289,376	1,200,380
Guarantee deposits		451,479	343,333
Prepaid expenses		20,461	19,000
Advance payments		8,607	8,555
Financial guarantee asset		44,673	48,182
Others		24,769	21,330

		9,570,180	10,255,815
Loss allowance for other assets		(73,520)	(76,445)
Present value discount		(4,166)	(3,587)

	~~W~~	9,492,494	10,175,783

The carrying amounts of financial assets included in other assets above amounted to ~~W~~9,403,878 million and ~~W~~10,136,642 million as of June 30, 2024 and December 31, 2023, respectively, and their fair value amounted to ~~W~~9,402,755 million and ~~W~~10,133,962 million as of June 30, 2024 and December 31, 2023, respectively.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

16. Financial Liabilities Measured at FVTPL

(1)	Financial liabilities designated at fair value through profit or loss as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Debentures	~~W~~	1,691,885	1,515,655
Deposits		499,623	404,406

	~~W~~	2,191,508	1,920,061

Changes in fair value of structured debentures and deposits which hedge accounting are applied, are recognized in profit or loss, but structured debentures with no hedge accounting applied to, are measured at amortized costs. Therefore, such structured debentures and deposits, not applied to hedge accounting, have been designated at FVTPL to eliminate mismatch in measurements of accounting profit and loss.

(2)

The difference between the carrying amount and contractual cash flow amount of financial liabilities designated at fair value through profit or loss as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Carrying amount	~~W~~	2,191,508	1,920,061
Contractual cash flow amounts		2,686,192	2,380,244

Difference	~~W~~	(494,684)	(460,183)

17. Deposits

Deposits as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024			December 31, 2023
	Amortized cost		Fair value	Amortized cost	Fair value
Deposits in Korean won:
Demand deposits	~~W~~	84,371	84,371	155,186	155,186
Time and savings deposits		50,935,756	50,989,313	51,011,074	51,054,680
Certificates of deposit		545,514	545,144	74,363	74,080

		51,565,641	51,618,828	51,240,623	51,283,946
Deposits in foreign currencies:
Demand deposits		837,771	836,477	836,797	836,658
Time and savings deposits		6,645,882	6,618,243	6,049,678	6,045,288
Certificates of deposit		8,863,076	8,872,898	6,866,270	6,880,941

		16,346,729	16,327,618	13,752,745	13,762,887
Off-shore deposits in foreign currencies:
Demand deposits		884,180	884,180	904,364	904,364

	~~W~~	68,796,550	68,830,626	65,897,732	65,951,197

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

18. Borrowings

(1)	Borrowings as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	—	3.01	~~W~~	4,885,617	4,829,105
Borrowings in foreign currencies	—	7.30		19,329,137	19,236,551
Off-shore borrowings in foreign currencies	2.25	6.14		3,788,021	3,771,346
Others	0.16	6.02		4,518,785	4,509,528

				32,521,560	32,346,530

Deferred borrowing costs				(6,536)

			~~W~~	32,515,024

	December 31, 2023
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	0.10	3.41	~~W~~	4,787,182	4,726,465
Borrowings in foreign currencies	0.14	7.38		16,655,307	16,584,979
Off-shore borrowings in foreign currencies	2.42	6.18		4,011,646	3,985,025
Others	—	6.02		2,298,142	2,293,650

				27,752,277	27,590,119

Deferred borrowing costs				(6,648)

			~~W~~	27,745,629

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

18. Borrowings, Continued

(2)	Borrowings in Korean won before adjusting for gains and losses on deferred borrowing costs as of June 30, 2024 and December 31, 2023 are as follows:

Lender	Classification	Annual interest rate (%)	June 30, 2024		December 31, 2023

Ministry of Economy and Finance	Borrowings from government fund (*)	2.82 ~ 2.83	~~W~~	72,736	77,629

Korea SMEs and Startups Agency	Borrowings from small and medium enterprise promotion fund	1.26 ~ 2.40		61,570	59,171

Ministry of Culture, Sports and Tourism	Borrowings from tourism promotion fund	1.08 ~ 2.33		3,144,112	3,080,914

Korea Energy Agency	Borrowings from fund for rational use of energy	0.50 ~ 1.75		273,575	256,472

Local governments	Borrowings from local small and medium enterprise promotion fund	0.50 ~ 3.01		18,940	22,620

The Bank of Korea	Borrowings from Bank of Korea	—		390,075	418,866

Others	Borrowings from petroleum enterprise fund and others	0.00 ~ 2.91		924,609	871,510

			~~W~~	4,885,617	4,787,182

(*)	Borrowings from government fund are subordinated borrowings.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

18. Borrowings, Continued

(3)	Borrowings and off-shore borrowings in foreign currencies before adjusting for gains and losses on deferred borrowing costs as of June 30, 2024 and December 31, 2023 are as follows:

Lender	Classification	Annual interest rate (%)	June 30, 2024		December 31, 2023

Mizuho and others	Bank loans from foreign funds	4.01 ~ 6.31	~~W~~	2,788,187	2,076,759

Korea Exim Bank	Exchange equalization fund borrowings in foreign currencies	—		—	23,931

Central Bank of the Republic Uzbekistan and others	Off-shore short term borrowings	5.08 ~ 5.59		1,708,854	2,185,972

China Development Bank and others	Off-shore long term borrowings	2.25 ~ 6.14		2,079,167	1,825,674

Others	Short-term borrowings in foreign currencies	0.26 ~ 7.08		15,493,059	13,730,337

	Long term borrowings in foreign currencies	0.63 ~ 7.30		1,047,891	824,280

			~~W~~	23,117,158	20,666,953

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

19. Debentures

Details of debentures as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	0.98	7.05	~~W~~	112,392,649	112,370,248
Discount on debentures				(207,156)
Valuation adjustment for fair value hedges				(245,594)

				111,939,899
Debentures in foreign currencies:
Debentures	—	9.70		25,853,551	26,392,631
Discount on debentures				(43,611)
Premium on debentures				23
Valuation adjustment for fair value hedges				(683,048)

				25,126,915
Off-shore debentures:
Debentures	—	9.47		21,734,520	21,612,479
Discount on debentures				(64,793)
Valuation adjustment for fair value hedges				21,698

				21,691,425

			~~W~~	158,758,239	160,375,358

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

19. Debentures, Continued

	December 31, 2023
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	0.96	6.60	~~W~~	115,066,663	114,805,330
Discount on debentures				(147,257)
Valuation adjustment for fair value hedges				(226,273)

				114,693,133
Debentures in foreign currencies:
Debentures	0.40	10.87		23,278,766	23,733,405
Discount on debentures				(36,276)
Premium on debentures				47
Valuation adjustment for fair value hedges				(561,938)

				22,680,599
Off-shore debentures:
Debentures	—	11.15		19,628,771	19,359,808
Discount on debentures				(62,251)
Valuation adjustment for fair value hedges				(6,385)

				19,560,135

			~~W~~	156,933,867	157,898,543

20. Defined Benefit Assets

The Bank implements a defined benefit retirement pension plan based on employee compensation benefits and service periods. The plan assets are in trusts with Kookmin Bank, Samsung Life Insurance Co., Ltd., etc.

(1)	Details of net defined benefit assets as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Present value of defined benefit obligation	~~W~~	395,292	389,839
Fair value of plan assets		(461,065)	(458,759)

Net defined benefit assets	~~W~~	(65,773)	(68,920)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

20. Defined Benefit Assets, Continued

(2)	Changes in net defined benefit assets for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024
	Present value of defined benefit obligation		Fair value of plan assets	Net defined benefit assets
Beginning balance	~~W~~	389,839	(458,759)	(68,920)
Current service costs		15,065	—	15,065
Interest expense (income)		8,479	(10,293)	(1,814)
Payments from the plan		(18,091)	7,987	(10,104)

Ending balance	~~W~~	395,292	(461,065)	(65,773)

	2023
	Present value of defined benefit obligation		Fair value of plan assets	Net defined benefit assets
Beginning balance	~~W~~	354,703	(442,473)	(87,770)
Current service costs		14,181	—	14,181
Interest expense (income)		9,110	(11,575)	(2,465)
Payments from the plan		(19,988)	19,706	(282)

Ending balance	~~W~~	358,006	(434,342)	(76,336)

(3)	Fair value of plan assets for each type as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024			December 31, 2023
	Quoted market prices		Unquoted market prices	Quoted market prices	Unquoted market Prices
Due from banks	~~W~~	—	461,065	—	458,759

(4)	Defined benefit costs recognized in profit or loss for the three-month and six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Current service costs	~~W~~	7,495	15,065	7,087	14,181
Interest expense, net		(908)	(1,814)	(1,233)	(2,465)

	~~W~~	6,587	13,251	5,854	11,716

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

20. Defined Benefit Assets, Continued

(5)	The principal actuarial assumptions used as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024	December 31, 2023
Discount rate (%)	4.58 ~ 4.60	4.58 ~ 4.60
Future salary increasing rate (%)	5.50	5.50

(6)	The present value sensitivity of defined benefit obligation as changes in principal actuarial assumptions as of December 31, 2023 is as follows:

Sensitivity
	1% increase in assumption	1% decrease in assumption
Discount rate	8.36% decrease	9.70% increase
Future salary increasing rate	9.52% increase	8.37% decrease

(7)	The weighted average duration of defined benefit obligation is 9.64 years as of December 31, 2023.

21. Provisions

(1)	Details of provisions as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Provision for payment guarantees	~~W~~	427,683	592,098
Provision for unused commitments		343,169	398,641
Provision for financial guarantee		8,452	50,763
Provision for possible losses from lawsuits		168	168
Provision for restoration		13,991	13,722
Other provision		3,391	3,391

	~~W~~	796,854	1,058,783

(2)	Changes in provision for payment guarantees for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	230,436	317,138	44,524	592,098
Transfer to 12-month expected credit loss		36,073	(36,065)	(8)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(62,334)	63,334	(1,000)	—
Transfer to credit-impaired exposures		(34,888)	(1,306)	36,194	—
Impairment loss (gain)		59,656	(186,207)	(75,755)	(202,306)
Foreign currency translation		36,946	470	475	37,891

Ending balance	~~W~~	265,889	157,364	4,430	427,683

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

21. Provisions, Continued

	2023
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	64,150	537,255	352,020	953,425
Transfer to 12-month expected credit loss		193,158	(133,509)	(59,649)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(12,652)	99,180	(86,528)	—
Transfer to credit-impaired exposures		—	(1,883)	1,883	—
Impairment gain		(3,831)	(183,453)	(201,872)	(389,156)
Foreign currency translation		12,180	16,422	168	28,770

Ending balance	~~W~~	253,005	334,012	6,022	593,039

(3)	Changes in provision for unused commitments for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	114,277	272,952	11,412	398,641
Transfer to 12-month expected credit loss		17,760	(17,755)	(5)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(109,125)	109,222	(97)	—
Transfer to credit-impaired		(75,467)	(121)	75,588	—
Impairment loss (gain)		184,340	(237,914)	(8,935)	(62,509)
Foreign currency translation		4,947	2,026	64	7,037

Ending balance	~~W~~	136,732	128,410	78,027	343,169

	2023
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	121,771	300,309	9,310	431,390
Transfer to 12-month expected credit loss		22,814	(16,639)	(6,175)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(12,443)	55,758	(43,315)	—
Transfer to credit-impaired		—	(4,220)	4,220	—
Impairment loss (gain)		(30,899)	(50,417)	42,206	(39,110)
Foreign currency translation		2,283	68	1,916	4,267

Ending balance	~~W~~	103,526	284,859	8,162	396,547

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

21. Provisions, Continued

(4)	Changes in provision for financial guarantee for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	3,122	42,240	5,401	50,763
Transfer to 12-month expected credit loss		—	—	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(20)	20	—	—
Transfer to credit-impaired		—	(56)	56	—
Impairment loss (gain)		425	(39,238)	(3,498)	(42,311)

Ending balance	~~W~~	3,527	2,966	1,959	8,452

	2023
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	661	36,682	5,398	42,741
Transfer to 12-month expected credit loss		802	(553)	(249)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(56)	121	(65)	—
Transfer to credit-impaired		—	(8,418)	8,418	—
Impairment loss (gain)		1,686	15,665	(1,622)	15,729

Ending balance	~~W~~	3,093	43,497	11,880	58,470

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

21. Provisions, Continued

(5)	Changes of lawsuit provision, provision for restoration and other provision for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024
	Lawsuit provision		Provision for restoration	Other provision
Beginning balance	~~W~~	168	13,722	3,391
Decrease of provision		—	(95)	—
Provision used and others		—	364	—

Ending balance	~~W~~	168	13,991	3,391

	2023
	Lawsuit provision		Provision for restoration	Other provision
Beginning balance	~~W~~	239	14,206	6,029
Decrease of provision		(4)	(544)	—
Provision used and others		(67)	188	(2,638)

Ending balance	~~W~~	168	13,850	3,391

(6)	Provision for payment guarantees and financial guarantee

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed are not recognized on the statement of financial position, but are disclosed as off-statement of financial position items in the notes to the financial statements. The Bank provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (“CCF”) and provision rates under the Bank’s expected credit loss model, and records the provision as a reserve for expected credit losses on acceptances and guarantees.

In the case of financial guarantee contracts, when the amount calculated using the same method as above is greater than the initial amount less amortization of fees recognized, the difference is recorded as provision for financial guarantee.

(7)	Provision for unused commitments

The Bank records a provision for a certain portion of unused credit lines which is calculated using a CCF as provision for unused commitments applying provision rates under the Bank’s expected credit loss model.

(8)	Provision for possible losses from lawsuits

As of June 30, 2024, the Bank is involved in 7 lawsuits as a plaintiff and 19 lawsuits as a defendant. The aggregate amounts of claims as a plaintiff and a defendant amounted to ~~W~~139,020 million and ~~W~~182,254 million, respectively. The Bank provided a provision against contingent loss from pending lawsuits as of June 30, 2024 and additional losses may be incurred depending on the result of pending lawsuits.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

21. Provisions, Continued

Major lawsuits in progress as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Contents	Amounts		Status of lawsuit
Plaintiff:
Korea Trade Insurance Corporation and one other	Claim for guarantee insurance	~~W~~	136,538	1st and 2nd trial ruled against the Bank; 3rd trial in progress
CIEF Co., Ltd. and 4 others	Claim for payment of stock transactions		1,500	1st trial in progress

Defendant:
Shinhan Bank and Woori Bank	Claim for damages		76,838	1st trial ruled in favor of the Bank; 2nd trial in progress
Dongbu Corporation	Claim for nullity of table of rehabilitation creditor		33,997	1st trial ruled in favor of the Bank; 2nd trial ruled against the Bank; 3rd trial reversed and remanded; 2nd trial in progress
Dongbu Corporation	Claim for objection of request (participation to support)		19,658	1st trial in progress
Woori Bank	Claim for profit and loss settlement		14,500	1st and 2nd trial ruled against the Bank; 3rd trial in progress
Korea Trade Insurance Corporation	Claim for recovery		11,870	1st trial in progress
One individual	Claim for cancellation of pledge		8,610	1st trial in progress

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

21. Provisions, Continued

	December 31, 2023
	Contents	Amounts		Status of lawsuit
Plaintiff:
Korea Trade Insurance Corporation and one other	Claim for guarantee insurance	~~W~~	136,538	1st, 2nd trial ruled against the Bank; 3rd trial in progress

Defendant:
Shinhan Bank and Woori Bank	Claim for damages		76,838	1st trial ruled in favor of the Bank
131 individuals including Mr. Kang	Claim for wage		35,459	1st , 2nd trial ruled in favor of the Bank
Dongbu Corporation	Claim for nullity of table of rehabilitation creditor		33,997	1st trial ruled in favor of the Bank; 2nd trial ruled against the Bank; 3rd trial in progress
Dongbu Corporation	Claim for objection of request (participation to support)		19,658	1st trial in progress
Woori Bank	Claim for profit and loss settlement		14,500	1st, 2nd trial ruled against the Bank; 3rd trial in progress
Korea Trade Insurance Corporation	Claim for recovery		11,870	1st trial in progress
One individual	Claim for cancellation of pledge		8,610	1st trial in progress

(9)	Other provision

The Bank recognised other provision as a reserve for other miscellaneous purpose.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

22. Other Liabilities

(1)	Other liabilities as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Accounts payable	~~W~~	6,404,978	6,627,972
Lease liabilities		92,073	97,231
Accrued expense		2,616,893	2,515,484
Advance receipts		—	32
Unearned income		85,712	91,617
Deposits withholding tax		43,421	52,038
Guarantee money received		720,576	718,975
Foreign exchanges payable		19,382	19,088
Domestic exchanges payable		585,265	533,833
Borrowing from trust accounts		1,762,184	1,037,094
Financial guarantee liability		46,395	50,388
Others		128,402	381,831

		12,505,281	12,125,583
Present value discount		(18,790)	(25,158)

	~~W~~	12,486,491	12,100,425

The carrying amount of financial liabilities included in other liabilities above amounted to ~~W~~12,209,094 million and ~~W~~11,823,274 million as of June 30, 2024 and December 31, 2023, respectively, and their fair value amounted to ~~W~~12,178,404 million and ~~W~~11,800,828 million as of June 30, 2024 and December 31, 2023, respectively.

(2)	Details of lease liabilities as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Face value		Discount	Carrying amounts
Real estate	~~W~~	86,533	(18,281)	68,252
Vehicles		5,487	1,864	7,351
Others		53	(11)	42

	~~W~~	92,073	(16,428)	75,645

	December 31, 2023
	Face value		Discount	Carrying amounts
Real estate	~~W~~	90,518	(22,984)	67,534
Vehicles		6,657	462	7,119
Others		56	(2)	54

	~~W~~	97,231	(22,524)	74,707

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

22. Other Liabilities, Continued

(3)	The amount related to lease recognized in the separate statement of comprehensive income for the three-month and six-month periods ended June 30, 2024 and 2023 is as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Depreciation of right-of-use assets
Real estate	~~W~~	8,391	16,544	8,498	16,677
Vehicles		812	1,599	649	1,243
Others		12	22	10	20

		9,215	18,165	9,157	17,940
Interest expenses on the lease liabilities		479	1,079	719	1,310
Expense relating to leases of low-value assets		128	7,613	2,529	4,395

	~~W~~	9,822	26,857	12,405	23,645

(4)	Cash flows used in lease liabilities for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024		2023
Decrease in lease liabilities	~~W~~	14,894	9,629
Lease payments relating to leases of low-value assets		7,613	4,395

	~~W~~	22,507	14,024

(5)	Maturity analysis of undiscounted lease payments relating to lease liabilities as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Within 3 months		3 months ~ 1 year	1 year ~ 5 years	Over 5 years	Total
Lease payments	~~W~~	10,490	26,718	41,157	13,708	92,073

	December 31, 2023
	Within 3 months		3 months ~ 1 year	1 year ~ 5 years	Over 5 years	Total
Lease payments	~~W~~	10,111	24,687	49,975	12,458	97,231

23. Equity

(1) Issued capital

The Bank is authorized to issue up to 6,000 million shares of common stock and has 5,226,311,768 shares issued and 4,785,311,768 shares issued as of June 30, 2024 and December 31, 2023, respectively, and outstanding with a total par value (~~W~~5,000 of par value per share) of ~~W~~26,131,559 million and ~~W~~23,926,559 million as of June 30, 2024 and December 31, 2023, respectively.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

23. Equity, Continued

(2) Capital surplus

Capital surplus as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Paid-in capital in excess of par value	~~W~~	23,030	33,847
Surplus from capital reduction (*1)		44,373	44,373
Other capital surplus (*2)		2,390,495	2,390,495

	~~W~~	2,457,898	2,468,715

(*1)

The Bank reduced ~~W~~5,178,600 million of its issued capital in 1998 and 2000 to offset its accumulated deficit amounting to ~~W~~5,134,227 million. As the result of the capital reduction, ~~W~~44,373 million of surplus exceeding accumulated deficit was recorded in capital surplus in equity.

(*2)

The difference in the amount of shares issued and the carrying value of net asset acquired occurring from the merger of the Bank with KDB Financial Group Inc. and Korea Finance Corporation are recognized as other capital surplus.

(3) Accumulated other comprehensive income

(i)	Accumulated other comprehensive income as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Net gain on securities measured at FVOCI
Valuation gain on securities measured at FVOCI (before tax)	~~W~~	2,185,339	2,528,823
Loss allowance for securities measured at FVOCI (before tax)		95,035	90,422
Income tax effect		(602,019)	(691,480)

		1,678,355	1,927,765
Exchange differences on translation of foreign operations:
Exchange differences on translation of foreign operations (before tax)		287,174	152,225
Income tax effect		—	—

		287,174	152,225
Valuation gain on cash flow hedge:
Valuation gain on cash flow hedge (before tax)		2,527	4,034
Income tax effect		(667)	(1,065)

		1,860	2,969
Net loss on hedges of net investments in foreign operations:
Net loss on hedges of net investments in foreign operations (before tax)		(209,406)	(117,276)
Income tax effect		55,283	30,961

		(154,123)	(86,315)
Remeasurements of defined benefit liabilities:
Remeasurements of defined benefit liabilities (before tax)		120,558	120,558
Income tax effect		(31,826)	(31,826)

		88,732	88,732
Fair value changes on financial liabilities designated at fair value due to credit risk:
Valuation gain on financial liabilities designated at fair value due to credit risk (before tax)		90,948	99,153
Income tax effect		(24,012)	(26,178)

		66,936	72,975

	~~W~~	1,968,934	2,158,351

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

23. Equity, Continued

(ii)	Changes in accumulated other comprehensive income for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024
	January 1, 2024		Increase (Decrease)	Tax Effect	June 30, 2024
Gain (loss) on securities measured at FVOCI	~~W~~	1,927,765	(338,871)	89,461	1,678,355
Exchange differences on translation of foreign operations		152,225	134,949	—	287,174
Valuation gain (loss) on cash flow hedge		2,969	(1,507)	398	1,860
Valuation gain (loss) on hedges of net investments in foreign operations		(86,315)	(92,131)	24,323	(154,123)
Remeasurements of defined benefit liabilities		88,732	—	—	88,732
Valuation gain (loss) on financial liabilities designated at fair value due to credit risk		72,975	(8,205)	2,166	66,936

	~~W~~	2,158,351	(305,765)	116,348	1,968,934

	2023
	January 1, 2023		Increase (Decrease)	Tax Effect	June 30, 2023
Gain (loss) on securities measured at FVOCI	~~W~~	2,557,521	60,312	(12,443)	2,605,390
Exchange differences on translation of foreign operations		132,126	52,561	—	184,687
Valuation gain (loss) on cash flow hedge		5,322	(727)	199	4,794
Valuation gain (loss) on hedges of net investments in foreign operations		(71,202)	(42,004)	10,992	(102,214)
Remeasurements of defined benefit liabilities		104,870	—	143	105,013
Valuation gain (loss) on financial liabilities designated at fair value due to credit risk		90,696	(14,896)	4,056	79,856

	~~W~~	2,819,333	55,246	2,947	2,877,526

(4) Retained earnings

In accordance with the Korea Development Bank Act, the Bank is required to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or offset an accumulated deficit.

In accordance with the Korea Development Bank Act, the Bank offsets an accumulated deficit with reserves. If the reserve is insufficient to offset the accumulated deficit, the Korean government is responsible for the deficit.

(i)	Retained earnings as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Legal reserve	~~W~~	3,725,456	2,721,885
Voluntary reserve
Regulatory reserve for loan losses		77,581	211,996
Unappropriated retained earnings		8,157,942	7,943,027

	~~W~~	11,960,979	10,876,908

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

23. Equity, Continued

(ii)	Changes in legal reserve for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024		2023
Beginning balance	~~W~~	2,721,885	2,535,892
Transfer from retained earnings		1,003,571	185,993

Ending balance	~~W~~	3,725,456	2,721,885

(iii)	Changes in unappropriated retained earnings for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024		2023
Beginning balance	~~W~~	7,943,027	4,439,026
Contribution to legal reserve		(1,003,571)	(185,993)
Transfer from regulatory reserve for credit losses		134,415	35,256
Dividends		(878,125)	(164,743)
Reclassification of gain or loss on equity securities measured at FVOCI		288,380	18,513
Profit for the period		1,673,816	2,814,593

Ending balance	~~W~~	8,157,942	6,956,652

(5) Regulatory reserve for credit losses

The Bank is required to provide a regulatory reserve for credit losses in accordance with Regulations on Supervision of Banking Business 29(1) and (2). The details of regulatory reserve for credit losses are as follows:

(i)	Regulatory reserve for credit losses as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Beginning balance	~~W~~	77,581	211,996
Provision for (reversal of) regulatory reserve for credit losses		93,978	(134,415)

Ending balance	~~W~~	171,559	77,581

(ii)

Required reversal of regulatory reserve for credit losses and profit after adjusting regulatory reserve for loan losses for the three-month and six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Profit for the period	~~W~~	1,080,682	1,673,816	1,723,074	2,814,593
Obligated amount of reversal of (provision for) regulatory reserve for credit losses		201,899	(93,978)	113,426	(55,548)

Profit after adjusting regulatory reserve for credit losses	~~W~~	1,282,581	1,579,838	1,836,500	2,759,045

Earnings per share after adjusting regulatory reserve for credit losses (in won)	~~W~~	246	316	389	590

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

24. Net Interest Income

Net interest income for the three-month and six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income:
Due from banks	~~W~~	98,350	182,415	97,008	216,699
Securities measured at FVTPL		21,786	41,638	11,324	20,190
Securities measured at FVOCI		231,450	444,416	201,611	387,302
Securities measured at amortized cost		84,954	171,474	56,006	103,977
Loans measured at FVTPL		4,253	6,536	3,679	6,880
Loans measured at amortized cost		2,645,743	5,278,764	2,441,939	4,838,358

		3,086,536	6,125,243	2,811,567	5,573,406
Interest expense:
Financial liabilities measured at FVTPL		(27,980)	(52,732)	(20,603)	(39,739)
Deposits		(601,923)	(1,237,949)	(573,558)	(1,156,016)
Borrowings		(437,661)	(856,672)	(338,040)	(644,822)
Debentures		(1,739,885)	(3,415,136)	(1,456,071)	(2,858,613)

		(2,807,449)	(5,562,489)	(2,388,272)	(4,699,190)

	~~W~~	279,087	562,754	423,295	874,216

25. Net Fees and Commission Income

Net fees and commission income for the three-month and six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Fees and commission income:
Loan commissions	~~W~~	43,426	81,765	42,175	78,100
Underwriting and investment consulting commissions		34,804	61,742	23,254	40,140
Brokerage and agency commissions		2,112	3,426	1,786	3,475
Trust and retirement pension plan commissions		9,774	20,305	9,553	19,444
Fees on asset management		407	677	398	1,112
Other fees		46,660	88,178	36,238	62,055

		137,183	256,093	113,404	204,326
Fees and commission expenses:
Brokerage and agency fees		(3,014)	(5,803)	(2,225)	(5,539)
Other fees		(10,068)	(16,732)	(5,479)	(11,554)

		(13,082)	(22,535)	(7,704)	(17,093)

	~~W~~	124,101	233,558	105,700	187,233

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

26. Dividend Income

Dividend income for the three-month and six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Securities measured at FVTPL	~~W~~	46,657	90,874	53,646	87,682
Securities measured at FVOCI		—	124,583	85	121,754
Investments in subsidiaries and associates		136,008	438,996	52,011	252,406

	~~W~~	182,665	654,453	105,742	461,842

27. Net Gain (Loss) on Securities Measured at FVTPL

Net gain (loss) related to securities measured at FVTPL for the three-month and six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on securities measured at FVTPL:
Gains on sale	~~W~~	32,629	69,305	25,090	56,610
Gains on valuation		154,426	412,867	77,244	290,771

		187,055	482,172	102,334	347,381
Losses on securities measured at FVTPL:
Losses on sale		(7,413)	(34,919)	(41,281)	(47,587)
Losses on valuation		(57,752)	(200,330)	(63,991)	(137,316)
Purchase related expense		(2)	(4)	(4)	(16)

		(65,167)	(235,253)	(105,276)	(184,919)

	~~W~~	121,888	246,919	(2,942)	162,462

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

28. Net Gain (Loss) on Financial Liabilities Measured at FVTPL

Net gain (loss) related to financial liabilities designated at fair value through profit or loss (“FVTPL”) for the three-month and six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on financial liabilities measured at FVTPL:
Gains on valuation	~~W~~	(25,771)	51,369	7,988	9,995
Losses on financial liabilities measured at FVTPL:
Losses on redemption		—	(704)	—	(698)
Losses on valuation		(8,245)	(13,130)	78,532	(15,148)

		(8,245)	(13,834)	78,532	(15,846)

	~~W~~	(34,016)	37,535	86,520	(5,851)

29. Net Gain (Loss) on Securities Measured at FVOCI

Net gain (loss) related to securities measured at FVOCI for the three-month and six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on securities measured at FVOCI:
Gains on sale	~~W~~	7,889	9,672	1,523	2,834
Reversal of impairment losses		1,094	1,159	(925)	—

		8,983	10,831	598	2,834
Losses on securities measured at FVOCI:
Losses on sale		(400)	(416)	(185)	(185)
Impairment losses		(3,560)	(4,362)	(4,328)	(4,603)

		(3,960)	(4,778)	(4,513)	(4,788)

	~~W~~	5,023	6,053	(3,915)	(1,954)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

30. Net Gain (Loss) on Derivatives

Net gain (loss) on derivatives for the three-month and six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain on trading purpose derivatives:
Gains on trading purpose derivatives:
Interest	~~W~~	893,500	2,401,754	753,685	2,266,670
Currency		4,405,232	9,970,867	2,926,521	7,904,937
Stock		192	887	230	1,756
Gains on adjustment of derivatives		(670)	4,657	63,629	66,875

		5,298,254	12,378,165	3,744,065	10,240,238
Losses on trading purpose derivatives:
Interest		(862,965)	(2,273,984)	(611,081)	(2,084,634)
Currency		(4,373,560)	(9,804,301)	(2,979,020)	(7,915,216)
Stock		(230)	(755)	(257)	(1,801)
Losses on adjustment of derivatives		74	(6,134)	26,581	(2,047)

		(5,236,681)	(12,085,174)	(3,563,777)	(10,003,698)

		61,573	292,991	180,288	236,540
Net gain (loss) on hedging purpose derivatives:
Gains on hedging purpose derivatives:
Interest		46,067	61,861	(242,615)	71,522
Currency		31,793	122,774	117,510	305,418
Gains on adjustment of derivatives		84	182	28	44

		77,944	184,817	(125,077)	376,984
Losses on hedging purpose derivatives:
Interest		74,925	(152,172)	(2,957)	(7,861)
Currency		(182,831)	(594,375)	(189,865)	(240,328)
Losses on adjustment of derivatives		(104)	(212)	(92)	(253)

		(108,010)	(746,759)	(192,914)	(248,442)

		(30,066)	(561,942)	(317,991)	128,542
Net gain (loss) on fair value hedged items:
Gains on fair value hedged items:
Gains on valuation		28,686	430,663	125,532	184,410
Gains on redemption		20,001	149,322	99,227	132,827

		48,687	579,985	224,759	317,237
Losses on fair value hedged items:
Losses on valuation		(262,257)	(511,603)	175,147	(615,955)
Losses on redemption		(59,720)	(213,866)	(142,256)	(196,294)

		(321,977)	(725,469)	32,891	(812,249)

		(273,290)	(145,484)	257,650	(495,012)

	~~W~~	(241,783)	(414,435)	119,947	(129,930)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

30. Net Gain (Loss) on Derivatives, Continued

Related with cash flow hedge, the Bank recognized ~~W~~40 million of gain and ~~W~~27 million of loss in the statement of comprehensive income as the ineffective portion for the period ended June 30, 2024 and 2023, respectively.

31. Net Gain on Foreign Currency Transaction

Net gain on foreign currency transaction for the three-month and six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain (loss) on foreign exchange transactions:
Gains on foreign exchange transactions	~~W~~	181,256	363,812	253,776	507,172
Losses on foreign exchange transactions		(172,471)	(343,975)	(253,981)	(513,153)

		8,785	19,837	(205)	(5,981)
Net gain on foreign exchange translations:
Gains on foreign exchange translations		6,394,902	14,378,855	2,433,360	8,374,573
Losses on foreign exchange translations		(6,103,049)	(13,827,338)	(2,428,691)	(8,011,700)

		291,853	551,517	4,669	362,873

	~~W~~	300,638	571,354	4,464	356,892

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

32. Other Operating Expense, net

Other operating income and expense for the three-month and six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other operating income:
Gains on sale of loans	~~W~~	26,851	35,268	28,597	28,597
Gains on disposal of loans measured at FVTPL		3,282	3,700	4,217	5,707
Gains on valuation of loans measured at FVTPL		388	2,416	(5,908)	3,750
Reversal of provisions		5	164	158	630
Others		12,017	22,937	9,839	23,102

		42,543	64,485	36,903	61,786
Other operating expenses:
Losses on sale of loans		(61,699)	(62,545)	(17,256)	(17,256)
Losses on disposal of loans measured at FVTPL		(1,417)	(1,417)	(3,828)	(4,082)
Losses on valuation of loans measured at FVTPL		5,834	(18,087)	(10,544)	(15,375)
Losses on disposal of investments in subsidiaries and associates		—	(7,203)	—	—
Increase of provisions		(34)	(69)	(36)	(82)
Insurance expenses		(25,085)	(50,085)	(25,435)	(51,202)
Credit guarantee fund salary		(54,804)	(107,828)	(53,704)	(107,765)
Educational taxes		(14,293)	(30,683)	(13,538)	(27,460)
Foreign security contributions		(1,568)	(4,981)	(8,476)	(10,792)
Others		(5,096)	(10,121)	(7,926)	(13,887)

		(158,162)	(293,019)	(140,743)	(247,901)

	~~W~~	(115,619)	(228,534)	(103,840)	(186,115)

33. Reversal of Credit Losses

Reversal of credit losses for the three-month and six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Reversal of loss allowance for loan	~~W~~	(75,908)	(69,085)	(134,733)	(636,714)
Provision for (reversal of) loss allowance for other assets		(660)	(2,598)	1,734	2,391
Reversal of payment guarantees		(10,172)	(202,306)	(685,927)	(389,156)
Reversal of unused commitments		(17,313)	(62,509)	(87,288)	(39,110)
Provision for (reversal of) financial guarantee		(30,506)	(42,311)	15,875	15,729

	~~W~~	(134,559)	(378,809)	(890,339)	(1,046,860)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

34. General and Administrative Expenses

General and administrative expenses for the three-month and six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Payroll costs:
Short-term employee benefits	~~W~~	85,090	180,706	83,855	178,051
Defined benefit costs		6,587	13,251	5,854	11,716
Defined contribution costs		482	1,042	434	2,155

		92,159	194,999	90,143	191,922
Depreciation and amortization:
Depreciation of property and equipment		17,604	34,967	18,812	35,861
Amortization of intangible assets		13,541	27,025	13,563	27,230

		31,145	61,992	32,375	63,091
Other:
Employee welfare benefits		9,209	19,125	9,286	16,714
Rent expenses		2,305	4,650	1,007	2,663
Taxes and dues		6,377	14,403	5,914	13,400
Advertising expenses		3,816	5,292	2,347	3,676
Electronic data processing expenses		22,466	44,464	24,302	46,414
Fees and charges		2,271	22,733	2,987	21,351
Others		10,522	20,195	10,663	19,388

		56,966	130,862	56,506	123,606

	~~W~~	180,270	387,853	179,024	378,619

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

35. Other Non-Operating Income and Expense

Other non-operating income and expense for the three-month and six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other non-operating income:
Gains on disposal of property and equipment	~~W~~	8	127	40	385
Gains on disposal of intangible assets		—	—	2	2
Rental income on investment property		195	406	212	433
Others		73	1,339	142	1,588

		276	1,872	396	2,408
Other non-operating expenses:
Losses on disposal of property and equipment		(154)	(881)	(608)	(1,689)
Depreciation of investment property		(439)	(877)	(932)	(1,381)
Donations		(441)	(566)	(3,424)	(3,562)
Others		(121)	(2,209)	(56)	(2,317)

		(1,155)	(4,533)	(5,020)	(8,949)

	~~W~~	(879)	(2,661)	(4,624)	(6,541)

36. Income Tax Expense

(1)	Income tax expense for the three-month and six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Current income tax (*)	~~W~~	(100,159)	207,826	12,695	109,333
Net adjustments for prior years		(17,774)	(217,116)	(10,905)	(23,108)
Changes in deferred income taxes on temporary differences		595,707	354,864	247,587	371,669
Deficit effect		—	—	—	156,618
Deferred income tax recognized directly to equity
Other comprehensive income		(26,032)	116,348	104,528	2,947
Retained earnings		(103,183)	(103,441)	(2,047)	(6,640)

Income tax expense	~~W~~	348,559	358,481	351,858	610,819

(*)	Includes changes such as those that arise from final tax returns.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

36. Income Tax Expense, Continued

(2)	Profit before income taxes and income tax expense for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024		2023
Profit before income taxes	~~W~~	2,032,297	3,425,412
Income taxes calculated using enacted tax rates		536,526	904,309
Adjustments:
Non-deductible losses and tax-free gains		(49,178)	(35,813)
Non-recognition effect of deferred income taxes and others		(79,243)	(293,874)
Net adjustments for prior years		(68,943)	21,913
Others		19,319	14,284

		(178,045)	(293,490)

Income tax expense	~~W~~	358,481	610,819

Effective tax rate (%)		17.64	17.83

(3)	Changes in income tax expense recognized directly to equity for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024
	June 30, 2024			January 1, 2024		Changes in tax effect
	Amounts before tax		Tax effect	Amounts before tax	Tax effect
Net gain on securities measured at FVOCI	~~W~~	1,678,355	(602,019)	1,927,765	(691,480)	89,461
Exchange differences on translation of foreign operations		287,174	—	152,225	—	—
Net gain on valuation of cash flow hedge		1,860	(667)	2,969	(1,065)	398
Net loss on hedges of net investments in foreign operations		(154,123)	55,284	(86,315)	30,961	24,323
Remeasurements of defined benefit liabilities		88,732	(31,826)	88,732	(31,826)	—
Fair value changes on financial liabilities designated at fair value due to credit risk		66,936	(24,012)	72,975	(26,178)	2,166

	~~W~~	1,968,934	(603,240)	2,158,351	(719,588)	116,348

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

36. Income Tax Expense, Continued

Income tax benefit recognized direct to retained earnings amounting to ~~W~~103,441 million is the tax effect of realized income amounting to ~~W~~391,821 million from disposal of equity securities measured at FVOCI.

	2023
	June 30, 2023			January 1, 2023		Changes in tax effect
	Amounts before tax		Tax effect	Amounts before tax	Tax effect
Net gain on securities measured at FVOCI	~~W~~	2,605,390	(934,542)	2,557,521	(922,099)	(12,443)
Exchange differences on translation of foreign operations		184,687	—	132,126	—	—
Net gain on valuation of cash flow hedge		4,794	(1,720)	5,322	(1,919)	199
Net loss on hedges of net investments in foreign operations		(102,214)	36,664	(71,202)	25,672	10,992
Remeasurements of defined benefit liabilities		105,013	(37,665)	104,870	(37,808)	143
Fair value changes on financial liabilities designated at fair value due to credit risk		79,856	(28,646)	90,696	(32,702)	4,056

	~~W~~	2,877,526	(965,909)	2,819,333	(968,856)	2,947

Income tax benefit recognized direct to retained earnings amounting to ~~W~~6,640 million is the tax effect of realized income amounting to ~~W~~25,153 million from disposal of equity securities measured at FVOCI.

37. Earnings per Share

(1) Basic earnings per share

The Bank’s basic earnings per share for the three-month and six-month periods ended June 30, 2024 and 2023 are computed as follows:

(i) Basic earnings per share

	2024			2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Profit attributable to ordinary shareholders of the Bank (A) (in won)	~~W~~	1,080,681,694,796	1,673,815,643,907	1,723,074,760,031	2,814,593,464,464
Weighted-average number of ordinary shares outstanding (B)		5,203,672,208	5,001,085,394	4,726,806,273	4,679,306,243

Basic earnings per share (A/B) (in won)	~~W~~	208	335	365	601

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

37. Earnings per Share, Continued

(ii) Weighted-average number of ordinary shares outstanding

	2024
	Number of ordinary shares	Days	Cumulative shares
Three-month period ended:
Number of ordinary shares outstanding (A)	4,785,311,768	91	435,463,370,888
Increased paid-in capital (B)	400,000,000	91	36,400,000,000
Increased paid-in capital (C)	16,800,000	62	1,041,600,000
Increased paid-in capital (D)	24,200,000	26	629,200,000

Cumulative shares (E = A+B+C+D)			473,534,170,888

Weighted-average number of ordinary shares outstanding (E/91)			5,203,672,208

Six-month period ended:
Number of ordinary shares outstanding (A)	4,785,311,768	182	870,926,741,776
Increased paid-in capital (B)	400,000,000	94	37,600,000,000
Increased paid-in capital (C)	16,800,000	62	1,041,600,000
Increased paid-in capital (D)	24,200,000	26	629,200,000

Cumulative shares (E = A+B+C+D)			910,197,541,776

Weighted-average number of ordinary shares outstanding (E/182)			5,001,085,394

	2023
	Number of ordinary shares	Days	Cumulative shares
Three-month period ended:
Number of ordinary shares outstanding (A)	4,630,311,768	91	421,358,370,888
Increased paid-in capital (B)	87,000,000	91	7,917,000,000
Increased paid-in capital (C)	24,000,000	36	864,000,000

Cumulative shares (D = A+B+C)			430,139,370,888

Weighted-average number of ordinary shares outstanding (D/91)			4,726,806,273

Six-month period ended:
Number of ordinary shares outstanding (A)	4,630,311,768	181	838,086,430,008
Increased paid-in capital (B)	87,000,000	92	8,004,000,000
Increased paid-in capital (C)	24,000,000	36	864,000,000

Cumulative shares (D = A+B+C)			846,954,430,008

Weighted-average number of ordinary shares outstanding (D/181)			4,679,306,243

(2) Diluted earnings per share

Diluted and basic earnings per share for the three-month and six-month periods ended June 30, 2024 and 2023 are equal because there is no potential dilutive instrument.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

38. Pledged Assets

Assets pledged by the Bank as collateral as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024			December 31, 2023
	Pledged assets		Related liabilities	Pledged assets	Related liabilities
Securities measured at FVOCI (*)	~~W~~	1,699,160	397,093	3,264,199	448,961
Securities measured at amortized cost (*)		3,817,264		15,413,180

	~~W~~	5,516,424	397,093	18,677,379	448,961

(*)	Pledged as collateral related to bonds sold under repurchase agreements and borrowings.

39. Guarantees and Commitments

Guarantees and commitments as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Confirmed acceptances and guarantees:
Acceptances in foreign currency	~~W~~	203,509	179,849
Guarantees for bond issuance		2,378,815	2,347,527
Guarantees for loans		523,134	537,699
Letter of guarantee		85,950	35,858
Guarantees for on-lending debt		1,475	2,821
Others		8,458,374	7,700,977

		11,651,257	10,804,731
Unconfirmed acceptances and guarantees:
Letter of credit		2,126,039	2,219,357
Others		5,404,984	5,340,302

		7,531,023	7,559,659
Commitments:
Commitments on loans		59,293,549	54,816,638
Others		2,048,379	2,046,383

		61,341,928	56,863,021

	~~W~~	80,524,208	75,227,411

40. Trust Accounts

(1)	Trust accounts as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Accrued trust fee	~~W~~	18,039	16,123
Borrowings from trust accounts		1,437,758	881,342
Accrued expense		3,979	2,257

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

40. Trust Accounts, Continued

(2)	Transactions with trust accounts for the three-month and six-month periods ended June 30, 2024 and 2023 are as follows:

	June 30, 2024			June 30, 2023
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Trust management fee	~~W~~	9,005	18,539	8,795	17,725
Interest expenses of borrowings from trust accounts		(15,858)	(28,710)	(16,713)	(24,464)

(3)	The carrying amounts of principals guaranteed trust and principals and interest guaranteed trust as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Principals guaranteed trust	~~W~~	214,138	219,950
Principals and interest guaranteed trust		213,672	219,081

	~~W~~	427,810	439,031

Principal of money and property trust	~~W~~	387,406	400,818
Accrued trust profit		40,404	38,213

41. Related Party Transactions

(1)	The Bank’s related parties as of June 30, 2024 are as follows:

Classification	Corporate name
Subsidiaries	KDB Capital Corporation, KDB Infrastructure Investment Asset Management Co., Ltd., KDB Asia Ltd., KDB Ireland Ltd., KDB Bank Europe Ltd., Banco KDB Do Brazil S.A., KDB Bank Uzbekistan, PT KDB Tifa Finance Tbk and 6 others, KDB Investment PEF No. 2, KDB Consus Value PEF, KDB Small Medium Mezzanine PEF and 7 others, Principals guaranteed trust accounts of KDB, Principals and interests guaranteed interest trust accounts of KDB, KDB ESG 1ST INC. and 14 others, KIAMCO Road Investment Private Fund Special Asset Trust 2 and 17 others
Associates	Korea Electric Power Co., Ltd., Korea Tourism Organization, Korea Real Estate Board, GM Korea Company, HMM Co., Ltd., Hanjin KAL, Korea Air Lines Co., Ltd., Hanwha Ocean Co., Ltd., Korea Ocean Business Corporation and 15 others, Keistone Value Investment 2nd PEF and 101 others, Hana K-NewDeal Unicorn Fund and 121 others
Others	Key management personnel

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

41. Related Party Transactions, Continued

(2)	Significant balances with related parties as of June 30, 2024 and December 31, 2023 are as follows:

	Account	June 30, 2024		December 31, 2023
Subsidiaries:
KDB Capital Corporation	Loans	~~W~~	432	876
	Allowance for loan losses		—	(1)
	Derivative financial assets		4,628	1,331
	Other assets		—	1
	Deposits		26	39
	Derivative financial liabilities		—	791
	Other liabilities		36,573	37,212
KDB Infrastructure Investment Asset Management Co., Ltd.	Deposits		24,062	14,847
	Other liabilities		440	118
KDB Ireland Ltd.	Loans		946,760	853,433
	Allowance for loan losses		(461)	(416)
	Derivative financial assets		24	2,461
	Other assets		8,397	7,873
	Derivative financial liabilities		18,730	15,377
KDB Bank Europe Ltd.	Cash and due from banks		623,824	578,908
	Loans		74,354	84,224
	Allowance for loan losses		(36)	(41)
	Other assets		4,345	4,726
	Derivative financial liabilities		315	313
Banco KDB Do Brazil S.A.	Cash and due from banks		131,002	104,441
	Loans		312,570	321,061
	Allowance for loan losses		(152)	(156)
	Other assets		5,517	8,415
	Allowance of other assets		(2)	(4)
PT KDB Tifa Finance Tbk	Loans		27,784	25,788
	Allowance for loan losses		(14)	(13)
	Other assets		143	134
KDB Silicon Valley LLC	Deposits		87,520	91,547
	Other liabilities		318	185
KDB Asia Ltd.	Cash and due from banks		1,333,915	1,291,474
	Loans		208,380	128,940
	Allowance for loan losses		(101)	(63)
	Derivative financial assets		140	98
	Other assets		10,453	10,313
	Allowance of other assets		(1)	(1)
	Deposits		2	2
	Derivative financial liabilities		5,288	5,002
KDB Bank Uzbekistan	Cash and due from banks		138,920	128,940
	Other assets		412	429

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

41. Related Party Transactions, Continued

	Account	June 30, 2024		December 31, 2023
KDB Consus Value PEF	Securities	~~W~~	278,736	274,423
	Allowance of securities		(23)	(23)
	Derivative financial assets		37,942	2,899
	Other assets		24,620	25,516
	Deposits		52	69
	Derivative financial liabilities		21	6,234
	Other liabilities		45,291	47,386
Corporate Liquidity Assistance Agency Co., Ltd.	Loans		440,000	440,000
	Allowance for loan losses		(238)	(238)
	Other assets		74,821	64,756
	Allowance of other assets		(40)	(35)
	Deposits		1,102,637	107,763
	Other liabilities		1,107	137
	Other provisions		224	224
Others	Loans		438,893	431,960
	Allowance for loan losses		(66,213)	(62,201)
	Derivative financial assets		1,978	7,722
	Other assets		2,665	3,019
	Allowance of other assets		(11)	(9)
	Deposits		92,752	128,073
	Borrowings		132,893	80,076
	Derivative financial liabilities		105	314
	Other liabilities		2,382	2,359
	Other provisions		5,662	17,929
Associates:
Korea Electric Power Co., Ltd.	Securities		200,494	168,701
	Loans		231,828	328,097
	Allowances for loan losses		(794)	(1,082)
	Derivative financial assets		30,568	84,826
	Other assets		4,823	5,783
	Deposits		325,439	371,020
	Borrowings		1,692	1,801
	Derivative financial liabilities		380,398	160,304
	Other liabilities		50,692	46,449
	Other provisions		173	85
HMM Co., Ltd.	Securities		2,705,944	3,286,533
	Loans		125,772	123,682
	Allowances for loan losses		(787)	(775)
	Other assets		5,863	4,280
	Deposits		101,000	258,880
	Other liabilities		18,555	17,292

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

41. Related Party Transactions, Continued

	Account	June 30, 2024		December 31, 2023
HANJIN KAL	Loans	~~W~~	437,145	447,774
	Allowances for loan losses		(2,543)	(3,142)
	Other assets		1,044	526
	Deposits		2,000	2,000
	Other liabilities		348	333
Korean Air Lines Co., Ltd.	Securities		64,761	64,154
	Loans		1,409,697	1,482,916
	Allowances for loan losses		(4,555)	(4,831)
	Derivative financial assets		13,890	8,790
	Other assets		10,640	13,743
	Deposits		1,759,050	1,605,661
	Derivative financial liabilities		178,840	47,542
	Other liabilities		33,856	81,256
	Other provisions		254	561
Korea Ocean Business Corporation	Securities		58,663	55,020
	Other assets		456	401
	Deposits		—	25,000
	Other liabilities		173	713
Hanwha Ocean Co., Ltd. (*)	Securities		64	64
	Loans		2,528,684	1,468,780
	Allowances for loan losses		(78,152)	(146,570)
	Derivative financial assets		475,194	328,988
	Other assets		9,912	8,443
	Deposits		389,957	156,336
	Other liabilities		14,316	11,968
	Other provisions		132,936	417,443
Associates:
Others	Securities		16,894	26,345
	Loans		432,729	218,912
	Allowances for loan losses		(11,443)	(546)
	Derivative financial assets		4,343	19
	Other assets		8,049	8,068
	Deposits		439,605	397,953
	Derivative financial liabilities		—	2,671
	Other liabilities		3,157	1,174
	Other provisions		69,269	46

(*)	For the six-month period ended June 30, 2023, Hanwha Ocean Co., Ltd. was reclassified as an associate due to the loss of control.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

41. Related Party Transactions, Continued

(3)	Significant profit or loss with related parties for the six-month periods ended June 30, 2024 and 2023 are as follows:

	Account	2024		2023
Subsidiaries:
KDB Capital Corporation	Interest income	~~W~~	5	13
	Dividend income		31,435	21,060
	Fees and commission income, other income		5,149	1,049
	Interest expenses		(625)	(711)
	Other operating expenses		—	(425)
KDB Infrastructure Investments Asset Management Co., Ltd.	Dividend income		13,886	13,634
	Interest expenses		(425)	(119)
KDB Ireland Ltd.	Interest income		25,963	19,081
	Fees and commission income, other income		3,605	2,199
	Interest expenses		(14)	(29)
	Provision for loan losses		(12)	(130)
	Other operating expenses		(15,114)	(7,904)
KDB Bank Europe Ltd.	Interest income		17,109	9,328
	Reversal of allowance for loan losses		7	—
	Fees and commission income, other income		20	652
	Provision for loan losses		—	(6)
	Other operating expenses		(113)	(1,562)
Banco KDB Do Brazil S.A.	Interest income		11,689	9,056
	Reversal of allowance for loan losses		20	—
	Provision for loan losses		—	(83)
	Other operating expenses		(2)	(3)
KDB Indonesia Ltd.	Interest income		819	699
	Provision for loan losses		—	(4)
KDB Silicon Valley LLC	Interest expenses		(2,373)	(2,563)
KDB Asia Ltd.	Interest income		42,066	40,771
	Reversal of allowance for loan losses		—	27
	Fees and commission income, other income		563	1,415
	Interest expenses		(196)	(229)
	Provision for loan losses		(33)	—
	Other operating expenses		(101)	(3,059)
KDB Bank Uzbekistan	Interest income		4,239	—

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

41. Related Party Transactions, Continued

	Account	2024		2023
KDB Consus Value PEF	Interest income	~~W~~	10,103	2,182
	Fees and commission income, other income		50,872	13,130
	Interest expenses		(13)	(8)
	Other operating expenses		(204)	(2,849)
Hanwha Ocean Co., Ltd. (*)	Interest income		—	30,416
	Reversal of allowance for loan losses		—	332,986
	Fees and commission income, other income		—	306,575
	Interest expenses		—	(1,160)
	Other operating expenses		—	(499,906)
Corporate Liquidity Assistance Agency Co., Ltd.	Interest income		10,065	10,023
	Interest expenses		(7,128)	(1,478)
	Provision for loan losses		—	(76)
	Other operating expenses		(5)	(86)
Others	Interest income		9,879	13,647
	Dividend income		67,907	25,259
	Reversal of allowance for loan losses		719	4,629
	Fees and commission income, other income		26,218	9,023
	Interest expenses		(2,063)	(2,296)
	Provision for loan losses		—	(1,723)
	Other operating expenses		(6,084)	(5,981)
Associates:
Korea Electric Power Co., Ltd.	Interest income		12,662	11,446
	Reversal of allowance for loan losses		288	—
	Fees and commission income, other income		48,780	70,253
	Interest expenses		(7,169)	(4,294)
	Provision for loan losses		—	(1,307)
	Other operating expenses		(352,959)	(188,779)
HMM Co., Ltd.	Interest income		13,089	21,051
	Dividend income		140,840	121,439
	Fees and commission income, other income		2,098	1,320
	Interest expenses		(4,274)	(31,913)
	Provision for loan losses		(12)	(914)
	Other operating expenses		(11,723)	(82,543)
HANJIN KAL	Interest income		5,823	3,347
	Dividend income		2,119	1,201
	Reversal of allowance for loan losses		600	—

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

41. Related Party Transactions, Continued

	Account	2024		2023
	Fees and commission income, other income		15	—
	Interest expenses		(37)	(780)
	Other operating expenses		(10,629)	(7,769)
Korea Air Lines Co., Ltd.	Interest income	~~W~~	37,394	31,386
	Dividend income		9,180	9,180
	Reversal of allowance for loan losses		276	—
	Fees and commission income, other income		49,145	39,499
	Interest expenses		(36,486)	(30,663)
	Provision for loan losses		—	(3,381)
	Other operating expenses		(214,246)	(68,919)
Korea Ocean Business Corporation	Interest income		1,763	395
	Fees and commission income, other income		502	—
	Interest expenses		(222)	(76)
	Other operating expenses		(1,190)	(1,753)
Hanwha Ocean Co., Ltd. (*)	Interest income		46,453	67,155
	Reversal of allowance for loan losses		68,417	—
	Fees and commission income, other income		701,601	426,846
	Interest expenses		(7,609)	(3,299)
	Provision for loan losses		—	(166,087)
	Other operating expenses		(52,133)	(566,392)
Others	Interest income		9,717	12,719
	Dividend income		193,799	73,913
	Reversal of allowance for loan losses		116,063	—
	Fees and commission income, other income		11,372	787
	Interest expenses		(4,792)	(4,261)
	Provision for loan losses		(10,940)	(594)
	Other operating expenses		(76,538)	(307)

(*)	For the six-month period ended June 30, 2023, Hanwha Ocean Co., Ltd. was reclassified as an associate due to the loss of control.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

41. Related Party Transactions, Continued

(4)	Details of guarantees and commitments to the related parties as of June 30, 2024 and December 31, 2023 are as follows:

	Account	June 30, 2024		December 31, 2023
Subsidiaries:
KDB Capital Corporation	Commitments	~~W~~	500,000	500,000
KDB Consus Value PEF	Confirmed acceptances and guarantees		132,840	132,840
Corporate Liquidity Assistance Agency Co., Ltd.	Commitments		560,000	560,000
Others	Unconfirmed acceptances and guarantees		6,255	885
	Commitments		989,599	1,059,271
Associates:
Korean Air Lines Co., Ltd.	Confirmed acceptances and guarantees		182,302	172,957
	Commitments		30,000	30,000
Hanwha Ocean Co., Ltd. (*)	Confirmed acceptances and guarantees		3,714,288	3,529,955
	Unconfirmed acceptances and guarantees		2,422,203	2,150,165
	Commitments		878,495	1,836,929
Others	Commitments		500,418	377,891

		~~W~~	9,916,400	10,350,893

(*)	For the six-month period ended June 30, 2023, Hanwha Ocean Co., Ltd. was reclassified as an associate due to the loss of control.

(5)	Details of compensation to key management personnel for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024		2023
Short-term employee benefits	~~W~~	182	295

(6)	The Bank are not pledged any assets as collaterals to the related parties and from the related parties as of June 30, 2024 and December 31, 2023.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

42. Statements of Cash Flows

(1)	Cash and cash equivalents in the separate statements of cash flows as of June 30, 2024 and 2023 are as follows:

	June 30, 2024		June 30, 2023
Cash and due from banks:
Cash and foreign currencies	~~W~~	71,123	65,574
Due from banks in Korean won		3,658,006	7,301,476
Due from banks in foreign currencies		8,951,566	7,996,120

		12,680,695	15,363,170
Less: Restricted due from banks, others		(3,126,296)	(4,818,547)
Add: Financial instruments reaching maturity within three months from date of acquisition
Securities measured at FVTPL
Government bonds		10,006	—
Loans measured at amortized cost:
Call-loans		3,260,267	2,324,507
Inter-bank loans		1,379,689	1,271,857

		4,639,956	3,596,364

		4,649,962	3,596,364

	~~W~~	14,204,361	14,140,987

(2)	Significant transactions not involving cash flows for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024		2023
Decrease in loans due to write-offs	~~W~~	363	47,615
Increase in securities measured at FVOCI due to debt-to-equity swap		37,301	1
Increase in investments in subsidiaries and associates due to debt-to-equity swap		54,719	—
Increase (decrease) in accumulated other comprehensive income due to securities valuation		(338,871)	60,312
Deferred income tax effect due to securities valuation		89,461	(12,443)
Reclassification from investments in subsidiaries and associates to securities measured at FVPL		—	4,800
Reclassification from investments in subsidiaries and associates to securities measured at FVOCI		544,800	—
Transfer from property and equipment to investment property		10,781	4,344
Recognition of right-of-use assets and lease liabilities		15,638	37,458
In-kind equity		1,999,780	432,137

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

43. Transfers of Financial Instruments

Details of financial assets and liabilities related to repurchase agreements and loaned securities that do not qualify for derecognition as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024			December 31, 2023
Characteristics of transactions	Carrying amounts for transferred assets		Carrying amounts for related liabilities	Carrying amounts for transferred assets	Carrying amounts for related liabilities
Repurchase agreements	~~W~~	770,000	7,018	1,447,767	30,095
Loaned securities		60,139	—	39,341	—

	~~W~~	830,139	7,018	1,487,108	30,095

44. Fair Value of Financial Assets and Liabilities

The Bank classifies and discloses fair value of the financial instruments into the following three-level hierarchy:

•	Level 1: Financial instruments measured at quoted prices from active markets are classified as level 1.

•	Level 2: Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as level 2.

•	Level 3: Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as level 3.

(1) Fair value hierarchy of financial instruments measured at fair value

(i)	The fair value hierarchy of financial instruments measured at fair value as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Level 1		Level 2	Level 3	Total
Financial assets:
Securities measured at FVTPL	~~W~~	2,229,092	3,464,589	13,305,192	18,998,873
Securities measured at FVOCI		2,164,398	17,639,912	16,185,106	35,989,416
Loans measured at FVTPL		—	—	439,026	439,026
Derivative financial assets		1	9,677,571	271	9,677,843

	~~W~~	4,393,491	30,782,072	29,929,595	65,105,158

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	2,191,508	—	2,191,508
Derivative financial liabilities		18	10,648,685	24,951	10,673,654

	~~W~~	18	12,840,193	24,951	12,865,162

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

	December 31, 2023
	Level 1		Level 2	Level 3	Total
Financial assets:
Securities measured at FVTPL	~~W~~	1,784,605	1,567,893	12,706,058	16,058,556
Securities measured at FVOCI		2,397,136	16,646,131	14,844,797	33,888,064
Loans measured at FVTPL		—	—	488,432	488,432
Derivative financial assets		—	7,383,047	278	7,383,325

	~~W~~	4,181,741	25,597,071	28,039,565	57,818,377

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	1,920,061	—	1,920,061
Derivative financial liabilities		32	7,631,930	22,939	7,654,901

	~~W~~	32	9,551,991	22,939	9,574,962

(ii)	Changes in the fair value of level 3 financial instruments for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024
	Financial assets						Financial liabilities
	Securities measured at FVTPL		Securities measured at FVOCI	Loans measured at FVTPL	Derivative financial assets	Total	Derivative financial liabilities
January 1, 2024	~~W~~	12,706,058	14,844,797	488,432	278	28,039,565	22,939
Profit or loss		249,185	—	(15,671)	(7)	233,507	2,012
Other comprehensive income		—	(413,598)	—	—	(413,598)	—
Acquisition / Issue		694,318	2,120,114	—	—	2,814,432	—
Sale / Settlement		(339,373)	(183,739)	(33,952)	—	(557,064)	—
Transfer out (*)		(4,996)	(182,468)	—	—	(187,464)	—
Others		—	—	217	—	217	—

June 30, 2024	~~W~~	13,305,192	16,185,106	439,026	271	29,929,595	24,951

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

	2023
	Financial assets						Financial liabilities
	Securities measured at FVTPL		Securities measured at FVOCI	Loans measured at FVTPL	Derivative financial assets	Total	Derivative financial liabilities
January 1, 2023	~~W~~	10,610,539	16,224,072	541,811	12,762	27,389,184	40,359
Profit or loss		179,012	—	(11,625)	(1,136)	166,251	(3,655)
Other comprehensive income		—	(148,755)	—	—	(148,755)	—
Acquisition / Issue		1,087,211	702,878	6,737	—	1,796,826	—
Sale / Settlement		(292,130)	(43,066)	(28,036)	—	(363,232)	(5,965)
Transfer out (*)		—	(82,575)	—	—	(82,575)	—

June 30, 2023	~~W~~	11,584,632	16,652,554	508,887	11,626	28,757,699	30,739

(*)	When significant inputs become observable market data, the financial instruments are transferred to (from) other levels.

(iii)	Changes in deferred day one profit or loss for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024		2023
Beginning balance	~~W~~	3,219	3,604
Amortization		(193)	(193)

Ending balance	~~W~~	3,026	3,411

(iv)

Details of valuation technique and inputs used in the fair value measurement categorized within level 2 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2024 and December 31, 2023 are as follows:

	Valuation technique	Input
Securities measured at FVTPL
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Securities measured at FVOCI
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Derivatives financial assets:
Interest rate swaps	Discounted cash flow method, Black-Scholes model, Modified Black model, Formula model	Discount rate, exchange rate, volatility, commodity index, etc.
Currency forwards and swaps
Currency options
Commodities options
Financial liabilities measured at FVTPL:
Debentures	Discounted cash flow method	Discount rate

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

(v)

Details of valuation technique and quantitative information about unobservable inputs used in the fair value measurement categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2024 and December 31, 2023 are as follows:

June 30, 2024
	Valuation technique	Unobservable input	Range (%)
Securities measured at FVTPL
Equity securities	Discounted cash flow method, Relative value approach, Net asset value approach, etc	Discount rate	5.25 ~ 20.40
		Rate of increase in property disposal price	—
		Rate of increase in liquidation value	—
		Volatility	15.44 ~ 53.77
Securities measured at FVOCI
Equity securities	Discounted cash flow method, Relative value approach, Net asset value approach, etc	Growth rate Discount rate Volatility Interest Volatility	— 9.00 ~ 23.39 22.59 ~ 42.69 0.43 ~ 0.68
Loans measured at FVTPL Convertible bonds, etc.	LSMC, Binomial model	Volatility	15.44 ~ 53.77
Derivatives financial assets
Interest rate swaps	Hull-White Two-Factor model	Volatility Correlation coefficient	0.53 ~ 0.90 (70) ~ 100

December 31, 2023
	Valuation technique	Unobservable input	Range (%)
Securities measured at FVTPL
Equity securities	Discounted cash flow method, Relative value approach, Net asset value approach, etc.	Discount rate	7.04 ~ 17.0
		Rate of increase in property disposal price	—
		Rate of increase in liquidation value	—
		Volatility	19.68 ~ 76.22
Securities measured at FVOCI
Equity securities	Discounted cash flow method, Relative value approach, Net asset value approach, etc.	Growth rate Discount rate Volatility Interest rate Volatility	— 9.25 ~ 20.40 16.68 ~ 76.22 0.51 ~ 0.86

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

December 31, 2023
	Valuation technique	Unobservable input	Range (%)
Loans measured at FVTPL
Convertible bonds, etc.	LSMC, Binomial model	Volatility	16.68 ~ 76.22
Derivatives financial assets
Interest rate swaps	Hull-White Two-Factor model	Volatility Correlation coefficient	0.51 ~ 1.06 (70) ~ 100
Stock index options	Discounted cash flow method, Relative value approach, Net asset value approach, Binomial Tree(T-F)	Volatility	19.59 ~ 25.45

(vi)

The sensitivity analysis on changes in unobservable inputs for financial instruments categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2024 and December 31, 2023 is as follows:

	June 30, 2024
	Profit (loss)			Other comprehensive income(loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Securities measured at FVTPL (*1)	~~W~~	75,235	(70,073)	—	—
Securities measured at FVOCI (*1)		—	—	39,688	(35,862)
Loans measured at FVTPL (*2)		4,799	(4,565)	—	—
Derivative financial assets (*2)		328	(312)	—	—

	~~W~~	80,362	(74,950)	39,688	(35,862)

	December 31, 2023
	Profit(loss) for the year			Other comprehensive income(loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Securities measured at FVTPL (*1)	~~W~~	(1,876)	(2,487)	—	—
Securities measured at FVOCI (*1)		—	—	26,489	(23,913)
Loans measured at FVTPL (*2)		6,170	(5,936)	—	—
Derivative financial assets (*2)		264	(247)	—	—

	~~W~~	4,558	(8,670)	26,489	(23,913)

(*1)

Sensitivity amounts of equity securities are calculated by increasing and decreasing the correlations between the discount rates and the growth rates (0~1%) or the rate of increase in liquidation value (-1~1%) which are significant unobservable inputs. Sensitivity amounts for beneficiary certificates are calculated by increasing and decreasing the correlations between the discount rate of rent cash flow (-1~1%) and the rate

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

of increase in property disposal price (-1~1%), only when they consist of real properties. Other than that, it is difficult to measure the sensitivity amounts of beneficiary certificates for practical reasons. Also, for financial instruments categorized within level 3 as of June 30, 2024 and December 31, 2023, ~~W~~23,801,542 million and ~~W~~21,479,411 million, respectively, are excluded from the sensitivity disclosure because it is impossible to calculate the sensitivity due to changes in unobservable variables for practical reasons.

(*2)

Sensitivity amounts of loans measured at FVTPL and derivatives financial instruments are calculated by increasing and decreasing the correlation coefficient and volatility (-10~10%) which are significant unobservable inputs.

(2)	Fair value hierarchy of financial instruments measured at amortized cost

(i)	The Bank’s policies for measuring fair value of financial instruments at amortized costs are as follows:

-

Cash and due from banks: Fair value of cash is considered equivalent to the carrying amount. In the case of due from banks on demand, which do not have a set maturity and can be realized instantly, the carrying amount is a close estimate of the fair value and is assumed so. In the case of other ordinary due from banks, the cash flow discount method is used to estimate the fair value.

-	Securities measured at amortized cost: The fair value of securities measured at amortized cost is computed by widely-accepted appraisal agencies upon request.

-

Loans measured at amortized cost: The fair value of loans measured at amortized cost is the expected future cash flows, reflecting premature redemption ratio, discounted by the market interest rate, adjusted by a spread sheet considering the probability of default. Exceptions to this method include loans with credit line facilities, loans with a maturity of three months or less left and impaired loans, which the Bank assumes the carrying amount as the fair value.

-

Deposits: The fair value of deposits is computed using the discounted cash flow method. However, for deposits, whose cash flows cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

-

Borrowings: The fair value of industrial financial debentures is computed using the discounted cash flow method by the Bank’s Fair Value Evaluation System. However, for borrowings including call money whose contractual maturity is three months or less, the Bank assumes the carrying amount as the fair value.

-	Debentures: The fair value of industrial financial debentures is computed using the discounted cash flow method by the Bank’s Fair Value Evaluation System.

-

Other financial assets and liabilities: The fair value of other financial assets and liabilities is computed using the discounted cash flow method. However, in cases cash flow cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

(ii)	The fair value hierarchy of financial instruments measured at amortized cost as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks (*)	~~W~~	9,554,399	3,126,296	—	12,680,695
Securities measured at amortized cost		4,035,674	4,791,858	—	8,827,532
Loans measured at amortized cost (*)		—	3,301,943	200,816,534	204,118,477
Other financial assets (*)		—	7,447,442	1,955,313	9,402,755

	~~W~~	13,590,073	18,667,539	202,771,847	235,029,459

Financial liabilities:
Deposits (*)	~~W~~	—	1,805,028	67,025,598	68,830,626
Borrowings (*)		—	4,511,767	27,834,763	32,346,530
Debentures		—	160,375,358	—	160,375,358
Other financial liabilities (*)		—	6,759,671	5,418,733	12,178,404

	~~W~~	—	173,451,824	100,279,094	273,730,918

	December 31, 2023
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks (*)	~~W~~	6,195,521	2,464,287	—	8,659,808
Securities measured at amortized cost		3,841,102	4,742,086	—	8,583,188
Loans measured at amortized cost (*)		—	4,547,212	195,510,878	200,058,090
Other financial assets (*)		—	8,432,806	1,701,156	10,133,962

	~~W~~	10,036,623	20,186,391	197,212,034	227,435,048

Financial liabilities:
Deposits (*)	~~W~~	—	1,896,208	64,054,989	65,951,197
Borrowings (*)		—	2,268,046	25,322,073	27,590,119
Debentures		—	157,898,543	—	157,898,543
Other financial liabilities (*)		—	7,027,953	4,772,875	11,800,828

	~~W~~	—	169,090,750	94,149,937	263,240,687

(*)	For financial instruments categorized as level 2, the carrying amount is considered as a reasonable approximation of the fair value and is thus, disclosed by fair value.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

(iii)

Details of valuation technique and inputs used in the fair value measurement categorized within level 2 and level 3 of the fair value hierarchy of financial instruments measured at amortized cost as of June 30, 2024 and December 31, 2023 are as follows:

	Valuation technique	Input
Level 2
Financial assets:
Securities measured at amortized cost	Discounted cash flow method	Discount rate
Financial liabilities:
Debentures	Discounted cash flow method	Discount rate
Level 3
Financial assets:
Loans measured at amortized cost	Discounted cash flow method	Credit spread, Other spread, Prepayment rate
Other financial assets	Discounted cash flow method	Other spread
Financial liabilities:
Deposits	Discounted cash flow method	Other spread
Borrowings	Discounted cash flow method	Other spread
Other financial liabilities	Discounted cash flow method	Other spread

45. Categories of Financial Assets and Liabilities

Categories of financial assets and liabilities as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Cash and cash equivalents		Financial instruments measured at FVTPL	Financial instruments designated at FVTPL	Financial instruments measured at FVOCI	Financial instruments designated at FVOCI	Financial instruments measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	9,554,399	—	—	—	—	3,126,296	—	12,680,695
Securities measured at FVTPL		10,006	18,988,867	—	—	—	—	—	18,998,873
Securities measured at FVOCI		—	—	—	18,822,422	17,166,994	—	—	35,989,416
Securities measured at amortized cost		—	—	—	—	—	8,827,532	—	8,827,532
Loans measured at FVTPL		—	439,026	—	—	—	—	—	439,026
Loans measured at amortized cost		4,639,956	—	—	—	—	199,353,434	—	203,993,390
Derivative financial assets		—	9,447,057	—	—	—	—	230,786	9,677,843
Other financial assets		—	—	—	—	—	9,403,878	—	9,403,878

	~~W~~	14,204,361	28,874,950	—	18,822,422	17,166,994	220,711,140	230,786	300,010,653

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	—	2,191,508	—	—	—	—	2,191,508
Deposits		—	—	—	—	—	68,796,550	—	68,796,550
Borrowings		—	—	—	—	—	32,515,024	—	32,515,024
Debentures		—	—	—	—	—	158,758,239	—	158,758,239
Derivative financial liabilities		—	9,729,787	—	—	—	—	943,867	10,673,654
Other financial liabilities		—	—	—	—	—	12,209,094	—	12,209,094

	~~W~~	—	9,729,787	2,191,508	—	—	272,278,907	943,867	285,144,069

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

45. Categories of Financial Assets and Liabilities, Continued

	December 31, 2023
	Cash and cash equivalents		Financial instruments measured at FVTPL	Financial instruments designated at FVTPL	Financial instruments measured at FVOCI	Financial instruments designated at FVOCI	Financial instruments measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	6,195,521	—	—	—	—	2,464,287	—	8,659,808
Securities measured at FVTPL		162,256	15,896,300	—	—	—	—	—	16,058,556
Securities measured at FVOCI		—	—	—	18,243,848	15,644,216	—	—	33,888,064
Securities measured at amortized cost		—	—	—	—	—	8,583,188	—	8,583,188
Loans measured at FVTPL		—	488,432	—	—	—	—	—	488,432
Loans measured at amortized cost		5,502,800	—	—	—	—	194,478,980	—	199,981,780
Derivative financial assets		—	6,821,024	—	—	—	—	562,301	7,383,325
Other financial assets		—	—	—	—	—	10,136,642	—	10,136,642

	~~W~~	11,860,577	23,205,756	—	18,243,848	15,644,216	215,663,097	562,301	285,179,795

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	—	1,920,061	—	—	—	—	1,920,061
Deposits		—	—	—	—	—	65,897,732	—	65,897,732
Borrowings		—	—	—	—	—	27,745,629	—	27,745,629
Debentures		—	—	—	—	—	156,933,867	—	156,933,867
Derivative financial liabilities		—	6,961,386	—	—	—	—	693,515	7,654,901
Other financial liabilities		—	—	—	—	—	11,823,274	—	11,823,274

	~~W~~	—	6,961,386	1,920,061	—	—	262,400,502	693,515	271,975,464

46. Offsetting of Financial Assets and Liabilities

Details of financial instruments subject to offsetting, enforceable master netting agreements or similar agreements as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral received
Derivative financial assets (*)	~~W~~	9,677,843	—	9,677,843	6,777,037	16,581	2,884,225
Unsettled spot exchange receivables (*)		6,180,247	—	6,180,247	6,172,698	—	7,549
Unsettled domestic exchange receivables		4,349,255	3,082,060	1,267,195	—	—	1,267,195
Security pledged as collateral for repurchase agreements		770,000	—	770,000	7,018	—	762,982
Reverse repurchase agreements		2,856,600	—	2,856,600	2,856,600	—	—
Loaned securities		60,139	—	60,139	60,139	—	—
Receivables from securities transaction		24,291	—	24,291	24,291	—	—

	~~W~~	23,918,375	3,082,060	20,836,315	15,897,783	16,581	4,921,951

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

46. Offsetting of Financial Assets and Liabilities, Continued

	June 30, 2024
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral pledged
Derivative financial liabilities (*)	~~W~~	10,673,654	—	10,673,654	5,836,086	324,161	4,513,407
Unsettled spot exchange payables (*)		6,174,405	—	6,174,405	6,172,698	—	1,707
Unsettled domestic exchange payables		3,667,326	3,082,060	585,266	—	—	585,266
Repurchase agreements		7,018	—	7,018	7,018	—	—
Payables from securities transaction		58,083	—	58,083	58,083	—	—

	~~W~~	20,580,486	3,082,060	17,498,426	12,073,885	324,161	5,100,380

	December 31, 2023
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral received
Derivative financial assets (*)	~~W~~	7,383,325	—	7,383,325	4,953,052	171,466	2,258,807
Unsettled spot exchange receivables (*)		6,494,499	—	6,494,499	6,493,455	—	1,044
Unsettled domestic exchange receivables		5,110,172	3,171,865	1,938,307	—	—	1,938,307
Security pledged as collateral for repurchase agreements		1,447,767	—	1,447,767	30,095	—	1,417,672
Reverse repurchase agreements		2,599,900	—	2,599,900	2,599,900	—	—
Loaned securities		39,341	—	39,341	39,341	—	—
Receivables from securities transaction		39,213	—	39,213	39,213	—	—

	~~W~~	23,114,217	3,171,865	19,942,352	14,155,056	171,466	5,615,830

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

46. Offsetting of Financial Assets and Liabilities, Continued

	December 31, 2023
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral pledged
Derivative financial liabilities (*)	~~W~~	7,654,901	—	7,654,901	4,385,976	207,942	3,060,983
Unsettled spot exchange payables (*)		6,494,121	—	6,494,121	6,493,455	—	666
Unsettled domestic exchange payables		3,705,699	3,171,866	533,833	—	—	533,833
Repurchase agreements		30,095	—	30,095	30,095	—	—
Payables from securities transaction		13,536	—	13,536	13,536	—	—

	~~W~~	17,898,352	3,171,866	14,726,486	10,923,062	207,942	3,595,482

(*)

For the derivatives covered by the ISDA derivative contracts, all contracts are settled and the net amount of derivative contracts is measured and paid based on the liquidation value if the counterparty files for bankruptcy or has any credit issues.

47. Operating Segments

(1)

The Bank has four reportable segments, as described below, which are the Bank’s strategic business units. They are managed separately because each business requires different technology and marketing strategies. The following summary describes general information about each of the Bank’s reportable segments:

Segments	General information
Corporate finance	Provides trade finance and loans to corporate customers
Investment finance	Provides consulting services to corporate such as capital finance, restructuring, etc.
Asset management	Provides asset management services to individual and corporate customers
Others	Any other segment not mentioned above

(2)	Operating income (loss) from external customers and among operating segments for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income from external customers	~~W~~	3,736,233	805,323	19,551	(2,900,494)	1,660,613
Operating income (loss) from intersegment sales		50	5,561	—	(5,611)	—

	~~W~~	3,736,283	810,884	19,551	(2,906,105)	1,660,613

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

47. Operating Segments, Continued

	2023
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income from external customers	~~W~~	1,592,290	811,088	25,484	(41,826)	2,387,036
Operating income (loss) from intersegment sales		—	(6,987)	—	6,987	—

	~~W~~	1,592,290	804,101	25,484	(34,839)	2,387,036

(3)	Details of segment results for the Bank’s reportable segments for the six-month periods ended June 30, 2024 and 2023 are as follows:

	2024
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	852,264	(304,278)	8,808	5,960	562,754
Non-interest income
Income related to securities (*1)		133,190	44,565	—	68,254	246,009
Other non-interest income		2,657,883	1,114,454	15,004	(2,881,992)	905,349

		2,791,073	1,159,019	15,004	(2,813,738)	1,151,358
Provision for loan losses and others (*2)		340,332	(5,861)	—	(117)	334,354
General and administrative expenses		(247,386)	(37,996)	(4,261)	(98,210)	(387,853)

Operating income	~~W~~	3,736,283	810,884	19,551	(2,906,105)	1,660,613

	2023
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	1,062,476	(262,704)	8,360	66,084	874,216
Non-interest income
Income related to securities (*1)		20,504	57,997	—	73,024	151,525
Other non-interest income		214,322	424,832	20,375	(30,811)	628,718

		234,826	482,829	20,375	42,213	780,243
Provision for loan losses and others (*2)		499,132	611,391	—	674	1,111,197
General and administrative expenses		(204,144)	(27,415)	(3,251)	(143,810)	(378,620)

Operating income	~~W~~	1,592,290	804,101	25,484	(34,839)	2,387,036

(*1)	Income related to securities is composed of net gain (loss) on securities measured at FVTPL, securities measured at FVOCI and securities measured at amortized cost.
(*2)	Provision for loan losses and others comprises of provision for loan losses, provision for derivative credit risks, gains (losses) on sales of loans, and increase (reversal) of provision.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

47. Operating Segments, Continued

(4)

Geographical revenue information about the Bank’s operating segments for the six-month periods ended June 30, 2024 and 2023 and the geographical non-current asset information as of June 30, 2024 and December 31, 2023 are as follows:

	Revenues (*1)			Non-current assets (*2)
	2024		2023	June 30, 2024	December 31, 2023
Domestic	~~W~~	33,157,231	24,838,259	32,906,069	27,708,568
Overseas		2,757,221	2,708,772	125,578	123,367

	~~W~~	35,914,452	27,547,031	33,031,647	27,831,935

(*1)

Revenues consist of interest income, fees and commission income, dividend income, income related to securities, foreign currency transaction gain, gain on derivatives, other operating income and provision for loan losses.

(*2)	Non-current assets consist of investments in subsidiaries and associates, property and equipment, investment property and intangible assets.

48. Risk Management

(1) Introduction

(i) Objectives and principles

The Bank’s risk management aims to maintain financial soundness and effectively manage various risks pertinent to the nature of the Bank’s business. The Bank has set up and fulfilled policies to manage risks timely and effectively. Pursuant to the policies, the Bank’s risks shall be

•	managed comprehensively and independently,

•	recognized timely, evaluated exactly and managed effectively,

•	maintained to the extent that the risks balance with profit,

•	diversified appropriately to avoid concentration on specific segments,

•	managed to prevent excessive exposure by the setting up and managing of tolerance limits and guidelines.

(ii) Risk management strategy and process

The Bank’s risk management business is separated into two different stages; the ‘metrification stage,’ in which risks are estimated and monitored, and the ‘integration stage,’ in which information gained during the risk management process is integrated and used in management strategies. Risk management is recognized as a key component of the Bank’s management and seeks to change from its previously adaptive and limited role to more leading and comprehensive role.

Furthermore, the Bank focuses on consistent communication among different departments to establish a progressive consensus on risk management.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

(iii) Risk management governance

Risk Management Committee

The Bank’s Risk Management Committee is the highest decision-making committee on risk management (a subcommittee within the Board of Directors) and is composed of four people, including the President of the committee (an outside director). The Committee performs the function of deciding on major matters related to risk management, such as establishing basic risk management policies, assessing capital adequacy and the management system, and setting exposure limits by country.

The CEO of the Bank and the head of Risk Management Segment

The CEO of the Bank, according to the policies of risk management, performs his or her role to manage and direct risk management in order to sustain efficiency and internal control. The head of the Risk Management Segment is responsible for supervising the overall administration of the Bank’s risk management business and providing risk-related information to members of the board of directors and the Bank’s management.

Risk Management Policy Committee

The Bank’s Risk Management Policy Committee is composed of the leaders of all business segments, and exercises its role to decide important matters relating to the Bank’s portfolio including allocating internal capital limits by segment and setting exposure limits by industry, and to preliminarily review matters for main decision of the Risk Management Committee.

(iv) Performance of risk management committee

The Risk Management Committee performs comprehensive reviews of all the affairs related to risk management and deliberates the decisions of the board of directors. For the year ended June 30, 2024, the key activities of the Risk Management Committee are as follows:

•	Major decision

•	Risk management plan for 2024

•	Contingency funding plan for 2024

•	Setting and managing exposure limits by country for 2024

•	Major reporting

•	Result of ex-post validation of credit rating system and default rates, and verification of risk measurement factors for internal purposes

•	Setting management limit of credit portfolios of 2024

•	Resolution of Credit Committee for the fourth quarter of 2023

•	Allocation of internal capital limits of 2024

•	Adjustment of exposure limits by country

•	Resolution of Credit Committee for the first quarter of 2024

•	Result of integrated crisis analysis for the first half of 2024

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

(v) Improvement of risk management system

For the continuous improvement of risk management, financial soundness and capital adequacy, the Bank performs the following:

•	Continuous improvement of Basel

•	Improvements in the internal capital adequacy assessment system, in line with the guidelines set by the Financial Supervisory Service (FSS) in 2008, to manage capital adequacy more effectively

•	Improvements in the credit assessment system on Low Default Portfolio (LDP)

•	Elaboration of risk measuring criteria including credit risk parameters and measurement logics

•	Development of the application system for timely calculation of LCR and NSFR

•	Rebuilding the Corporate Credit Rating System (approved by Financial Supervisory Services on October 26, 2017)

•	Establishment of the system to calculate Basel Interest Rate Risk in the Banking Book (IRRBB) coming to domestic in September 2018

•	Establishment of the system to comply with the amended regulation relating to risk-weighted assets under Basel III in December 2020

•	Development of system related to Fundamental Review of the Trading Book (FRTB) under Basel III in August 2022

•	Development of system related to operational risk under Basel III in September 2022

•	Expansion of risk management infrastructure

•	Establishment of the RAPM system to reflect risks to the Bank’s business and support decision-making upon management, and application of performance assessment at the branch level since 2010

•	Enforcement of risk management related to irregular compound derivatives and validation of the derivative pricing model developed by the Bank’s Front Office

•	Establishment of IFRS 9 accounting system to calculate a loan loss allowances under IFRS 9 in March 2017 and, since then, run of IFRS 9 accounting system in January 2018

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

(vi) Risk management reporting and measuring system

The Bank endeavours consistently to objectively and rationally measure and manage all significant risks considering the characteristics of operational areas, assets and risks. In relation to reporting and measurement, the Bank has developed application systems as follows:

Application system	Approach	Completion date	Major function
Corporate Credit Rating System	Logit Model	Oct. 2017	Rebuilding the Corporate Credit Rating System
Market Risk Management System	Murex FRTB	Sep. 2022	Calculation of regulatory capital and internal capital under FRTB SA Standards and stress testing analysis
Interest/Liquidity Risk Management System	In-house	May. 2019	Calculation of interest risk, liquidity risk, etc.
Operational Risk Management System	Standardized Approach	Sep. 2022	Calculation of operation risk, RCSA, KRI and management of loss events, etc.
BIS Capital Ratio Calculation/Credit Risk Measurement System	Fermat RaY	Sep. 2006 Dec. 2013	Calculate equity, credit risk-weighted assets and credit risk, etc.
Loan Loss Allowance Calculation System	IFRS IFRS 9	Jan. 2011 Mar. 2017	Incurred loss model Expected loss model

(vii) Response to Basel

The Korean financial authorities have implemented Basel II since January 2008, and the Standardized Approach and the Foundation Internal Ratings-Based Approach for calculating credit risk are applicable.

In conformity with the implementation roadmap of Basel II, the Bank obtained the approval to use the Foundation Internal Ratings-Based Approach on credit risk from the FSS in July 2008 and has applied the approach since late June 2008. The Bank applies the Standardized Approach on market risks and operational risks.

The Bank completed the Basel III standard risk management system in preparation of the adoption of the Basel III regulations announced on December 1, 2013. Starting from 2013 year-end, the BIS capital adequacy ratio has been measured in accordance to the Basel III regulations.

Responding to the requirements of the financial authorities, the Bank recognizes interest rate risk, liquidity risk, credit bias risk and reputation risk besides Pillar I risks (credit risk, market risk and operational risk). The Bank has actively responded to the Pillar 2 regulation, including additional capital requirements based on comprehensive assessment of risk management levels since 2015. In addition, from the end of 2015, the Bank has applied the uniform standards for the public announcement of financial business for Basel compliance.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

The Bank completed revised standards such as capital requirements for banks’ investments in funds in 2017, capital requirements for securitization in 2018, and the Standardised Approach for measuring counterparty credit risk (SA-CCR) in 2019.

To comply with the amended regulation relating to risk-weighted assets under Basel III, the Bank completed the consultation and the development of the relevant systems and the amended regulation has been applied since the calculation of the BIS ratio at the end of 2020.

The Bank has completed IT consulting and system development related to Market Risk Regulation (Fundamental Review of the Trading Book , FRTB) and Operational Risk Regulation under Basel III during the second half of 2022.

(viii) Internal capital adequacy assessment process

Internal capital adequacy assessment process is defined as the process that the Bank aggregates significant risks, calculates its internal capital, compares the internal capital with the available capital and assesses its internal capital adequacy. The internal capital adequacy report including the assessment results at the end of the year is prepared and reported to the Risk Management Policy Committee.

•	Internal capital adequacy assessment

For the internal capital adequacy assessment, the Bank calculates its aggregated internal capital by evaluating all significant risks and available capital considering the quality and components of capital, and then assesses the internal capital adequacy by comparing the aggregated internal capital with the available capital.

In addition, the Bank conducts periodic stress tests more than once every six months to assess potential weakness in crisis situations and uses its results to assess the internal capital adequacy. The Bank assumes the macroeconomic situation as three stages of ‘normal- pessimistic-serious’ and is preparing countermeasures such as checking the adequacy of capital by each stage.

•	Goal setting of internal capital management

The Bank sets up and manages an internal capital limit on an annual basis, through the approval of the Risk Management Committee, to maintain internal capital adequacy by managing internal capital (integrated risks) within the extent of available capital.

The prior year’s internal capital, analysis of domestic and foreign environment changes in the current year, and the direction and size of operations are all reflected in the goal setting of internal capital management to calculate the integrated internal capital scale. Moreover, Bank for International Settlements(BIS) capital adequacy ratio and risk appetite are taken into consideration in the goal setting of internal capital management.

•	Allocation of internal capital

The Bank’s Risk Management Committee approves entire internal capital and the Risk Management Policy Committee allocates the capital to each segment and department, considering the extent of possible risk faced and size of operations. The allocated internal capital is monitored regularly and

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

managed using various management methods. The results of monitoring and managing the allocated internal capital are reported to the Risk Management Committee. In case of any material changes in the Bank’s business plan or risk operation strategy, the Bank adjusts the allocations elastically.

•	Composition of internal capital

Internal capital comprises all the significant risks of the Bank and is composed of quantifiable and non-quantifiable risks. Quantifiable risks are composed of credit risk, market risk, interest rate risk, operational risk and credit concentration risk, foreign currency settlement risk, and are risks measured quantitatively by applying reasonable methodology using objective data. Non-quantifiable risks are composed of strategy risk, reputation risk, residual risk on asset securitization and furthermore. Non-quantifiable risks are those risks that cannot be measured quantitatively because of lack of data or the absence of appropriate measuring methodologies.

(2) Credit Risk

(i) Concept

Credit risk can be defined as potential loss resulting from the refusal to perform obligations or default of counterparties. More generally, it is used to refer to the possibility of loss from engaged bonds that cannot be redeemed properly or from substitute payments.

(ii) Approach to credit risk management

Summary of credit risk management

The Bank regards credit risk as the most significant risk area in its business operations, and accordingly, closely monitors its credit risk exposure. The Bank manages both credit risks at portfolio level and at individual credit level. At portfolio level, the Bank reduces credit concentration and restructures the portfolio in such a way to maximize profitability considering the risk level. To avoid credit concentration on a particular sector, the Bank manages credit limits by client, group, and industry. The Bank also resets exposure management directives for each industry by conducting an industry credit evaluation twice a year.

At the individual credit level, the relationship manager (RM), the credit officer (CO) and the Credit Review Committee manage each borrowers’ credit risk.

Post management and insolvent borrower management

The Bank monitors the borrower’s credit rating from the date of the loan to the date of the final collection of debt consistently and inspects the borrower’s status regularly and frequently to prevent the generation of new bad debts and to stabilize the number of debt recoveries.

In addition, an early warning system is operated to spot borrowers that are highly likely to be insolvent. The early warning system provides financial information, financial transaction information, public information and market information of the borrower, and such information is used by the RM and the CO to monitor and manage changes in the borrower’s credit rating.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

A borrower that is likely to be insolvent is classified as an early warning borrower or a precautionary borrower, depending on the level of insolvency risk. The Bank sets up a specific and applicable stabilization plan for such a borrower considering the borrower’s characteristics. Furthermore, sub-standard borrowers are classified as insolvent borrowers, and are managed intensively by the Bank, which takes legal proceedings, disposals or corporate turnaround measures if necessary.

Classification of asset soundness and provision of allowance for loss

Classification of asset soundness is fulfilled by the analysis and assessment of credit risk. The classification is used to provide an appropriate allowance, prevent further occurrences of insolvent assets and promote the normalization of existing insolvent assets to enhance the stabilization of asset operations.

Based on the Financial Supervisory Regulations of the Republic of Korea, the Bank has established standards and guidelines on the classification of asset soundness, according to the Forward-Looking Criteria, which reflects not only the borrower’s past records of repayment but also their future debt repayment capability.

In conformity with these standards, the Bank classifies the soundness of its assets as “normal”, “precautionary”, “substandard”, “doubtful”, or “estimated loss” and differentiates the coverage ratio by the level of classification.

Details of loans by credit rating as of June 30, 2024 and December 31, 2023 are as follows:

< Corporate >

	June 30, 2024
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	173,804,251	154,790,586	19,013,665	—
BBB2 ~ CCC		31,666,182	10,945,518	19,690,700	1,029,964
Below CC		1,187,306	—	779	1,186,527

	~~W~~	206,657,739	165,736,104	38,705,144	2,216,491

	December 31, 2023
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	173,049,276	154,937,789	18,111,487	—
BBB2 ~ CCC		28,462,327	10,457,743	16,807,917	1,196,667
Below CC		1,412,185	—	—	1,412,185

	~~W~~	202,923,788	165,395,532	34,919,404	2,608,852

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

< Retail >

	June 30, 2024
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Grade 1~ Grade 6	~~W~~	123,284	118,637	4,642	5
Grade 7~ Grade 8		1,593	—	1,593	—
Grade 9~ Grade 10		1,448	—	—	1,448

	~~W~~	126,325	118,637	6,235	1,453

	December 31, 2023
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Grade 1~ Grade 6	~~W~~	140,982	135,315	5,667	—
Grade 7~ Grade 8		1,322	—	1,306	16
Grade 9~ Grade 10		1,230	—	—	1,230

	~~W~~	143,534	135,315	6,973	1,246

Details of payment guarantees (including financial guarantees) and unused commitments by credit rating as of June 30, 2024 and December 31, 2023 are as follows:

< Corporate >

	June 30, 2024
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
AAA ~ BBB1	~~W~~	53,898,628	50,234,267	3,664,361	—
BBB2 ~ CCC		5,356,598	2,697,544	2,616,262	42,792
Below CC		—	—	—	—

	~~W~~	59,255,226	52,931,811	6,280,623	42,792

Payment guarantees (including financial guarantees):
AAA ~ BBB1	~~W~~	8,138,396	7,270,608	867,788	—
BBB2 ~ CCC		10,986,783	5,023,993	5,927,177	35,613
Below CC		57,101	—	—	57,101

	~~W~~	19,182,280	12,294,601	6,794,965	92,714

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

	December 31, 2023
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
AAA ~ BBB1	~~W~~	48,742,342	44,927,503	3,814,839	—
BBB2 ~ CCC		6,034,409	2,350,626	3,622,987	60,796
Below CC		—	—	—	—

	~~W~~	54,776,751	47,278,129	7,437,826	60,796

Payment guarantees (including financial guarantees):
AAA ~ BBB1	~~W~~	7,779,809	6,962,566	817,243	—
BBB2 ~ CCC		10,515,773	4,612,674	5,885,145	17,954
Below CC		68,808	—	86	68,722

	~~W~~	18,364,390	11,575,240	6,702,474	86,676

< Retail >

	June 30, 2024
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
Grade 1~ Grade 6	~~W~~	38,323	38,094	229	—
Grade 7~ Grade 8		—	—	—	—
Grade 9~ Grade 10		—	—	—	—

	~~W~~	38,323	38,094	229	—

	December 31, 2023
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
Grade 1~ Grade 6	~~W~~	39,887	39,310	577	—
Grade 7~ Grade 8		—	—	—	—
Grade 9~ Grade 10		—	—	—	—

	~~W~~	39,887	39,310	577	—

(iii) Measurement methodology of credit risk

Pursuant to Basel III, the Bank selects the measurement methodology of credit risk considering the complexity of measurement, measurement factors, estimating methods and others. Measurement approaches are divided into Standardized Approach and Internal Ratings-Based Approach.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

Standardized Approach (“SA”)

In the case of the Standardized Approach, the risk weights are applied according to the credit rating assessed by External Credit Assessment Institution (“ECAI”). Risk weights in each credit rating are as follows:

Credit rating	Corporate	Country	Bank
AAA ~ AA-	20.0%	0.0%	20.0%
A+ ~ A-	50.0%	20.0%	30.0%
BBB+ ~ BBB-	75.0%	50.0%	50.0%
BB+ ~ BB-	100.0%	100.0%	100.0%
B+ ~ B-	150.0%	100.0%	100.0%
Below B-	150.0%	150.0%	150.0%
Unrated	100.0% (*)	100.0%	Rating based on due diligence

(*)	In case of small and medium-sized business, 85.0% is applied.

The OECD is designated as foreign ECAI and Korea Investrors Service Co., Ltd., NICE Investors Services Co., Ltd. and the Korea Ratings Co., Ltd. are designated as domestic ECAI.

The Bank applies the credit rating based on the corresponding loan and same borrower’s unsecured senior loans. In the case the borrower’s risk weight is higher than the unrated exposure’s risk weight (100%), the higher weight is applied. In the case the borrower has more than one rating, the higher weight of the two lowest weights (Second Best Criteria) is applied.

Internal Ratings-Based Approach (IRB)

To use the Internal Ratings-Based Approach, a bank must be approved by the FSS and should also meet the requirement pre-set by the FSS.

In relation to Basel II that has been adopted domestically as of January 2008, the Bank gained approval from the FSS to use the Foundation Internal Ratings-Based Approach in July 2008. The Bank has calculated credit risk-weighted assets using the approach since late June 2008.

Measurement method of credit risk-weighted asset

The Bank calculates credit risk-weighted assets of corporate exposures and asset securitization exposures using the Foundation Internal Ratings-Based Approach as of June 30, 2024.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

The Standardized Approach is applied to country exposures, public institution exposures and bank exposures permanently and applied to overseas subsidiary and the Bank’s branch pursuant to prior consultation with the FSS.

<Approved measurement method>
Measurement method		Exposure
Standardized Approach	Permanent SA	— Countries, public institutions, banks, equity
	SA	— Overseas subsidiaries and branches, and other assets, retail, residential mortgage, commercial properties
Foundation Internal Ratings-Based Approach		— Corporate, small and medium enterprises, asset securitization (at each credit level)
Application of IRB by phase		— Special lending, non-residence and others

The mitigated effect of credit risks reflects the related policies which consider eligible collateral and guarantees. The Bank calculates the credit risk-weighted assets using the capital adequacy ratio.

Upon the calculation of credit risk-weighted assets for derivatives, the Bank takes into consideration the set-off effects of transactions under legally enforceable rights to set-off to calculate exposures.

Credit rating model

The results of credit rating are presented as grades through an assessment of the debt repayment capacity that the principal and interest of debt securities or loans are redeemed while complying with contractual redemption schedule.

Using the Bank’s internal credit rating model, the Bank classifies debtors’ credit rating into 14 grades (AAA~D). To distinguish the difference between credits in the same grade, the Bank uses 20 stages as auxiliaries to 14 grades.

The Bank’s regular credit rating process is carried out once a year and in the case of the change of debtor’s credit condition, the credit rating is frequently adjusted as necessary to retain the adequacy of credit rating.

The results of credit rating are applied to various areas such as discrimination of loan processes, loan limit, loan interest rate, post loan management standard process, credit risk measurement, and allowance for loan losses assessment.

Credit rating process control structure

According to the Principle of Checks and Balances, the Bank has established the credit rating process control structure by which the credit rating system operates appropriately.

•	Independent assessment of credit rating: The Bank’s business segment (RM) and credit rating assessment segment (Senior Rating Officer) are independently operated.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

•	Independent control of credit rating system: The control of credit rating system including the development of credit rating model is independently implemented by the Bank’s Risk Management Department.

•	Independent verification of credit rating system: Credit rating system is independently verified by Risk Validation Team of the Financial Planning Department.

•	Internal audit of credit rating process: Credit rating process is regularly audited by the Bank’s internal audit department.

•	Role of the Board of Directors and the Bank’s management: Major issues relating to credit process are approved by the Board of Directors and are regularly monitored by the Bank’s top management.

The Bank reviews debt repayability based on a credit analysis when handling loans. Depending on the results, credit loan preservation is executed as necessary using such methods as interest rate preservation due to credit risk.

The Bank evaluates the value of the collateral, performing ability and legal validity of the guarantee at the initial acquisition. The Bank re-evaluates the provided collateral and guarantees regularly for them to be reasonably preserved.

For guarantees, the Bank demands a corresponding written guarantee according to loan handling standards and the guarantor’s credit rating is independently calculated when in conformance with the credit rating endowment method.

The quantification of the extent to which collateral and other credit enhancements mitigate credit risk of impaired financial assets as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Securities measured at FVOCI	~~W~~	74,370	73,063
Loans measured at amortized cost		2,433,839	2,663,591
Other assets		8,163	13,481

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

(iv) Credit exposure

Geographical information of credit exposure as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Korea		Hong Kong	Ireland	Uzbekistan	Brazil	Hungary	UK	USA	Ohers	Total
Due from banks (excluding due from BOK)	~~W~~	189,310	1,377,388	—	138,920	131,002	623,825	703,261	3,950,092	1,811,272	8,925,070
Securities measured at FVOCI:
Bonds (excluding government bonds)		8,676,580	234,311	20,742	—	—	—	533,333	6,224,750	3,971,767	19,661,483
Securities measured at amortized cost
Bonds (excluding government bonds)		3,478,744	—	—	—	—	—	—	166,086	—	3,644,830
Loans		162,773,665	1,957,934	2,210,366	447,000	614,544	445,085	1,696,424	9,616,979	47,292,406	227,054,403
Derivative financial assets		150,724	3,677	—	—	—	—	25,984	296	50,154	230,835
Other assets		3,663,840	—	—	—	—	—	—	—	5,935,316	9,599,156

		178,932,863	3,573,310	2,231,108	585,920	745,546	1,068,910	2,959,002	19,958,203	59,060,915	269,115,777
Guarantees (including financial guarantees)		18,711,998	1,312	—	—	—	1,312	—	52,790	414,868	19,182,280
Commitments		48,435,965	387,320	88,882	—	27,784	69,460	619,057	5,383,420	4,309,445	59,321,333

		67,147,963	388,632	88,882	—	27,784	70,772	619,057	5,436,210	4,724,313	78,503,613

	~~W~~	246,080,826	3,961,942	2,319,990	585,920	773,330	1,139,682	3,578,059	25,394,413	63,785,228	347,619,390

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

	December 31, 2023
	Korea		Hong Kong	Ireland	Uzbekistan	Brazil	Hungary	UK	USA	Ohers	Total
Due from banks (excluding due from BOK)	~~W~~	138,552	1,346,131	—	128,940	104,441	578,910	256,742	2,782,499	1,222,893	6,559,108
Securities measured at FVOCI:
Bonds (excluding government bonds)		10,137,604	227,397	—	—	—	—	354,937	5,573,303	3,305,218	19,598,459
Securities measured at amortized cost:
Bonds (excluding government bonds)		2,653,129	—	—	—	—	—	—	152,683	—	2,805,812
Loans		162,410,485	2,068,402	1,942,429	501,707	826,633	1,038,070	1,541,959	7,283,163	45,660,084	223,272,932
Derivative financial assets		207,334	9,763	—	—	—	—	49,559	813	295,027	562,496
Other assets		3,991,060	—	—	—	—	—	—	—	6,294,514	10,285,574

		179,538,164	3,651,693	1,942,429	630,647	931,074	1,616,980	2,203,197	15,792,461	56,777,736	263,084,381
Guarantees (including financial guarantees)		17,523,463	—	—	—	—	48,997	—	743,963	47,967	18,364,390
Commitments		46,663,341	72,725	114,919	—	25,788	—	313,368	4,155,937	3,470,560	54,816,638

		64,186,804	72,725	114,919	—	25,788	48,997	313,368	4,899,900	3,518,527	73,181,028

	~~W~~	243,724,968	3,724,418	2,057,348	630,647	956,862	1,665,977	2,516,565	20,692,361	60,296,263	336,265,409

Industry information of credit exposure as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	8,248,976	676,094	8,925,070
Securities measured at FVOCI:
Bonds (excluding government bonds)		3,371,147	12,368,556	3,921,780	19,661,483
Securities measured at amortized cost
Bonds (excluding government bonds)		798,124	2,324,420	522,286	3,644,830
Loans		85,892,426	119,161,436	22,000,541	227,054,403
Derivative financial assets		—	230,835	—	230,835
Other assets		316,807	780,566	8,501,783	9,599,156

		90,378,504	143,114,789	35,622,484	269,115,777
Guarantees (including financial guarantees)		16,553,416	2,529,704	99,160	19,182,280
Commitments		26,279,623	29,791,659	3,250,051	59,321,333

		42,833,039	32,321,363	3,349,211	78,503,613

	~~W~~	133,211,543	175,436,152	38,971,695	347,619,390

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

	December 31, 2023
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	5,814,916	744,192	6,559,108
Securities measured at FVOCI:
Bonds (excluding government bonds)		3,403,270	12,644,311	3,550,878	19,598,459
Securities measured at amortized cost:
Bonds (excluding government bonds)		369,654	1,673,363	762,795	2,805,812
Loans		86,309,450	116,687,925	20,275,557	223,272,932
Derivative financial assets		—	562,496	—	562,496
Other assets		308,939	615,661	9,360,974	10,285,574

		90,391,313	137,998,672	34,694,396	263,084,381
Guarantees (including financial guarantees)		16,171,129	2,091,952	101,309	18,364,390
Commitments		26,388,986	26,117,146	2,310,506	54,816,638

		42,560,115	28,209,098	2,411,815	73,181,028

	~~W~~	132,951,428	166,207,770	37,106,211	336,265,409

Credit exposures of debt securities by credit rating as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	27,548,052	27,051,908	496,144	—
BBB2 ~ CCC		110,882	60,882	50,000	—
Below CC		—	—	—	—

	~~W~~	27,658,934	27,112,790	546,144	—

	December 31, 2023
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	26,723,386	26,383,861	339,525	—
BBB2 ~ CCC		112,869	30,000	82,869	—
Below CC		—	—	—	—

	~~W~~	26,836,255	26,413,861	422,394	—

(3) Capital management activities

(i) Capital adequacy

The FSS approved the Bank’s use of the Foundation Internal Ratings-Based Approach in July 2008. The Bank has been using the same approach when calculating credit risk-weighted assets since the end of June 2008.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

The equity capital ratio and equity capital according to the standards of the Bank for International Settlements are calculated for such disclosure. The equity capital ratio and equity capital are calculated on a consolidated basis. In conformity with the Banking Act, which is based on the implementation of Basel III on December 1, 2013, the regulatory capital is divided into the following two categories.

Tier 1 capital

- Common Equity Tier 1

Regulatory capital that represents the most subordinated claim in liquidation of the Bank, takes the first and proportionately greatest share of any losses as they occur, and which principal is never repaid outside of liquidation meets the criteria for classification as common equity, including capital stock, capital surplus, retained earnings and accumulated other comprehensive income as common equity Tier 1.

- Additional Tier 1 capital

Capital stock and capital surplus related to issuance of capital securities that are subordinated, have non-cumulative and conditional dividends or interests, and have no maturity or step-up conditions.

Tier 2 capital (Supplementary Tier 2 capital)

Regulatory capital that fulfills supplementary capital adequacy requirements, and includes subordinated debt with maturities over 5 years and allowance for loan losses in conformity with external regulatory standards and internal standards.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

The BIS capital adequacy ratio and capital in accordance to Basel III standards as of June 30, 2024 and December 31, 2023 are as follows:

BIS capital adequacy ratio

	June 30, 2024		December 31, 2023
Equity capital based on BIS (A):
Tier 1 capital:
Common Equity Tier 1	~~W~~	42,039,774	37,417,288
Additional Tier 1 capital		—	—

		42,039,774	37,417,288
Tier 2 capital		3,601,623	3,854,806

	~~W~~	45,641,397	41,272,094

Risk-weighted assets (B):
Credit risk-weighted assets	~~W~~	304,848,903	285,177,131
Market risk-weighted assets		2,947,235	2,895,790
Operational risk-weighted assets		12,505,432	13,164,005

	~~W~~	320,301,570	301,236,926

BIS capital adequacy ratio (A/B):		14.25%	13.70%
Tier 1 capital ratio:		13.13%	12.42%
Common Equity Tier 1 ratio		13.13%	12.42%
Additional Tier 1 capital ratio		—	—
Tier 2 capital ratio		1.12%	1.28%

Equity capital based on BIS

	June 30, 2024		December 31, 2023
Tier 1 capital (A):
Common Equity Tier 1
Capital stock	~~W~~	26,131,559	23,926,559
Capital surplus, etc.		1,360,227	1,435,780
Retained earnings		11,349,815	9,900,499
Accumulated other comprehensive income		3,289,937	3,148,442
Common stock deductibles		(91,764)	(993,991)

		42,039,774	37,417,288
Tier 2 capital (B):
Allowance for doubtful accounts, etc.		934,366	955,241
Qualified capital securities		2,948,000	3,176,000
Non-qualified capital securities		—	—
Additional stock deductibles		(280,743)	(276,435)

		3,601,623	3,854,806

Equity capital (A+B)	~~W~~	45,641,397	41,272,094

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

(4) Market risk

(i) Concept

Market risk is defined as the possibility of potential loss resulting from fluctuations in interest rates, foreign exchange rates and the price of stocks and commodities. Trading position is exposed to risks, such as interest rate, stock price, and foreign exchange rate, etc. Non-trading position is mostly exposed to interest rates. Accordingly, the Bank classifies market risks into those exposed from trading position or those exposed from non-trading position.

(ii) Market risks of trading positions

Management method on market risks arising from trading positions

In response to the full implementation of Basel III market risk regulations, the Bank has been calculating and managing market risk capital in accordance with the Standardized Approach under Basel III since January 2023. The Standardized Approach under Basel III measures market risk by three components: sensitivity risk, default risk and residual risk. Sensitivity risk measures the market risk by five risk classes, which are general interest rate, credit spread, equity, foreign exchange and commodity. Default risk quantifies losses in the event of a default that exceeds normal market price fluctuations. Lastly, residual risk quantifies risk that cannot be measured by sensitivity risk and default risk. These components are then simply added together to calculate the total required capital.

The Bank sets total limit of market risk based on annual business plan, risk appetite and others and monitors Market Risk limit of each trading department on a daily basis.

Capital Requirements for Market risk

The Bank’s Capital Requirements for Market risk as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
Sensitivity risk:
General interest rate	~~W~~	99,817	112,612
Credit spread		105,582	84,971
Equity		726	815
Foreign exchange (FX)		6,542	8,383
Commodity		558	120

		213,225	206,901
Default risk		4,266	7,696
Residual risk		4,773	3,901

	~~W~~	222,264	218,498

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

(iii) Market risks of non-trading positions

Management method on market risks arising from non-trading positions

The most critical market risk that arises in non-trading position is the interest rate risk. Interest rate risk is defined as the likely loss resulting from the unfavorable fluctuation of interest rate in the Bank’s financial condition and is measured by IRRBB (Interest Rate Risk in Banking Book), ΔEVE (change in Economic Value of Equity) and ΔNII (change in Net Interest Income).

ΔEVE represents fluctuations in the economic value of equity capital that may occur due to changes in interest rates affecting the present values of assets, liabilities and off-balance sheet items. ΔNII represents changes in net interest income that may occur over a certain period of time (e.g. one year) in the future due to changes in interest rates.

The Bank’s Risk Management Committee sets and manages interest rate risk limits on a yearly basis and interest rate risk is monthly measured and monitored.

ΔEVE and ΔNII of the Bank’s non-trading positions as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024		December 31, 2023
ΔEVE	~~W~~	1,405,114	1,920,912
ΔNII		479,416	583,853

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

(iv) Foreign currency risk

Outstanding balances by currency with significant exposure as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	3,696,968	7,996,448	165,011	103,108	23,127	696,033	12,680,695
Securities measured at FVTPL		18,332,571	643,182	—	2,215	—	20,905	18,998,873
Securities measured at FVOCI		23,482,482	11,200,811	445,215	546,946	—	313,962	35,989,416
Securities measured at amortized cost		8,661,446	166,086	—	—	—	—	8,827,532
Loans measured at FVTPL		439,026	—	—	—	—	—	439,026
Loans measured at amortized cost		135,999,639	58,461,477	3,738,864	2,619,762	1,185,611	1,988,037	203,993,390
Derivative financial assets		7,219,030	2,112,906	44,151	15,595	234,386	51,775	9,677,843
Other financial assets		4,737,432	4,298,557	99,454	64,435	11,670	193,260	9,404,808

		202,568,594	84,879,467	4,492,695	3,352,061	1,454,794	3,263,972	300,011,583
Financial liabilities:
Financial liabilities measured at FVTPL		1,927,516	263,992	—	—	—	—	2,191,508
Deposits		51,565,641	16,720,664	20,592	478,202	109	11,342	68,796,550
Borrowings		4,893,210	23,518,453	237,658	2,077,654	—	1,788,049	32,515,024
Debentures		112,352,432	35,371,538	3,242,811	182,879	97,197	7,511,382	158,758,239
Derivative financial liabilities		7,459,567	2,848,110	71,137	4,376	238,797	51,667	10,673,654
Other financial liabilities		7,221,435	4,589,507	115,796	68,067	9,437	204,852	12,209,094

		185,419,801	83,312,264	3,687,994	2,811,178	345,540	9,567,292	285,144,069

Net financial position	~~W~~	17,148,793	1,567,203	804,701	540,883	1,109,254	(6,303,320)	14,867,514

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

	December 31, 2023
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	2,053,194	6,109,070	54,613	88,293	31,063	323,575	8,659,808
Securities measured at FVTPL		15,369,828	667,073	—	2,116	—	19,539	16,058,556
Securities measured at FVOCI		23,180,190	9,601,225	76,216	499,704	—	530,729	33,888,064
Securities measured at amortized cost		8,430,505	152,683	—	—	—	—	8,583,188
Loans measured at FVTPL		488,432	—	—	—	—	—	488,432
Loans measured at amortized cost		136,780,322	54,107,004	4,261,084	2,095,045	1,045,941	1,692,384	199,981,780
Derivative financial assets		5,079,144	1,962,602	62,952	15,177	216,238	47,212	7,383,325
Other financial assets		5,805,262	3,051,990	52,799	34,950	2,293	1,189,348	10,136,642

		197,186,877	75,651,647	4,507,664	2,735,285	1,295,535	3,802,787	285,179,795
Financial liabilities:
Financial liabilities measured at FVTPL		1,659,485	260,576	—	—	—	—	1,920,061
Deposits		51,240,623	14,219,436	33,889	393,757	185	9,842	65,897,732
Borrowings		4,817,839	19,649,421	272,211	1,610,656	1,481	1,394,021	27,745,629
Debentures		114,993,187	31,115,161	3,206,528	153,390	97,197	7,368,404	156,933,867
Derivative financial liabilities		4,894,577	2,431,566	63,937	7,236	212,812	44,773	7,654,901
Other financial liabilities		6,848,988	3,508,339	56,519	35,828	1,627	1,371,973	11,823,274

		184,454,699	71,184,499	3,633,084	2,200,867	313,302	10,189,013	271,975,464

Net financial position	~~W~~	12,732,178	4,467,148	874,580	534,418	982,233	(6,386,226)	13,204,331

(v) Interest rate risk management

The Bank is closely monitoring the outputs prepared by the industrial working groups which is managing the transition to alternative benchmark rates and the markets related the rates. The outputs include the information published by regulatory authorities related to IBORs. The authorities have made it clear that after the end of 2021, they will no longer persuade or force banks to submit IBORs. Responding the transition, the Bank organized a task force led by the head of the risk management division and the task force has established the LIBOR transition plan that consists of work flows such as alternative interest rate determination, application development, customer communication management, risk management, taxation, finance, legal, and accounting system establishment. The important progress of the plan is reported to the management and may also be reported to the board of directors if necessary. The purpose of the task force is to review where exposure to IBOR occurs within the Bank’s business, and to develop and implement the plan to transit to the alternative benchmark rates. As of June 30, 2024, we have finalized the introduction of conversion and replacement rates for the majority of our U.S. dollar-denominated contracts. However, we aim to complete the conversion of certain unconverted contracts with maturities after June 2024 by the first interest rate rebalancing date that occurs.

(5) Liquidity risk management

(i) Concept

Liquidity risk is defined as the possibility of potential loss due to a temporary shortage in funds caused by a maturity mismatch or an unexpected capital outlay. Liquidity risk soars when funding rates rise, assets are sold below a normal price, or a good investment opportunity is missed.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

(ii) Approach to liquidity risk management

The Bank manages its liquidity risks as follows:

Allowable limit for liquidity risk

•	The allowable limit for liquidity risk sets LCR, NSFR and Mid- to long-term foreign currency fund management ratio

•	The management standards with regards to the allowable limit for liquidity risk should be set using separate and stringent set ratios in accordance with the FSS guidelines.

<Measurement Methodology>

•	LCR: (High quality liquid assets / Total net cash outflows over the next 30 calendar days) X 100

•	NSFR: Available Stable Funding / Required Stable Funding X 100

•	Mid- to long-term foreign currency fund management ratio: Foreign currency funding being repaid after 1 year / Foreign currency lending being collected after 1 year X 100

Early warning indicator

To identify prematurely and cope with worsening liquidity risk trends, the Bank has set up 15 indexes such as the “Foreign Exchange Stabilization Bond CDS Premium,” and measures the trend monthly as a means for establishing the allowable liquidity risk limit complementary measures.

Stress-Test analysis and contingency plan

•	The Bank evaluates the effects on the liquidity risk and identifies the inherent flaws. In the case where an unpredictable and significant liquidity crisis occurs, the Bank executes risk situation analysis quarterly based on crisis specific to the Bank, market risk and complex emergency, and reports to the Risk Management Committee for the Bank’s solvency securitization.

•	The Bank established detailed contingency plan to manage the liquidity risks at every risk situations.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

(iii) Analysis on remaining contractual maturity of financial instruments

Remaining contractual maturity risks of non-derivative financial instruments including interest payment as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	9,753,047	448,784	1,740,124	735,012	—	12,676,967
Securities measured at FVTPL		66,616	129,966	3,397,596	193,805	15,200,935	18,988,918
Securities measured at FVOCI		514,743	1,247,833	4,877,685	9,967,150	17,357,097	33,964,508
Securities measured at amortized cost		384,996	847,902	3,231,096	4,342,518	30,000	8,836,512
Loans		18,594,317	19,382,465	70,737,026	74,633,026	19,834,337	203,181,171
Other financial assets		7,447,383	—	—	—	2,068,292	9,515,675

	~~W~~	36,761,102	22,056,950	83,983,527	89,871,511	54,490,661	287,163,751

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	534,019	99,072	780,956	513,470	263,991	2,191,508
Deposits		25,903,173	11,687,422	25,450,769	5,604,792	138,933	68,785,089
Borrowings		6,851,635	8,068,083	10,266,279	6,188,265	873,724	32,247,986
Debentures		6,227,134	12,520,506	48,397,430	84,970,196	7,386,736	159,502,002
Other financial liabilities		8,618,843	2,857,246	—	—	6,009,962	17,486,051

	~~W~~	48,134,804	35,232,329	84,895,434	97,276,723	14,673,346	280,212,636

	December 31, 2023
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	6,496,029	435,423	1,052,742	675,016	—	8,659,210
Securities measured at FVTPL		148,946	183,900	1,240,381	357,045	14,108,295	16,038,567
Securities measured at FVOCI		993,549	818,347	4,937,042	9,576,173	15,126,966	31,452,077
Securities measured at amortized cost		329,935	648,441	3,341,184	4,242,848	30,000	8,592,408
Loans		14,612,469	18,283,041	70,764,523	77,534,031	18,136,771	199,330,835
Other financial assets		8,432,805	—	—	—	1,773,897	10,206,702

	~~W~~	31,013,733	20,369,152	81,335,872	92,385,113	49,175,929	274,279,799

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

	December 31, 2023
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	472,317	156,783	447,317	583,068	260,576	1,920,061
Deposits		27,470,945	11,085,432	20,825,008	6,400,963	128,990	65,911,338
Borrowings		4,644,515	5,118,500	11,503,777	5,421,288	840,401	27,528,481
Debentures		5,640,391	8,903,959	48,962,250	86,164,795	7,795,760	157,467,155
Other financial liabilities		8,439,585	2,664,173	—	—	5,703,816	16,807,574

	~~W~~	46,667,753	27,928,847	81,738,352	98,570,114	14,729,543	269,634,609

Remaining contractual maturity risks of derivative financial instruments as of June 30, 2024 and December 31, 2023 are as follows:

Net settlement of derivative financial instruments

	June 30, 2024
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Interest rate	~~W~~	(47,196)	(85,271)	(103,002)	(257,873)	993,784	500,442
Hedging purpose derivatives:
Interest rate		26,514	252,306	697,265	2,003,114	1,268,405	4,247,604

	~~W~~	(20,682)	167,035	594,263	1,745,241	2,262,189	4,748,046

	December 31, 2023
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Interest rate	~~W~~	(2,033)	(28,349)	(275,111)	(366,676)	826,714	154,545
Stock		(1)	—	—	—	—	(1)
Hedging purpose derivatives:
Interest rate		43,722	144,662	543,394	1,595,618	1,336,540	3,663,936

	~~W~~	41,688	116,313	268,283	1,228,942	2,163,254	3,818,480

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

Gross settlement of derivative financial instruments

	June 30, 2024
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	69,440,039	28,253,853	73,665,441	109,008,273	7,796,267	288,163,873
Outflow		69,355,958	28,171,561	73,388,416	108,247,154	7,853,168	287,016,257
Hedging purpose derivatives:
Currency
Inflow		1,236,319	2,306,006	5,407,671	16,850,836	4,479,428	30,280,260
Outflow		1,240,333	2,289,384	5,725,426	18,088,439	4,313,461	31,657,043

Total inflow	~~W~~	70,676,358	30,559,859	79,073,112	125,859,109	12,275,695	318,444,133

Total outflow	~~W~~	70,596,291	30,460,945	79,113,842	126,335,593	12,166,629	318,673,300

	December 31, 2023
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	45,348,884	27,478,545	57,355,351	87,467,138	5,566,523	223,216,441
Outflow		45,470,176	27,330,617	56,975,759	86,723,581	5,583,057	222,083,190

Hedging purpose derivatives:
Currency
Inflow		1,581,339	714,124	5,614,897	17,506,798	4,659,118	30,076,276
Outflow		1,828,956	1,245,814	5,799,883	17,135,514	4,444,721	30,454,888

Total inflow	~~W~~	46,930,223	28,192,669	62,970,248	104,973,936	10,225,641	253,292,717

Total outflow	~~W~~	47,299,132	28,576,431	62,775,642	103,859,095	10,027,778	252,538,078

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2024 and 2023 (Unaudited), and December 31, 2023

(In millions of won)

48. Risk Management, Continued

Remaining contractual maturity risks of guarantees and commitments as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Guarantees	~~W~~	2,170,687	2,441,719	4,113,629	9,835,573	620,672	19,182,280
Commitments		316,075	221,264	1,526,558	2,316,687	56,961,344	61,341,928

	~~W~~	2,486,762	2,662,983	5,640,187	12,152,260	57,582,016	80,524,208

	December 31, 2023
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Guarantees	~~W~~	1,210,778	2,221,822	5,049,000	9,253,213	629,577	18,364,390
Commitments		282,001	103,672	1,586,296	1,763,658	53,127,394	56,863,021

	~~W~~	1,492,779	2,325,494	6,635,296	11,016,871	53,756,971	75,227,411

THE REPUBLIC OF KOREA

The Economy

Gross Domestic Product

Based on preliminary data, GDP growth in the first half of 2024 was 2.3% at chained 2020 year prices, primarily due to an 8.7% increase in exports of goods and services and a 1.3% increase in aggregate private and general government consumption expenditures, the effects of which were offset in part by a 2.7% increase in imports of goods and services and a 0.7% decrease in gross domestic fixed capital formation, each compared with the corresponding period of 2023.

Principal Sectors of the Economy

Prices, Wages and Employment

Based on preliminary data, the inflation rate was 2.7% and the unemployment rate was 2.9% in the first half of 2024.

The Financial System

Securities Markets

The Korea Composite Stock Price Index was 2,797.82 on June 28, 2024, 2,770.69 on July 31, 2024, 2,674.31 on August 30, 2024, 2,593.27 on September 30, 2024 and 2,569.71 on October 4, 2024.

Monetary Policy

Foreign Exchange

The market average exchange rate between the Won and the U.S. Dollar (in Won per one U.S. Dollar) as announced by the Seoul Money Brokerage Service Ltd. was Won 1,389.2 to US$1.00 on June 28, 2024, Won 1,384.6 to US$1.00 on July 31, 2024, Won 1,335.3 to US$1.00 on August 30, 2024, Won 1,319.6 to US$1.00 on September 30, 2024 and Won 1,320.1 to US$1.00 on October 4, 2024.

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic’s current account surplus in the first half of 2024 increased to US$37.7 billion from the current account surplus of US$1.2 billion in the corresponding period of 2023, primarily due to a change from a deficit to a surplus from the goods account and a decrease in deficit from the services account, the effects of which were offset in part by a decrease in surplus from the income account.

Trade Balance

Based on preliminary data, the Republic recorded a trade surplus of US$23.1 billion in the first half of 2024. Exports increased by 9.0% to US$334.8 billion in the first half of 2024 from US$307.0 billion in the corresponding period of 2023, primarily due to an improvement in the domestic economic conditions of the Republic’s major trading partners. Imports decreased by 6.5% to US$311.7 billion in the first half of 2024 from US$333.3 billion in the corresponding period of 2023, primarily due to a decrease in energy and commodity prices, which also led to decreased unit prices of other major raw materials.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserves was US$415.9 billion as of August 31, 2024.

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the forms of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the United States Securities and Exchange Commission as exhibits to the registration statement no. 333-280021.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

The Notes

We are offering US$1,000,000,000 aggregate principal amount of 4.125% notes due October 16, 2027 (the “Notes”).

Governed by Fiscal Agency Agreement

We will issue the Notes under the fiscal agency agreement, dated as of February 15, 1991, as amended and supplemented from time to time, between us and The Bank of New York (now The Bank of New York Mellon), as fiscal agent (the “Fiscal Agency Agreement”). The fiscal agent will maintain a register for the Notes.

Payment of Principal and Interest

The Notes are initially limited to US$1,000,000,000 aggregate principal amount. The Notes will mature on October 16, 2027 (the “Maturity Date”). The Notes will bear interest at the rate of 4.125% per annum, payable semi-annually in arrear on April 16 and October 16 of each year (each, an “Interest Payment Date”), beginning on April 16, 2025. Interest on the Notes will accrue from October 16, 2024. If any Interest Payment Date or the Maturity Date shall be a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, then such payment will not be made on such date but will be made on the next succeeding day which is not a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and no interest shall be payable in respect of any such delay. We will pay interest to the person who is registered as the owner of a Note at the close of business on the fifteenth day (whether or not a business day) preceding the related Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the Notes in immediately available funds in U.S. dollars.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption

We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

Form and Registration

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of and deposited with the custodian for DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear or Clearstream if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

General

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, in the event that any of the global notes are exchanged for Notes in definitive registered form, we will appoint and maintain a paying agent in Singapore, where the certificates representing the Notes may be presented or surrendered for payment or redemption. In addition, in the event that any of the global notes are exchanged for Notes in definitive registered form, an announcement of such exchange will be made through the SGX-ST by or on behalf of us. Such announcement will include all material information with respect to the delivery of the certificates representing the Notes, including details of the paying agent in Singapore.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have less than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Notices

All notices regarding the Notes will be published by us in London in the Financial Times and in New York in The Wall Street Journal (U.S. Edition). If we cannot, for any reason, publish notice in any of those newspapers, we will choose an appropriate alternate English language newspaper of general circulation, and notice in that newspaper will be considered valid notice. Notice will be considered made on the first date of its publication.

CLEARANCE AND SETTLEMENT

We have obtained the information in this section from sources we believe to be reliable, including DTC, Euroclear and Clearstream. We accept responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of the Notes through DTC, Euroclear and Clearstream

We will issue the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may hold your beneficial interests in the global notes through Euroclear or Clearstream, if you are a DTC participant in such systems, or indirectly through organizations that are DTC participants in such systems. Euroclear and Clearstream will hold their Euroclear/Clearstream participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The DTC participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its DTC participants, or persons holding beneficial interests in the Notes through such DTC participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the Fiscal Agency Agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the Fiscal Agency Agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees and indemnity satisfactory to the fiscal agent for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account, and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on the Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•	borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•	borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

Korean Taxation

For a discussion of certain Korean tax considerations that may be relevant to you if you invest in the Notes, see “Taxation—Korean Taxation” in the accompanying prospectus.

U.S. Federal Income Tax Considerations

For a discussion of U.S. federal income tax considerations that may be relevant to you if you are a beneficial owner of the Notes and are a U.S. holder, see “Taxation—U.S. Federal Income Tax Considerations” in the accompanying prospectus.

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters”) have entered into a Terms Agreement dated October 8, 2024 (the “Terms Agreement”) with respect to the Notes relating to the Underwriting Agreement—Standard Terms (together with the Terms Agreement, the “Underwriting Agreement”) filed as an exhibit to the registration statement. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each of the Underwriters, severally and not jointly, and each of the Underwriters has, severally and not jointly, agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Names of the Underwriters	Principal Amount of the Notes
BNP Paribas	US$200,000,000
J.P. Morgan Securities plc	200,000,000
KDB Asia Limited	200,000,000
Nomura Singapore Limited	200,000,000
UBS AG Hong Kong Branch	200,000,000

Total	US$1,000,000,000

KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons.

Under the terms and conditions of the Underwriting Agreement, if the Underwriters take any series of the Notes, then the Underwriters are obligated to take and pay for all of the Notes of such series.

The Underwriters initially propose to offer the Notes directly to the public at the offering price described on the cover page of this prospectus supplement. After the initial offering of the Notes, the Underwriters may from time to time vary the offering price and other selling terms.

If a jurisdiction requires that the offering be made by a licensed broker or dealer and the Underwriters or any affiliate of the Underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by that Underwriter or its affiliate on our behalf in such jurisdiction.

The Notes are a new class of securities with no established trading market. Application will be made to the SGX-ST for the listing and quotation of the Notes on the SGX-ST. In addition, application will be made to list the Notes on the Luxembourg Stock Exchange and to have the Notes admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. Application will also be made for listing of the Notes to the International Securities Market of the London Stock Exchange. No assurance can be given that such applications will be approved or that such listings will be maintained. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

The amount of our net proceeds from the Notes is US$994,570,000 after deducting underwriting discounts but not estimated expenses. Expenses associated with the Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the Notes.

The Underwriters and certain of their affiliates may have performed certain commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business.

The Underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes but not with a view to distribution. The Underwriters or their respective affiliates may purchase Notes for their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to Notes and/or other securities of us or our subsidiaries or affiliates at the same time as the offer and sale of Notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of Notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of Notes).

Important Notice to CMIs (including private banks)

This notice to CMIs (including private banks) is a summary of certain obligations the SFC Code imposes on CMIs, which require the attention and cooperation of other CMIs (including private banks). Certain CMIs may also be acting as OCs for this offering and are subject to additional requirements under the SFC Code.

Prospective investors who are the directors, employees or major shareholders of the Issuer, a CMI or its group companies would be considered under the SFC Code as having an Association with the Issuer, the CMI or the relevant group company. CMIs should specifically disclose whether their investor clients have any Association when submitting orders for the Notes. In addition, private banks should take all reasonable steps to identify whether their investor clients may have any Associations with the Issuer or any CMI (including its group companies) and inform the Underwriters accordingly.

CMIs are informed that the marketing and investor targeting strategy for this offering includes institutional investors, sovereign wealth funds, pension funds, hedge funds, family offices and high net worth individuals, in each case, subject to the selling restrictions set out elsewhere in this prospectus supplement.

CMIs should ensure that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e., two or more corresponding or identical orders placed via two or more CMIs). CMIs should enquire with their investor clients regarding any orders which appear unusual or irregular. CMIs should disclose the identities of all investors when submitting orders for the Notes (except for omnibus orders where underlying investor information may need to be provided to any OCs when submitting orders). Failure to provide underlying investor information for omnibus orders, where required to do so, may result in that order being rejected. CMIs should not place “X-orders” into the order book.

CMIs should segregate and clearly identify their own proprietary orders (and those of their group companies, including private banks as the case may be) in the order book and book messages.

CMIs (including private banks) should not offer any rebates to prospective investors or pass on any rebates provided by the Issuer. In addition, CMIs (including private banks) should not enter into arrangements which may result in prospective investors paying different prices for the Notes.

The SFC Code requires that a CMI disclose complete and accurate information in a timely manner on the status of the order book and other relevant information it receives to targeted investors for them to make an informed decision. In order to do this, those Underwriters in control of the order book should consider disclosing order book updates to all CMIs.

When placing an order for the Notes, private banks should disclose, at the same time, if such order is placed other than on a “principal” basis (whereby it is deploying its own balance sheet for onward selling to investors). private banks who do not provide such disclosure are hereby deemed to be placing their order on such a “principal” basis. Otherwise, such order may be considered to be an omnibus order pursuant to the SFC Code. private banks should be aware that placing an order on a “principal” basis may require the Underwriters to apply the “proprietary orders” of the SFC Code to such order and will require the Underwriters to apply the “rebates” requirements of the SFC Code (if applicable) to such order.

In relation to omnibus orders, when submitting such orders, CMIs (including private banks) that are subject to the SFC Code should disclose underlying investor information in respect of each order constituting the relevant omnibus order (failure to provide such information may result in that order being rejected). Underlying investor information in relation to omnibus orders should consist of:

•	The name of each underlying investor;

•	A unique identification number for each investor;

•	Whether an underlying investor has any “Associations” (as used in the SFC Code);

•	Whether any underlying investor order is a “Proprietary Order” (as used in the SFC Code);

•	Whether any underlying investor order is a duplicate order.

Underlying investor information in relation to omnibus orders should be sent to: dl.asia.syndicate@asia.bnpparibas.com; Investor.info.hk.bond.deals@jpmorgan.com; kdb_syndicate@kdb.co.kr; ol-ubs-dcm-hk-syndicate@ubs.com.

To the extent information being disclosed by CMIs and investors is personal and/or confidential in nature, CMIs (including private banks) agree and warrant: (A) to take appropriate steps to safeguard the transmission of such information to any OCs; and (B) that they have obtained the necessary consents from the underlying investors to disclose such information to any OCs. By submitting an order and providing such information to any OCs, each CMI (including private banks) further warrants that they and the underlying investors have understood and consented to the collection, disclosure, use and transfer of such information by any OCs and/or any other third parties as may be required by the SFC Code, including to the Issuer, relevant regulators and/or any other third parties as may be required by the SFC Code, for the purpose of complying with the SFC Code, during the bookbuilding process for this offering. CMIs that receive such underlying investor information are reminded that such information should be used only for submitting orders in this offering. The Underwriters may be asked to demonstrate compliance with their obligations under the SFC Code, and may request other CMIs (including private banks) to provide evidence showing compliance with the obligations above (in particular, that the necessary consents have been obtained). In such event, other CMIs (including private banks) are required to provide the Underwriters with such evidence within the timeline requested.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about October 16, 2024, which we expect will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in one business day, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on any day prior to the first business day from the settlement, because the Notes will initially settle in T+5, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

Foreign Selling Restrictions

Each Underwriter has agreed, severally and not jointly, to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea, or to, or for the account or benefit of, any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations, and (ii) any securities dealer to whom the Underwriters may sell the Notes will agree that it will not offer any Notes, directly or indirectly, in Korea, or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any other dealer who does not so represent and agree.

United Kingdom

Each Underwriter has severally represented and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to us, and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

Spain

The proposed offer of Notes has not been registered with the Comisión Nacional del Mercado de Valores (the “CNMV”). Accordingly, each of the Underwriters has represented and agreed that Notes can only be offered in Spain to qualified investors pursuant to and in compliance with the consolidated text of the Securities Market Law approved by Spanish Royal Legislative Decree 4/2015, Spanish Royal Decree 1310/2005, both as amended from time to time, and any regulation issued thereunder.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”). Accordingly, each Underwriter has severally represented and agreed that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Notes in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and other relevant laws and regulations of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•	it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

•	it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Singapore

Each Underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore.

Accordingly, each Underwriter has severally represented and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA; or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Notification under Section 309B(1)(c) of the SFA — We have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 of Australia) in relation to the offering of the Notes has been or will be lodged with or registered by Australian Securities and Investments Commission or the Australian Securities Exchange Limited. Each Underwriter has represented and agreed that it has not:

(a)	made or invited, and will not make or invite, an offer of the Notes for issue or sale in Australia (including an offer or invitation which is received by a person in Australia); and

(b)	distributed or published and will not distribute or publish any draft, preliminary or final form offering memorandum, advertisement or other offering material relating to the Notes in Australia,

unless:

(i)

the minimum aggregate consideration payable by each offeree is at least AUD 500,000 (or its equivalent in an alternate currency) (disregarding money lent by the offeror or its associates) or the offer otherwise does not require disclosure to investors in accordance with Part 6D.2 and Part 7 of the Corporations Act 2001 of Australia; and

(ii)	such action complies with all applicable laws, directives and regulations and does not require any document to be lodged with, or registered by, the Australian Securities and Investments Commission.

Each Underwriter has agreed that it will not sell the Notes in circumstances where employees of the Underwriter aware of, or involved in, the sale know, or have reasonable grounds to suspect, that the Notes, or an interest in or right in respect of the Notes, was being, or would later be, acquired either directly or indirectly by a resident of Australia, or a non-resident who is engaged in carrying on business in Australia at or through a permanent establishment of that non-resident in Australia (the expressions “resident of Australia”, “non-resident” and “permanent establishment” having the meanings given to them by the Australian Tax Act).

Canada

Prospective Canadian investors are advised that the information contained within the prospectus supplement and the accompanying prospectus has not been prepared with regard to matters that may be of particular concern to Canadian investors. Accordingly, prospective Canadian investors should consult with their own legal, financial and tax advisers concerning the information contained within the prospectus supplement and the accompanying prospectus and as to the suitability of an investment in the Notes in their particular circumstances.

Each Underwriter has severally represented and agreed that the Notes may only be offered or sold in the provinces of Alberta, British Columbia, Ontario and Québec or to or for the benefit of a resident of these provinces pursuant to an exemption from the requirement to file a prospectus in such province in which such offer or sale is made, and only by a dealer duly registered under the applicable securities laws of that province or by a dealer that is relying in that province on the “international dealer” exemption provided by section 8.18 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (NI 31-103). Furthermore, the Notes may only be offered or sold to or for the benefit of a resident of any such province provided that such resident is purchasing, or deemed to be purchasing, as principal and is both an “accredited investor” as defined in National Instrument 45-106 Prospectus Exemptions (NI 45-106) or subsection 73.3 (1) of the Securities Act (Ontario) and a “permitted client” as defined in NI 31-103. By purchasing any Notes and accepting delivery of a purchase confirmation a purchaser is representing to the underwriters and the dealer from whom the purchase confirmation is received that it is an “accredited investor” and “permitted client” as defined above. The distribution of the Notes in Canada is being made on a private placement basis only and any resale of the Notes must be made in accordance with applicable Canadian securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with prospectus and registration requirements or exemptions from the prospectus and registration requirements.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Under Canadian securities law, National Instrument 33-105 Underwriting Conflicts (NI 33-105) provides disclosure requirements with respect to potential conflicts of interest between an issuer and underwriters, dealers or placement agents, as the case may be. To the extent any conflict of interest between us and any of the Underwriters (or any other placement agent acting in connection with this offering) may exist in respect of this offering, the applicable parties to this offering are relying on the exemption from these disclosure requirements provided to them by section 3A.3 of NI 33-105 (exemption based on U.S. disclosure).

Upon receipt of this prospectus, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce prospectus, chaque acheteur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Price Stabilization and Short Position

In connection with this offering, any of the Underwriters appointed and acting in its capacity as stabilizing manager (the “Stabilizing Manager”) or any person acting for it, on behalf of the Underwriters, may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions, penalty bids and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. A penalty bid occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriters or the Stabilizing Manager has repurchased Notes sold by or for the account of such Underwriter in stabilizing or short covering transactions. Stabilizing transactions consist of certain bids or purchases of Notes in the open market for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any of these transactions, it may discontinue them at any time, and must discontinue them after a limited period.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Shin & Kim LLC, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Linklaters LLP, Seoul, Korea. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Linklaters LLP may rely as to matters of Korean law upon the opinion of Shin & Kim LLC, and Shin & Kim LLC may rely as to matters of New York law upon the opinions of Cleary Gottlieb Steen & Hamilton LLP.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chief Executive Officer and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—The Korea Development Bank.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended. The address of our registered office is 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea. Our Legal Entity Identifier is 549300ML2LNRZUCS7149.

Our Board of Directors can be reached at the address of our registered office: c/o 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

The issue of the Notes has been authorized by a resolution of our Board of Directors passed on December 14, 2023 and a decision of our Chief Executive Officer dated September 9, 2024. On September 20, 2024, we filed our reports on the proposed issuance of the Notes with the Ministry of Economy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the U.S. Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which are available to the public from the U.S. Securities and Exchange Commission’s website at http://www.sec.gov. This website is maintained by the Securities and Exchange Commission and contains reports and other information regarding issuers that file electronically with the U.S. Securities and Exchange Commission.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

	ISIN	CUSIP	Common Code
Notes	US500630EE49	500630 EE4	291322751

HEAD OFFICE OF THE BANK

14, Eunhaeng-ro

Yeongdeungpo-gu, Seoul 07242

The Republic of Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

The Bank of New York Mellon

London Branch

One Canada Square

London E14 5AL

United Kingdom

LEGAL ADVISORS TO THE BANK

as to Korean law	as to U.S. law

Shin & Kim LLC 23F, D-Tower (D2) 17 Jongno 3-gil, Jongno-gu Seoul 03155 The Republic of Korea	Cleary Gottlieb Steen & Hamilton LLP c/o 19th Floor, Ferrum Tower 19 Eulji-ro 5-gil, Jung-gu Seoul 04539 The Republic of Korea

LEGAL ADVISOR TO THE UNDERWRITERS

as to U.S. law

Linklaters LLP

22nd Floor, Center One Building

26, Eulji-ro 5-gil, Jung-gu

Seoul 04539

The Republic of Korea

AUDITOR OF THE BANK

Nexia Samduk

12F, S&S Building

48 Ujeongguk-ro, Jongno-gu

Seoul 03145

The Republic of Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542